As filed with the Securities and Exchange Commission on February 7, 2007


                                                             File No. 333-132399
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 4

                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         PHL VARIABLE INSURANCE COMPANY
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           CONNECTICUT                         6311                         06-1045829
 -------------------------------   ----------------------------       ----------------------
 (State or other jurisdiction of   (Primary Standard Industrial           (IRS Employer
 incorporation or organization)    Classification Code Number)        Identification Number)

                                ONE AMERICAN ROW
                               HARTFORD, CT 06102
                                 (800) 447-4312
                      -------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               JOHN H. BEERS, ESQ.
                         PHL VARIABLE INSURANCE COMPANY
                                ONE AMERICAN ROW
                             HARTFORD, CT 06102-5056
                                 (860) 403-5050
                      -------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


      February 8, 2007 or as soon as practicable after the registration statement becomes effective.

         (Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                    Proposed maximum        Proposed maximum
        Title of each class of                Amount to be         offering price per      aggregate offering          Amount of
      securities to be registered              registered                 unit                   price              registration fee
------------------------------------------------------------------------------------------------------------------------------------
Interests in modified guaranteed                   *                       *                  $200,000,000             $21,400**
annuity with a market value adjustment
------------------------------------------------------------------------------------------------------------------------------------

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount to be registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in predetermined amounts or units.

** Registration fee paid concurrently with the filing of the Registrant's initial Registration Statement on December 16, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

================================================================================
                    PHOENIX FOUNDATIONS EQUITY INDEX ANNUITY
================================================================================




           ISSUED BY: PHL VARIABLE INSURANCE COMPANY ("PHL VARIABLE") (A WHOLLY OWNED SUBSIDIARY OF PHOENIX LIFE INSURANCE COMPANY)


PROSPECTUS                                                      FEBRUARY 8, 2007


    PHL Variable is offering the Phoenix Foundations Equity Index Annuity, a group and individual single premium deferred equity indexed annuity contract ("contract"). The contract is an "annuity contract" because it will provide a stream of periodic income payments commonly known as an "annuity." It is a "deferred" annuity contract because annuity payments are deferred during the first phase of the contract, called the "accumulation period," during which you may invest in the investment options available under the contract. The "annuity period" of the contract begins when your annuity payments start. It is an "equity indexed" contract because you may invest in available "indexed accounts" that earn index credits linked to the performance of an index based on specified equity-based indexes. (Currently, the S&P 500 Index is the index to which the Indexed Accounts are linked. There is also a Fixed Account currently available under the contract that guarantees a fixed minimum rate of interest on your investment.) This Prospectus provides important information that a prospective investor should know before investing. Please retain this Prospectus for future reference.

    Contracts are available through Phoenix Equity Planning Corporation ("PEPCO"), the principal underwriter for the contracts.

IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT: [envelope]  PHL VARIABLE INSURANCE COMPANY
                                                       Annuity Operations Division
                                                       PO Box 8027
                                                       Boston, MA 02266-8027
                                           [telephone] TEL. 800/541-0171


    Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

    PEPCO is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

    Your investment in the contract is subject to possible loss of principal and earnings, since a surrender charge and market value adjustment may apply to withdrawals or upon surrender of the contract. PHL Variable does not guarantee that the contract will have the same or similar indexed accounts or the Fixed Account for the period you own the contract. We may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account. You should carefully consider whether or not this contract is an appropriate investment for you as compared to other investments that may offer comparable returns with a guarantee of principal and earnings and/or without the imposition of a surrender charge or a market value adjustment. Please see the "Risk Factors" section on page 4.

    It may not be in your best interest to purchase a contract to replace an existing annuity contract or life insurance policy. You must understand the basic features of the proposed contract and your existing coverage before you decide to replace your present coverage. You must also know if the replacement will result in any tax liability. The contract may not be available in all states. An investment in this annuity contract is not

o a bank deposit or obligation; or

o guaranteed by any bank or by the Federal Insurance Deposit Corporation or any other government agency.

                                TABLE OF CONTENTS

Heading                                                                    Page
--------------------------------------------------------------------------------

GLOSSARY...................................................................   3
S&P 500(R) INDEX...........................................................   3
CONTRACT SNAPSHOT .........................................................   4
   Features................................................................   4
   Risk Factors............................................................   4
THE ACCUMULATION PERIOD....................................................   5
   Contract Value..........................................................   5
   Premium.................................................................   5
   Premium Allocation......................................................   6
   Reallocation of Contract Value..........................................   6
CONTRACT FEATURES..........................................................   6
   Death Benefit...........................................................   6
     Before Maturity Date..................................................   6
     After Maturity Date...................................................   7
   Fixed Account and Interest Rates........................................   7
   Indexed Accounts and Index Credit.......................................   7
     Indexed Account A.....................................................   7
     Indexed Account B.....................................................   8
     Indexed Account C.....................................................   8
   Nursing Home Waiver.....................................................  10
   Terminal Illness Waiver.................................................  10
   Withdrawals and Surrenders..............................................  10
CHARGES....................................................................  10
   Market Value Adjustment.................................................  10
   Surrender Charges.......................................................  11
   State and Local Tax.....................................................  11
THE ANNUITY PERIOD.........................................................  12
   Annuity Payments........................................................  12
   Fixed Annuity Payment Options...........................................  12
MISCELLANEOUS PROVISIONS...................................................  13
   Amendments to Contracts.................................................  13
   Assignment..............................................................  13
   Free Look Period........................................................  13
   Misstatements...........................................................  13
   Ownership of the Contract..............................................   14
   Payment Deferral.......................................................   14
   Termination............................................................   14
TAXES.....................................................................   14
   Introduction...........................................................   14
   Company Income Tax Status..............................................   14
   Taxation of Annuities in General--Nonqualified Plans...................   14
   Additional Considerations..............................................   15
   Taxation of Annuities in General--Qualified Plans....................     16
DESCRIPTION OF PHL VARIABLE...............................................   18
   Overview...............................................................   18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS.......................................   19
   Selected Financial Data................................................   19
   Recently Issued Accounting Standards...................................   20
   Accounting Changes.....................................................   20
   Critical Accounting Estimates..........................................   20
   Statutory Capital and Surplus and Risk-Based Capital...................   23
   General Account........................................................   25
   Separate Accounts......................................................   25
   Debt and Equity Securities Held in General Account.....................   25
   Liquidity and Capital Resources........................................   28
   Contractual Obligations and Commercial Commitments.....................   29
   Off-Balance Sheet Arrangements.........................................   30
   Reinsurance............................................................   30
   Management Ownership of The Phoenix Companies, Inc. Stock..............   33
   The Separate Account...................................................   33
LEGAL MATTERS.............................................................   34
DISTRIBUTOR...............................................................   34
EXPERTS   ................................................................   35
ANNUAL STATEMENTS.........................................................   35
APPENDIX A -- DEDUCTIONS FOR STATE AND LOCAL TAXES........................  A-1

GLOSSARY
--------------------------------------------------------------------------------
    The following is a list of terms and their meanings when used throughout this Prospectus. We have bolded and italicized the first occurrence for each term used after this glossary.

ACCOUNT: indexed or fixed account.

ACCOUNT VALUE: the value available in each account for annuitization or surrender before the application of any surrender charge or market value adjustment.

ANNUITANT/JOINT ANNUITANT: the person(s) on whose life the annuity benefit depends. There may be one or more annuitants. One is the primary annuitant and the other is considered the joint annuitant.

BENEFICIARY: the person who receives the death benefits. If there is no surviving beneficiary, the owner will be the beneficiary. If the owner is not living, the estate of the owner will be the beneficiary.

CONTRACT ANNIVERSARY: the same month and date as the contract date in the years following the contract date. If the date does not exist in a month, the last day of the month will be used.

CONTRACT DATE: the date on which the contract is issued.

CONTRACT VALUE: sum of the account value of each of the accounts.

CONTRACT YEAR: the 12-month period beginning on the contract date and each 12-month period thereafter.

FIXED ACCOUNT: interest is credited daily on the account value allocated to this account at rates that are declared annually.

FREE WITHDRAWAL AMOUNT: you may withdraw up to 10% of the contract value in a contract year without a market value adjustment or surrender charge.

INDEX: the measure used to determine the index credit for an indexed account.

INDEX VALUE: the published value of the index, excluding any dividends paid by the companies that comprise the index.

INDEXED ACCOUNT: each indexed account earns an index credit linked to the performance of an index.

MATURITY DATE: the date on which annuity payments begin.

MARKET VALUE ADJUSTMENT: a calculated amount that is applied to amounts withdrawn or surrendered before the end of the surrender charge period. It may be positive or negative.

OWNER (OWNER, OWNERS, YOU, YOUR): usually the person, persons or entity to whom we issue the contract.

PHL VARIABLE (OUR, US, WE, COMPANY): PHL Variable Insurance Company.

SEPARATE ACCOUNT: PHL Variable Separate Account MVA1.

SURRENDER VALUE: the contract value adjusted by any market value adjustment and less any applicable surrender and tax charges.

WRITTEN REQUEST (IN WRITING, WRITTEN NOTICE): is a request signed by you and received in a form satisfactory to us.


S&P 500(R) INDEX
--------------------------------------------------------------------------------

    The contract is not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the contract or any member of the public regarding the advisability of investing in securities generally or in the contract particularly or the ability of the S&P 500(R) Index to track general stock market performance. S&P's only relationship to the company is the licensing of certain trademarks and trade names of S&P and of the S&P 500(R) Index which is determined, composed and calculated by S&P without regard to the company or the contract. S&P has no obligation to take the needs of the company or the owners of the contract into consideration in determining, composing or calculating the S&P 500(R) Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the contract or the timing of the issuance or sale of the contract or in the determination or calculation of the equation by which the contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the contract. S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE CONTRACT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
                                       3

CONTRACT SNAPSHOT
--------------------------------------------------------------------------------
    THE FOLLOWING IS A SNAPSHOT OF THE CONTRACT. PLEASE READ THE REST OF THIS PROSPECTUS FOR MORE INFORMATION.

    THIS PROSPECTUS CONTAINS INFORMATION ABOUT THE MATERIAL RIGHTS AND FEATURES OF THE CONTRACT THAT YOU SHOULD UNDERSTAND BEFORE INVESTING. IN CERTAIN STATES, THIS CONTRACT MAY BE ISSUED THROUGH A GROUP TRUST, IN WHICH CASE YOU WILL RECEIVE A CERTIFICATE IN LIEU OF A CONTRACT. THE USE OF THE TERM "CONTRACT" IN THIS PROSPECTUS REFERS TO EITHER THE CONTRACT OR CERTIFICATE THAT YOU WILL BE ISSUED.

FEATURES

[diamond] Single premium payment.

[diamond] Minimum premium payment of $25,000 for non-qualified and qualified contracts.

[diamond] Maximum premium payment of $1,000,000 without our approval.

[diamond] One FIXED ACCOUNT and three INDEXED ACCOUNTS are available for investing. The fixed account is not available in Alabama, Florida and Nevada.

[diamond] FREE WITHDRAWAL AMOUNT --during the surrender charge period, 10% of
          CONTRACT VALUE each year free of any surrender charge and MARKET VALUE ADJUSTMENTS.

[diamond] Market Value Adjustment--applied to any withdrawal or full surrender before the end of the surrender charge period, excluding the free withdrawal amount.

[diamond] Surrender Charges--applied when you surrender your contract or request a withdrawal before the end of the surrender charge period specified in your surrender charge schedule, excluding the free withdrawal amount. You have the option of a 7-year or 5-year surrender charge schedule, and each has a different schedule of fees that will be levied upon surrender. If you elect the 5-year surrender charge schedule, you may receive a lower interest rate or index credit than under the 7-year surrender charge schedule.

[diamond] State and Local Taxes--taken from the contract value upon premium payments, withdrawals, surrenders or commencement of annuity payments. Please see the "State and Local Tax" section on page 11 for more information.

[diamond] Death Benefit--payable upon owner's death. The Death Benefit equals the contract value at the time of death. Market value adjustments and surrender charges are waived. Federal tax on the increase in the contract value above the premium payments will be payable on the death benefit payment to the beneficiary.

[diamond] You have the right to review and return the contract. If for any reason you are not satisfied, you may return it within ten (10) days (or later, if applicable state law requires) after you receive it and cancel the contract. Please see the "Free Look Period" section on page 13 for more information.

RISK FACTORS
[diamond] Investment Risk--Principal and interest when credited are guaranteed by the company unless you make a withdrawal from or surrender the contract, which may be subject to a surrender charge and MVA. As the indexed accounts do not offer any minimum guaranteed index credit, you are assuming the risk that an investment in the indexed accounts could potentially offer no return. In addition, amounts withdrawn from an indexed account prior to the end of a contract year will not receive the index credit for that year.

[diamond] Loss of Principal Risk--Withdrawals and surrenders from the contract in excess of the free withdrawal amount, prior to the end of the surrender charge period, are subject to a surrender charge and market value adjustment ("MVA"). A negative MVA is limited to the contract's interest or index credit earnings, therefore, the application of a negative MVA alone will not result in loss of principal. However, the combination of the surrender charge and MVA may result in loss of principal.

[diamond] Risk That Accounts May Be Eliminated - The contract currently provides four accounts to which you may allocate your premium payment or contract value -- three Indexed Accounts and one Fixed Account, as described in this prospectus. You should be aware that the contract permits us to eliminate any account as described below:

          o We may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

          o We reserve the right to eliminate any indexed account IN OUR SOLE DISCRETION upon thirty days written notice. We will only eliminate an indexed account at a contract anniversary, and you will earn the index credit for the indexed account for the prior contract year.

          o We reserve the right to eliminate the Fixed Account IN OUR SOLE DISCRETION upon thirty days notice and not add a new fixed account. We will only delete the Fixed Account on a contract anniversary, and you will earn the interest credited through the end of the prior contract year.

Our ability to eliminate accounts at any time may adversely impact your contract value for the following reason. There are guarantees applicable to each of the three Indexed Accounts currently offered that provide a minimum participation in the increase in value of the S&P 500 Index, if any, with respect to your contract value allocated to the account. These guarantees are described in this prospectus. See "Indexed Account A", "Indexed Account B", "Indexed Account C". Similarly, there is a 1.5% minimum guaranteed interest rate applicable to the Fixed Account. The contract does not permit us to reduce or eliminate the guarantees applicable to any of these accounts as long as we continue to offer the accounts. However, we are permitted IN OUR SOLE DISCRETION to eliminate any account in the future. If we eliminate an account, you may reallocate any contract value that was invested in the account to another account available at that time. (Contract value may not remain in an account that has been eliminated.) If one or more of the accounts described in this prospectus is available at the time, you may reallocate your contract value to any of these accounts and the guarantees described in this prospectus will apply. However, the account or accounts currently available at the time you may reallocate your account value may not be described in this prospectus and may not provide any guarantees. Additionally, while the contract permits us to add new accounts, we are not required to do so. If we do add new accounts, the accounts may provide no guarantees, or guarantees that provide less protection than the guarantees applicable to the three Indexed Accounts or the Fixed Account currently available under the contract. For example, if we added an indexed account, the new indexed account may not have any guarantees, may be tied to an index other than the index in your current indexed account, may have a different formula for determining the index credit, and may be set up in a different manner to measure the index credit, among other differences. Accordingly, we may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

Risk That We May Substitute an Index. You should be aware that even if we do not eliminate a particular indexed account, we may change the index used to measure the index credit applicable to such account upon thirty days written notice, which index we IN OUR SOLE DISCRETION deem to be appropriate. The new index would provide different performance than the old index. We are permitted to change an index only if the index for a particular indexed account is discontinued, our agreement with the sponsor of the index is terminated, or the index calculation is substantially changed. However, you should be aware that we may unilaterally terminate our agreement with the sponsor of an index without cause. Further, we may consider an index to have substantially changed if the fixed number of constituents materially changes in the index or the criteria for eligibility in the index with respect to size, liquidity, profitability and sector and/or market representation materially changed for the index. You will earn the index credit for the contract linked to the last published value of the replaced index before its replacement if we replace an index before a contract anniversary date. If an index is changed during a contract year, you will not participate in an increase in the value of either the old or new index for the remainder of the contract year. If we change the index, it will not affect the minimum guarantees, if any, in the indexed account. If you do not wish to remain in the indexed account with the replacement index, you have the option to allocate your contract value to the remaining accounts available under the contract. There may be only one remaining indexed account, and no fixed account, to which to allocate contract value.

IN EITHER OF THE SITUATIONS DESCRIBED ABOVE INVOLVING THE ELIMINATION OF AN ACCOUNT OR THE CHANGE IN AN INDEXED ACCOUNT'S INDEX, IF YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO ONE OR MORE REMAINING ACCOUNTS AVAILABLE UNDER THE CONTRACT AND ACCORDINGLY WISH TO WITHDRAW YOUR CONTRACT VALUE FROM THE ACCOUNT OR SURRENDER THE CONTRACT, YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT, WHICH MAY RESULT IN A LOSS OF PRINCIPAL AND EARNINGS.

IF WE ELIMINATE ANY TWO OF THE THREE INDEXED ACCOUNTS DESCRIBED IN THIS PROSPECTUS, YOU MAY SURRENDER YOUR CONTRACT WITHOUT THE IMPOSITION OF A SURRENDER CHARGE AND/OR A NEGATIVE MARKET VALUE ADJUSTMENT WITHIN 45 DAYS OF THE DATE WE MAIL THE NOTICE TO YOU OF THE ELIMINATION OF THE SECOND INDEXED ACCOUNT DESCRIBED IN THIS PROSPECTUS.

[diamond] Liquidity Risk--This product is designed for long-term investment and should be held for the length of the surrender charge period or longer. Some liquidity is provided through the free withdrawal provision. However, if you withdraw more than the free withdrawal amount, a surrender charge and MVA will be applied, which may result in the loss of principal and earnings.

THE ACCUMULATION PERIOD
--------------------------------------------------------------------------------

    The contract can help you save for retirement or other long-term purposes during the accumulation period. The accumulation period begins on the CONTRACT DATE and continues until you begin to receive annuity payments. The contract is available in connection with certain retirement plans that qualify for special federal income tax treatments ("qualified plans"), as well as those that do not qualify for such treatment ("non-qualified plans"). Purchase of this contract through a qualified plan does not provide any additional tax deferral benefits beyond those provided by the contract. Accordingly, if you are purchasing this contract through a qualified plan, you should consider this contract for its annuity option benefits.

CONTRACT VALUE
    Your contract value at any time during the accumulation period is equal to the sum of the ACCOUNT VALUE of the Fixed Account and Indexed Accounts.

PREMIUM
    The amount applied to this contract will be the single premium received minus a deduction for any applicable state and local tax. No benefit associated with any single premium will be provided until it is actually received by us.

Generally, we require a minimum single premium payment of:

[diamond] Nonqualified plans--$25,000

[diamond] Qualified plans--$25,000

    A contract may not be purchased for a proposed owner who is 86 years of age or older. A premium payment in excess of $1,000,000 requires our prior approval. We reserve the right to reject any application or waive this limitation, AT OUR SOLE DISCRETION.

    Your premium payment becomes part of the SEPARATE ACCOUNT, which supports our insurance and annuity obligations. For more information, see "PHL Variable and the Separate Account."

FIXED ACCOUNT AND INDEXED ACCOUNTS
    Currently, one Fixed Account and three Indexed Accounts are available for investing. The Fixed Account is not available in Alabama, Florida and Nevada. The Fixed Account earns interest daily, and the rate is declared annually and guaranteed for one year. Each of the Indexed Accounts earns index credits that are linked to the performance of the S&P 500(R) Index, and the index credits will never be less than 0%. For more information, please see the "Fixed Account and Interest Rates" and the "Indexed Accounts and Index Credit" sections of this Prospectus.

PREMIUM ALLOCATION
    Your premium payment will be applied within two business days after its receipt at our Annuity Operations Division if the application or order form is complete. If we do not receive all of the necessary application information, we will hold your premium payment while we attempt to complete the application. If the application is not completed within five business days, we will inform you of the reason for the delay and return your premium payment, unless you specifically consent to our holding it until the application is complete. Once we have all of your necessary application information, we will apply your premium payment as requested and issue your contract. Please note that prior to the completion of your application or order form, we will hold the premium in a suspense account, which is a non-interest-bearing account.

REALLOCATION OF CONTRACT VALUE
    During the 30 days before each CONTRACT ANNIVERSARY, you may reallocate your contract value among the available ACCOUNTS. You may make your reallocation request in writing, or by telephone. WRITTEN REQUESTS must be received in a form satisfactory to us at our Annuity Operations Division. The company and Phoenix Equity Planning Corporation ("PEPCO"), our national distributor, will use reasonable procedures to confirm that telephone reallocation requests are genuine. We require verification of account information and may record telephone instructions on tape. The company and PEPCO may be liable for following unauthorized instructions if we fail to follow our established security procedures. However, you will bear the risk of a loss resulting from instructions entered by an unauthorized third party that the company and PEPCO reasonably believe to be genuine. We must receive the request prior to the contract anniversary. Your request will be effective as of the contract anniversary, after index crediting for the past year. There is no charge for contract value reallocation.

CONTRACT FEATURES
--------------------------------------------------------------------------------

DEATH BENEFIT
[diamond] BEFORE MATURITY DATE
    A death benefit is payable as described below when any owner (or primary annuitant when the contract is owned by a non-natural person) dies.

[diamond] DEATH OF AN OWNER

    If the owner dies before the MATURITY DATE, the death benefit will be paid to the BENEFICIARY.
      > DEATH OF AN OWNER - MULTIPLE OWNERS
        If there is more than one owner, a death benefit is payable upon the first owner to die. The death benefit is paid to the surviving owner(s) as the designated beneficiary(s).

      > DEATH OF AN ANNUITANT WHO IS NOT THE OWNER
        If the owner and the annuitant are not the same individual and the annuitant dies prior to the maturity date, the owner becomes the annuitant, unless the owner appoints a new annuitant. If a joint annuitant dies prior to the maturity date, the owner may appoint a new joint annuitant; however, there may be tax consequences. The death of the annuitant or joint annuitant will not cause the death benefit to be paid.

      > SPOUSAL BENEFICIARY CONTRACT CONTINUANCE
        If the spouse of a deceased owner, as designated beneficiary, is entitled to receive all or some portion of the death benefit amount, the spouse may elect to continue the contract as the new owner. This election is only allowed prior to the maturity date and can be elected only one time. When the spouse elects to continue the contract, the death benefit amount that the spouse is entitled to receive will become the new contract value for the continued contract.

      > OWNERSHIP OF THE CONTRACT BY A NON-NATURAL PERSON
        If the owner is not an individual, and the primary annuitant dies before the maturity date, we will pay the death benefit to the owner. If a joint annuitant dies, a death benefit will not be paid. The owner may appoint a new joint annuitant.

    The death benefit amount equals the contract value as of the date of death. No market value adjustment, surrender charge or index credit for the year in which the death occurred will be included in the death benefit calculation. The death benefits provided under this contract will not be less than the minimum benefits required by the state where the contract is delivered.

[diamond] AFTER MATURITY DATE
     If an owner dies on or after the maturity date, any remaining annuity payments will be paid according to the annuity payment option in effect on the date of death. If there is a surviving owner, the payments will be paid to the surviving owner. If there is no surviving owner, the payments will be paid to the beneficiary. Payments may not be deferred or otherwise extended.

     If the annuitant and/or joint annuitant dies, any remaining period certain annuity payments will be paid according to the annuity payment option in effect on the date of death. If the annuitant and/or joint annuitant are survived by any owner(s), the payments will be paid to the owner(s). If not, the payments will be paid to the beneficiary. Payments may not be deferred or otherwise extended.

FIXED ACCOUNT AND INTEREST RATES
    The Fixed Account earns interest daily. The fixed interest rate is declared annually and is guaranteed for one year. While the company has no specific formula for determining the fixed interest rate, we may consider various factors, including, but not limited to the yields available on the instruments in which we intend to invest the proceeds from the contract, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. THERE IS A 1.5% MINIMUM GUARANTEED INTEREST RATE. Subsequent interest rates may be higher or lower than the initial fixed interest rate and are determined IN OUR SOLE DISCRETION. If you withdraw a portion of your contract value or surrender the contract, the market value adjustment, as described below, may result in a loss of the credited interest in the Fixed Account. The Fixed Account is not available in Alabama, Florida and Nevada.

    If we delete the Fixed Account, you will have the option to invest in indexed accounts only. There may be only one remaining indexed account into which to invest. We reserve the right to delete the Fixed Account at the contract anniversary IN OUR SOLE DISCRETION and not add a new fixed account.

    On the contract date, the account value of the Fixed Account is equal to the portion of the premium allocated to the fixed account. Thereafter, the account value for the Fixed Account equals:

1. the initial allocation and any reallocation to the Fixed Account; plus

2. interest credited; less

3. any reallocation of contract value from the Fixed Account; less

4. withdrawals (including applicable market value adjustments, surrender charges and tax deductions).

INDEXED ACCOUNTS AND INDEX CREDIT
    Currently, there are three different Indexed Accounts. On the contract date, the account value for an Indexed Account equals the portion of the premium allocated to the indexed account as of the contract date.

    On each contract anniversary, the account value equals:

1. the account value immediately preceding the contract anniversary, multiplied by the resulting value of (1 + the applicable index credit); less

2. reallocation, if any, from the indexed account; plus

3. reallocation, if any, to the indexed account; less

4. withdrawals (including applicable market value adjustments, surrender charges and tax deductions).

    Index credit is based on account value before reallocation. Reallocations are effective after the index crediting on each contract anniversary.

    On any other date, the account value for an indexed account equals:

1. the account value for the indexed account on the preceding contract anniversary; less

2. any withdrawals (including applicable market value adjustments, surrender charges and state and local tax deductions) from the Indexed Account since the preceding contract anniversary. Please see the "State and Local Tax" section on page 10 for more information about tax deductions.

    For the first contract year, the contract date is considered the preceding contract anniversary.

     Each of the Indexed Accounts earns index credits that are linked to the performance of the S&P 500(R) Index. The performance or index value of the S&P 500(R) Index is its published value, excluding any dividends paid by the companies that comprise the index. The index credit is calculated annually on each contract anniversary and is credited immediately. The index credit will never be less than the guaranteed minimum index credit. THE GUARANTEED MINIMUM INDEX CREDIT IS 0% AND WILL NEVER BE LESS THAN 0%, EVEN IF WE ADD NEW INDEXED ACCOUNTS. Therefore, you are assuming the risk that an investment in an indexed account could potentially offer no return. The index credit is based on the performance of the index for the last CONTRACT YEAR. Amounts withdrawn or surrendered effective on the contract anniversary will receive the index credit for the past contract year. Amounts withdrawn or surrendered prior to the end of a contract year will not receive the index credit for that contract year.

[diamond] INDEXED ACCOUNT A - Point-to-Point with Cap Indexed Account

    This account earns an index credit on each contract anniversary that is based on the performance of the Index for the past contract year. The index credit is subject to a maximum crediting percentage ("index cap"). To determine the index credit as a percentage, we first calculate the index growth, which equals:

    (index value on the contract anniversary / index value on the preceding contract anniversary) - 1 and then we convert the decimal to the equivalent percentage.

    The index credit equals the lesser of the index growth and the applicable index cap, but will never be less than 0%.

    The index cap is the maximum index credit percentage that can be applied to the account value in any given contract year. For the first contract year, the initial index cap as shown on the contract schedule page is used. On each subsequent contract anniversary, a new index cap will be declared and guaranteed for the following contract year. The subsequent index caps may be higher or lower than the initial index cap, but will not be lower than the guaranteed minimum index cap.

    THE GUARANTEED MINIMUM INDEX CAP IS 3%. Although it does not affect the guaranteed minimum index cap, your selection of the five or seven year surrender charge schedule may effect the index credit. See Surrender Charges on page 11.

    If the index cap is 3% and the performance of the index is between 0% and 3%, the indexed account will be credited with the index growth amount of 0% through 3%. If the performance of the index is above 3%, the indexed account will be credited with the index credit of 3%. The company AT ITS SOLE DISCRETION will make the determination whether to declare an index cap above the guaranteed minimum index cap of 3%. While the company has no specific formula for determining an index cap above the minimum index cap of 3%, we may consider various factors, including, but not limited to the yields available on the instruments in which we intend to invest the proceeds from the contract, the costs of hedging our investments to meet our contractual obligations, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. For example, if the company, IN ITS SOLE DISCRETION, declares an index cap of 8%, and the performance of the index is between 0% and 8%, the indexed account will be credited with the index growth amount of 0% through 8%. In this case, if the performance of the index is above 8%, the indexed account will be credited with the index credit of 8%. AT ANY TIME, IF THE PERFORMANCE OF THE INDEX IS BELOW 0%, THE INDEXED ACCOUNT WILL BE CREDITED WITH AN INDEX CREDIT OF 0%. Therefore, you are assuming the risk that an investment in this indexed account would offer no return.

[diamond] INDEXED ACCOUNT B - Performance Trigger Indexed Account

    This account earns an index credit on each contract anniversary that is based on the performance of the Index for the past contract year.

    To determine the index credit as a percentage, we first calculate the index growth, which equals:

    (index value on the contract anniversary / index value on the preceding contract anniversary) - 1 and then we convert the decimal to an equivalent percentage.

    The index credit equals the triggered rate if the index growth is greater than zero. If the index growth is zero or less, the index credit will be 0%.

    For the first contract year, the triggered rate as shown on the contract schedule page is used. On each subsequent contract anniversary, a new triggered rate will be declared and guaranteed for the following contract year. The subsequent triggered rates may be higher or lower than the initial triggered rate, but will not be lower than the guaranteed minimum triggered rate. THE GUARANTEED MINIMUM TRIGGERED RATE IS 2%. Although it does not affect the guaranteed minimum triggered rate, your selection of the five or seven year surrender charge schedule may effect the index credit. See Surrender Charges on page 11.

    If the triggered rate is 2% and the index growth is greater than 0%, the indexed account will be credited with the triggered rate of 2%. The company, AT ITS SOLE DISCRETION, will make the determination to declare a triggered rate above the guaranteed minimum triggered rate. While the company has no specific formula for determining a triggered rate above the guaranteed minimum triggered rate, we may consider various factors, including, but not limited to the yields available on the instruments in which we intend to invest the proceeds from the contract, the costs of hedging to meet our contractual obligations, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. For example, if the company, IN ITS SOLE DISCRETION, declares a triggered rate of 5%, and the performance of the index is above 0%, the indexed account will be credited with an index credit of 5%. AT ANY TIME, IF THE PERFORMANCE OF THE INDEX IS BELOW 0%, THE INDEXED ACCOUNT WILL BE CREDITED WITH AN INDEX CREDIT OF 0%. Therefore, you are assuming the risk that an investment in this indexed account could potentially offer no return.

[diamond] INDEXED ACCOUNT C - Monthly Average with Spread Indexed Account

    This account earns an index credit on each contract anniversary that is based on the performance of the Index for the past contract year.

    To determine the index credit as a percentage, we first calculate the averaged index growth, which equals:

    ((the sum of the index values on each monthly processing dates during the contract year [division] 12) [division] index value on the preceding contract anniversary) - 1 and then we convert the decimal to the equivalent percentage.

    Monthly processing date is defined as the same date of each month for the twelve months following the contract date or subsequent contract anniversary. If the date does not exist in a month the last day in the month will be used.

    The index credit equals the averaged index growth less the index spread, but will never be less than 0%.

    The index spread is the amount subtracted from the averaged index growth when the index credit is calculated. For the first contract year, the initial index spread as shown on the contract schedule page is used. On each subsequent contract anniversary, a new index spread will be declared and guaranteed for the following contract year. The subsequent index spreads may be higher or lower than the initial index spread, but will not be higher than the guaranteed maximum index spread. THE GUARANTEED MAXIMUM INDEX SPREAD IS 9%. Although it does not affect the guaranteed maximum index spread, your selection of the five or seven year surrender charge schedule may effect the index credit. See Surrender Charges on page 11.The company, AT ITS SOLE DISCRETION, will make the final determination as to the index spread declared. While the company has no specific formula for determining an index spread below the guaranteed maximum index spread, we may consider various factors, such as the yields available on the instruments in which we intend to invest the proceeds from the contract, the costs of hedging to meet our contractual obligations, regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors. For example, if the average index growth is 9% and the company, IN ITS SOLE DISCRETION, declares an index spread of 5%, the indexed account will be credited with an index credit of 4%. If the average index growth is 9%, and the company, IN ITS SOLE DISCRETION, uses the guaranteed maximum index spread at 9%, the indexed account will be credited with 0%. Therefore, you are assuming the risk that an investment in this indexed account could potentially offer no return.

    The contract currently provides four accounts to which you may allocate your premium payment or contract value -- three Indexed Accounts and one Fixed Account, as discussed above. You should be aware that the contract permits us to eliminate any account as described below:

o We may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

o We reserve the right to eliminate any indexed account IN OUR SOLE DISCRETION upon thirty days written notice. We will only eliminate an indexed account at a contract anniversary, and you will earn the index credit for the indexed account for the prior contract year.

o We reserve the right to eliminate the Fixed Account IN OUR SOLE DISCRETION upon thirty days notice and not add a new fixed account. We will only delete the Fixed Account on a contract anniversary, and you will earn the interest credited through the end of the prior contract year.

    Our ability to eliminate accounts at any time may adversely impact your contract value for the following reason. There are guarantees applicable to each of the three Indexed Accounts currently offered that provide a minimum participation in the increase in value of the S&P 500 Index, if any, with respect to your contract value allocated to the account. These guarantees are described in this prospectus above. Similarly, there is a 1.5% minimum guaranteed interest rate applicable to the Fixed Account. The contract does not permit us to reduce or eliminate the guarantees applicable to any of these accounts as long as we continue to offer the accounts. However, we are permitted IN OUR SOLE DISCRETION to eliminate any account in the future. If we eliminate an account, you may reallocate any contract value that was invested in the account to another account available at that time (contract value may not remain in an account that has been eliminated). If one or more of the accounts described in this prospectus is available at the time, you may reallocate your contract value to any of these accounts and the guarantees described in this prospectus will apply. However, the account or accounts currently available at the time you may reallocate your account value may not be described in this prospectus and may not provide any guarantees. Additionally, while the contract permits us to add new accounts, we are not required to do so. If we do add new accounts, the accounts may provide no guarantees, or guarantees that provide less protection than the guarantees applicable to the three Indexed Accounts or the Fixed Account currently available under the contract. For example, if we added an indexed account, the new indexed account may not have any guarantees, may be tied to an index other than the index in your current indexed account, may have a different formula for determining the index credit, and may be set up in a different manner to measure the index credit, among other differences. Accordingly, we may add and delete indexed accounts which may result in your investment in the contract earning no return even if the index associated with the indexed account increases in value. We guarantee that the contract will have at least one indexed account.

    You should be aware that even if we do not eliminate a particular indexed account, we may change the index used to measure the index credit applicable to such account upon thirty days written notice, which index we IN OUR SOLE DISCRETION deem to be appropriate. The new index would provide different performance than the old index. We are permitted to change an index only if the index for a particular indexed account is discontinued, our agreement with the sponsor of the index is terminated, or the index calculation is substantially changed. However, you should be aware that we may unilaterally terminate our agreement with the sponsor of an index without cause. Further, we may consider an index to have substantially changed if the fixed number of constituents materially changes in the index or the criteria for eligibility in the index with respect to size, liquidity, profitability and sector and/or market representation materially changed for the index. You will earn the index credit for the contract linked to the last published value of the replaced index before its replacement if we replace an index before a contract anniversary date. If an index is changed during a contract year, you will not participate in an increase in value of either the old or new index for the remainder of the contract year. If we change the index, it will not affect the minimum guarantees, if any, in the indexed accounts. If you do not wish to remain in the indexed account with the replacement index, you have the option to allocate your contract value to the remaining accounts available under the contract. There may be only one remaining indexed account, and no fixed account, to which to allocate contract value.

    IN EITHER OF THE SITUATIONS DESCRIBED ABOVE INVOLVING THE ELIMINATION OF AN ACCOUNT OR THE CHANGE IN AN INDEXED ACCOUNT'S INDEX, IF YOU DO NOT WISH TO ALLOCATE YOUR CONTRACT VALUE TO ONE OR MORE REMAINING ACCOUNTS AVAILABLE UNDER THE CONTRACT AND ACCORDINGLY WISH TO WITHDRAW YOUR CONTRACT VALUE FROM THE ACCOUNT OR SURRENDER THE CONTRACT, YOU MAY BE SUBJECT TO A SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT, WHICH MAY RESULT IN A LOSS OF PRINCIPAL AND EARNINGS.

     IF WE ELIMINATE ANY TWO OF THE THREE INDEXED ACCOUNTS DESCRIBED IN THIS PROSPECTUS, YOU MAY SURRENDER YOUR CONTRACT WITHOUT THE IMPOSITION OF A SURRENDER CHARGE AND/OR A NEGATIVE MARKET VALUE ADJUSTMENT WITHIN 45 DAYS OF THE DATE WE MAIL THE NOTICE TO YOU OF THE ELIMINATION OF THE SECOND INDEXED ACCOUNT DESCRIBED IN THIS PROSPECTUS.

NURSING HOME WAIVER
    Prior to the maturity date, you may surrender all or a portion of the contract value, adjusted by any applicable market value adjustment, without a surrender charge, provided that:

[diamond] more than one year has elapsed since the contract date; and [diamond] the withdrawal is requested within two years of the owner's admission into a licensed nursing home facility; and [diamond] the owner has been confined to the licensed nursing home facility (as defined below) for at least the preceding 120 days.

    A licensed nursing home facility is defined as a state licensed hospital or state licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis. The owner must provide us with satisfactory evidence of confinement by written notice. There is no fee for this waiver. This waiver is subject to state approval.

TERMINAL ILLNESS WAIVER
    Prior to the maturity date, you may surrender all or a portion of the contract value, adjusted by any applicable market value adjustment, without a surrender charge in the event of the owner's terminal illness. Terminal Illness is defined as an illness or condition that is expected to result in the owner's death within six months. The owner must provide us with a satisfactory written notice of terminal illness by a licensed physician, who is not the owner or a member of the owner's family. We reserve the right to obtain a second medical opinion from a physician of our choosing at our expense. There is no fee for this waiver. This waiver is subject to state approval.

WITHDRAWALS AND SURRENDERS
    You may request a withdrawal from or full surrender of the contract ("surrender") from the contract value at any time prior to the maturity date. Requests must be made in writing and should include tax-withholding information.

    You may withdraw up to 10% of the contract value in a contract year without a market value adjustment or surrender charge. This amount is referred to as the free withdrawal amount. During the first contract year, the free withdrawal amount will be determined based on the contract value at the time of the first withdrawal. In all subsequent years, the free withdrawal amount will be based on the contract value on the previous contract anniversary. Any unused percentages of the free withdrawal amount from prior years may not be carried forward to future contract years.

    Please note that withdrawal or surrender amounts in excess of the 10% free withdrawal amount before the end of the surrender charge schedule will be subject to a market value adjustment that can result in a loss or gain, a surrender charge and tax deduction(s).

CHARGES
--------------------------------------------------------------------------------

     IF WE ELIMINATE ANY TWO OF THE THREE INDEXED ACCOUNTS DESCRIBED IN THIS PROSPECTUS, YOU MAY SURRENDER YOUR CONTRACT WITHOUT THE IMPOSITION OF A SURRENDER CHARGE AND/OR A NEGATIVE MARKET VALUE ADJUSTMENT WITHIN 45 DAYS OF THE DATE WE MAIL THE NOTICE TO YOU OF THE ELIMINATION OF THE SECOND INDEXED ACCOUNT DESCRIBED IN THIS PROSPECTUS.

MARKET VALUE ADJUSTMENT
    A market value adjustment is applied to withdrawals or surrenders prior to the end of the surrender charge schedule elected. The market value adjustment is intended to approximate, without exactly replicating, the gains or losses that may be incurred by the company when it liquidates assets in order to satisfy certain contractual obligations, such as withdrawals or surrenders. When liquidating assets, the company may realize either a gain or loss because of a change in interest rates from the time of initial investment. The market value adjustment may result in a gain or loss to your contract value and applies to both fixed and indexed accounts.

    The market value adjustment equals the contract value withdrawn or surrendered in excess of the free withdrawal amount multiplied by the following:

               1+i           (n/12)

       [___________________]         -1

            1+j+0.0050

where:

    i - is the Treasury Constant Maturity yield as published by the Federal
        Reserve on the business day prior to the contract date for the maturity matching the duration of the surrender charge period;

    j - is the Treasury Constant Maturity yield as published by the Federal
        Reserve on the business day prior to the date of withdrawal or surrender for the maturity matching the remaining years in the surrender charge period (fractional years rounded up to the next full year);

    n - is the number of complete months from the time of withdrawal or surrender to the end of the surrender charge period.

    If a Treasury Constant Maturity yield for a particular maturity is not published, the yield will be interpolated between the yields for maturities that are published. If the Treasury Constant Maturity yields are no longer published, we will choose a suitable replacement, subject to any regulatory approvals and provide you with notice accordingly.

    A positive market value adjustment will increase the amount withdrawn or surrendered. There is no limit on a positive market value adjustment. A negative market value adjustment will decrease the amount withdrawn or surrendered. A negative market value adjustment will not decrease the amount withdrawn or surrendered by more than the interest or index credit earnings proportionately attributable to the withdrawal or surrender amount.

    The market value adjustment is waived on the free withdrawal amount, on death, and on annuitization if annuitization occurs after five contract years. The market value adjustment is not waived on the nursing home and terminal illness waivers.

SURRENDER CHARGES
    In addition to the application of a market value adjustment, a surrender charge may apply to a withdrawal or surrender of the contract prior to the end of the surrender charge period specified in your surrender charge schedule. The amount of a surrender charge depends on the period of time your premium payment is held under the contract and which surrender charge schedule you elected (refer to the charts shown below). You must elect a surrender charge schedule at the time of initial purchase of the contract and you cannot change it later. In general, we invest in fixed income securities that correspond to the assumed duration of our contractual obligations under the contract. We assume that generally, (1) a contract with a 5-year surrender charge schedule will be surrendered before a contract with a 7-year surrender charge schedule and (2) a certain number of contracts will be surrendered around the time that the surrender charge schedule expired. Based on these assumptions, the company will invest in shorter term fixed income securities for contract value with respect to the 5-year surrender charge schedule, while it invests in longer term fixed income securities for contract value with respect to the 7-year surrender charge schedule. Fixed income securities of a longer duration tend to earn a higher rate of interest than those of a shorter duration. Therefore, if you elect the 5-year surrender charge schedule, we may credit a lower interest rate or index credit than if you elected the 7-year surrender charge schedule, where we may credit a higher interest rate or index credit. The difference is not fixed and will vary based on market conditions, which we cannot predict.

    The surrender charge is designed to recover the expense of distributing contracts that are surrendered before distribution expenses have been recouped from revenue generated by these contracts. They are deferred charges because they are not deducted from the premium. Surrender charges are waived on the free withdrawal amount and on death benefits. Surrender charges will also be waived when you begin taking annuity payments provided your contract has been in effect for five years. For more information, see "Annuity Payment Options."

    Surrender charges are expressed as a percentage of the lesser of (1) and
(2), where

    (1) is the result of

        (a) the gross amount withdrawn, less

        (b) the 10% free withdrawal amount, adjusted by

        (c) any applicable market value adjustment

    (2) the premium payment less any prior withdrawals for which a surrender charge was paid.

    Surrender charge schedules are as follows:

7-YEAR SURRENDER CHARGE SCHEDULE
--------------------------------------------------------------
Percent                   7%   7%   7%  6%   6%   5%   5%  0%
--------------------------------------------------------------
Complete Contract Years    0    1    2   3    4    5    6  7+
--------------------------------------------------------------

5-YEAR SURRENDER CHARGE SCHEDULE
--------------------------------------------------------------
Percent                   7%    7%     7%    6%    6%    0%
--------------------------------------------------------------
Complete Contract Years    0    1       2     3     4    5+
--------------------------------------------------------------

    This contract allows you to choose between two distinct surrender charge schedules. You should consult with a qualified financial advisor before making your election.

    Since there may be a higher interest rate or index credit for one surrender schedule over the other schedule, you should carefully discuss your individual financial situation with your registered representative before you make an election.

    If you request a gross withdrawal of a specified amount, we will deduct the surrender charge from the amount requested. For a gross withdrawal, the surrender charge is calculated based on the gross amount. If you request a net withdrawal of a specified amount, we will deduct the surrender charge from the remaining contract value. For a net withdrawal, the surrender charge is calculated based on the net amount, plus the applicable surrender charge amount. The withdrawal amount, plus any applicable surrender charge for a net withdrawal, will be deducted from the affected fixed and indexed account on a pro rata basis.

    Any distribution costs not paid for by the surrender charge will be paid by PHL Variable from the assets of the General Account.

STATE AND LOCAL TAX
    State and local tax is considered any tax charged by a state or municipality on premium payments, whether or not it is characterized as premium tax or an excise tax. It is also other state or local taxes imposed or any other governmental fees that may be required based on the laws of the state or municipality of delivery, the owner's state or municipality of residence on the contract date. Taxes on premium payments currently range from 0% to 3.5% and vary from state to state. We will pay any premium payment tax; any other state or local taxes imposed or other governmental fee due and will only reimburse ourselves upon the remittance to the applicable state. For a list of states and taxes, see "Appendix A."

    No federal income taxes are applicable under present law and we are not presently making any such deduction, except for annuity payments if you annuitize the contract value.

THE ANNUITY PERIOD
--------------------------------------------------------------------------------

ANNUITY PAYMENTS
    Annuity payments will begin on the contract's maturity date if the owner is alive and the contract is still in force.

    If the amount to be applied on the maturity date is less than $2,000, we may pay such amount in one lump sum in lieu of providing an annuity. If the initial monthly annuity payment under an annuity payment option would be less than $20, we may make a single sum payment equal to the total contract value on the date the initial annuity payment would be payable, or make periodic annuity payments quarterly, semiannually or annually in place of monthly annuity payments.

    Your contract specifies a maturity date at the time of its issuance. However, you may subsequently elect a different maturity date. The maturity date may not be earlier than the fifth contract anniversary. The latest maturity date is the contract anniversary nearest the annuitant's 95th birthday or ten years from the contract date, whichever is later. Generally, under qualified plans, the maturity date must be such that distributions begin no later than April 1st of the calendar year following the later of: (a) the year in which the employee attains age 70 1/2 or (b) the calendar year in which the employee retires. The date set forth in (b) does not apply to an Individual Retirement Annuity ("IRA").

    The maturity date election must be made by written notice and must be received by us 30 days before the provisional maturity date. If you do not elect a maturity date, which is different from the provisional maturity date, the provisional maturity date becomes the maturity date. Particular care should be taken in electing the maturity date of a contract issued under a Tax Sheltered Annuity (TSA), a Keogh plan or an IRA plan. For more information, see "Tax Sheltered Annuities," "Keogh Plans" and "Individual Retirement Accounts."

FIXED ANNUITY PAYMENT OPTIONS
    This contract offers several Fixed Annuity Payment Options. A Fixed Annuity Payment Option provides a series of fixed payments at regular intervals over a specified period or the life of the annuitant. If you have not selected a Fixed Annuity Payment Option by the maturity date, the default annuity payment is based on Annuity Payment Option A--Life Annuity with 10-Year Period Certain and as long as the annuitant lives. Instead, you may, by sending a written request to our Annuity Operations Division on or before the maturity date of the contract, elect any of the other Annuity Payment Options. After the first annuity payment, you may not change the elected Annuity Payment Option.

    The level of annuity payments payable under the following Annuity Payment Options is based upon the option selected. The amount of each annuity payment will be based on the contract value on the maturity date and the annuity purchase rates. In addition, factors such as the age at which annuity payments begin, the form of annuity, annuity payment rates, and the frequency of annuity payments will affect the level of annuity payments. The longer the duration and more frequent the payments, the lower the annuity payment amount. The contract is issued with guaranteed minimum annuity payment rates, however, if the current rate is higher, we'll apply the higher rate.

    The following are descriptions of the Annuity Payment Options currently available under a contract. These descriptions should allow you to understand the basic differences between the options; however, you should contact our Annuity Operations Division well in advance of the date you wish to elect an option to obtain estimates of annuity payments under each option.

[diamond] OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
          A fixed payout annuity payable monthly while the annuitant is living. If the annuitant dies before the specified period certain has passed, then payments will continue to be made to the surviving owner or the beneficiary for the remainder of the period certain. The period certain may be specified as 5, 10 or 20 years. The period certain must be specified at the time this option is elected.

[diamond] OPTION B - NON-REFUND LIFE ANNUITY
          A fixed payout annuity payable monthly while the annuitant is living. No monthly payment, death benefit or refund is payable after the death of the annuitant.

[diamond] OPTION C - RESERVED

[diamond] OPTION D - JOINT AND SURVIVOR LIFE ANNUITY
          A fixed payout annuity payable monthly while either the annuitant or joint annuitant is living. You must designate the joint annuitant at the time you elect this option. The joint annuitant must be at least age 40 on the first payment calculation date.

[diamond] OPTION E - INSTALLMENT REFUND LIFE ANNUITY
          A fixed payout annuity payable monthly while the annuitant is living. If the annuitant dies before the annuity payments made under this option total an amount that refunds the entire amount applied under this option, we will make a lump sum payment equal to the entire amount applied under this option less the sum of payments already made.

[diamond] OPTION F - JOINT AND SURVIVOR LIFE ANNUITY WITH 10-YEAR PERIOD CERTAIN
          A fixed payout annuity payable monthly while either the annuitant or joint annuitant is living. If the annuitant and the joint annuitant die before the 10-year period certain has passed, then payments will continue to be made to the surviving owner or the beneficiary for the remainder of the 10-year period certain. You must designate the joint annuitant at the time you elect this option. The joint annuitant must be at least age 40 on the first payment calculation date.

[diamond] OPTION G - PAYMENTS FOR A SPECIFIED PERIOD
          A fixed payout annuity payable monthly over a specified period. Payments continue whether the annuitant lives or dies. The specified period must be in whole numbers of years from 5 to 30, but cannot be greater than 100 minus the age of the annuitant. However, if the Beneficiary of any death benefits payable under this contract elects this Payment Option, the period selected by the beneficiary may not extend beyond the life expectancy of such beneficiary.

[diamond] OPTION H - PAYMENTS OF A SPECIFIED AMOUNT
          Equal income installments of a specified amount are paid until the principal sum remaining under this option from the amount applied is less than the amount of the installment. When that happens, the principal sum remaining will be paid as a final payment. The amount specified must provide payments for a period of at least 5 years.

CALCULATION OF FIXED ANNUITY PAYMENTS
    The guaranteed annuity payment rates will be no less favorable than the following:

[diamond] under Annuity Payment Options A, B, D, E and F, rates are based on the
          2000 Individual Annuity Mortality Table with a 10 year age setback, which results in lower payments than without the setback, and an interest rate of 2.5%.

[diamond] under Options G and H, the interest rate is 1.5%. The Society of Actuaries developed these tables to provide payment rates for annuities based on a set of mortality tables acceptable to most regulating authorities. It is possible that we may have more favorable (i.e., higher-paying) rates in effect on the maturity date.

OTHER OPTIONS AND RATES
    We may offer other annuity payment options or alternative versions of the options listed above. Other values and tables may be used for other payment options that we may make available.

OTHER CONDITIONS
    Federal income tax requirements currently applicable to most qualified plans provide that the period of years guaranteed under joint annuities with specified periods certain (see "Option D" above) could not be any greater than the joint life expectancies of the payee and his or her spouse.

    Federal income tax requirements also provide that participants in regular or SIMPLE IRAs must begin minimum distributions by April 1 of the year following the year in which they attain age 70 1/2. Minimum distribution requirements do not apply to Roth IRAs. Distributions from qualified plans generally must begin by the later of actual retirement or April 1 of the year following the year participants attain age 70 1/2. Any required minimum distributions must be such that the full amount in the contract will be distributed over a period not greater than the participant's life expectancy or the combined life expectancy of the participant and his or her spouse or designated beneficiary. Distributions made under this method are generally referred to as Life Expectancy Distributions ("LEDs"). An LED program is available to participants in qualified plans or IRAs. Requests to elect this program must be made in writing.

    Under the LED program, regardless of contract year, amounts up to the required minimum distribution may be withdrawn without a deduction for surrender charges, even if the minimum distribution exceeds the 10% allowable amount. See "See Withdrawals and Surrenders on page 8." Any amounts withdrawn during the surrender charge period that are in excess of both the minimum distribution and the 10% free available amount will be subject to any applicable surrender charge.

MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------

AMENDMENTS TO CONTRACTS
    Contracts may be amended to conform to changes in applicable law or interpretations of applicable law, or to accommodate design changes. Changes in the contract may need to be approved by contract owners and state insurance departments. A change in the contract that necessitates a corresponding change in this Prospectus must be filed with the SEC.

ASSIGNMENT
    Owners of contracts issued in connection with non-tax qualified plans may assign their interest in the contract to a spouse or a grantor trust. A written notice of such assignment must be filed with our Annuity Operations Division before it will be honored.

    A pledge or assignment of a contract is treated as payment received on account of a partial surrender of a contract.

    In order to qualify for favorable tax treatment, contracts issued in connection with tax qualified plans may not be sold, assigned, discounted or pledged as collateral for a loan or as security for the performance of an obligation, or for any other purpose, to any person other than to us.

FREE LOOK PERIOD
    We may mail the contract to you or we may deliver it to you in person. You may return a contract for any reason within ten days after you receive it and receive a refund of your premium payment less any withdrawals made as of the date of cancellation. A longer Free Look Period may be required by your state.

MISSTATEMENTS
    If the age or sex of the annuitant or joint annuitant has been misstated, any benefits payable will be adjusted to the amount that the contract value would have purchased based on the annuitant's or joint annuitant's correct age and sex. Overpayments and underpayments made by the company will be charged or credited, as applicable, against future payments to be made under the contract. Interest will be charged on overpayments and credited on underpayments as required by the laws of the state where this contract is delivered.

OWNERSHIP OF THE CONTRACT
    Ordinarily, the purchaser of a contract is both the owner and the annuitant and is entitled to exercise all the rights under the contract. However, the owner may be an individual or entity other than the annuitant. More than one owner may own a contract as joint owner. Transfer of the ownership of a contract may involve federal income tax consequences, and a qualified advisor should be consulted before any such transfer is attempted.

PAYMENT DEFERRAL
    Payment of the contract value in a single sum upon a withdrawal or full surrender of the contract will ordinarily be made as soon as practicable after receipt of the written request by our Annuity Operations Division.

TERMINATION
    If the contract value becomes zero, the contract will immediately terminate unless determined otherwise by an effective rider, amendment or endorsement.

TAXES
--------------------------------------------------------------------------------

INTRODUCTION
    The contracts are designed for use with retirement plans which may or may not be tax-qualified plans ("qualified plans") under the provisions of the Internal Revenue Code of 1986, (the "Code"). The ultimate effect of federal income taxes on the amounts held under a contract, on annuity payments and on the economic benefits of the contract owner, annuitant or beneficiary depends on our income tax status, on the type of retirement plan for which the contract is purchased, and upon the income tax and employment status of the individual concerned.

    The following discussion is general in nature and is not intended as tax advice. The income tax rules are complicated and this discussion is intended only to make you aware of the issues. Each person concerned should consult a professional tax advisor.

COMPANY INCOME TAX STATUS
    We are taxed as a life insurance company under Part 1 of Subchapter L of the Code.

TAXATION OF ANNUITIES IN GENERAL--NON-QUALIFIED PLANS
    Section 72 of the Code governs taxation of annuities. In general, an owner is not taxed on increases in value of the units held under a contract until some form of distribution is made. However, in certain cases the increase in value may be subject to tax currently. In the case of contracts not owned by natural persons, see "Contracts Owned by Non-Natural Persons."

SURRENDERS OR WITHDRAWALS PRIOR TO THE CONTRACT
MATURITY DATE
    Code Section 72 provides that a withdrawal or surrender of the contract prior to the contract maturity date will be treated as taxable income to the extent the amounts held under the contract exceed the "investment in the contract." The "investment in the contract" is that portion, if any, of purchase payments by or on behalf of an individual under a contract that have not been excluded from the individual's gross income. The taxable portion is taxed as ordinary income in an amount equal to the value of the amount received in excess of the "investment in the contract" on account of a withdrawal or surrender of a contract. For purposes of this rule, a pledge or assignment of a contract is treated as a payment received on account of a withdrawal from a contract.

SURRENDERS OR WITHDRAWALS ON OR AFTER THE CONTRACT
MATURITY DATE
    Upon receipt of a lump sum payment under the contract, the recipient is taxed on the portion of the payment that exceeds the investment in the contract. Ordinarily, such taxable portion is taxed as ordinary income.

    For fixed annuity payments, the taxable portion of each payment is determined by using a formula known as the "exclusion ratio," which establishes the ratio that the investment in the contract bears to the total expected amount of annuity payments for the term of the contract. That ratio is then applied to each payment to determine the non-taxable portion of the payment. The remaining portion of each payment is taxed as ordinary income. For certain types of qualified plans, there may be no investment in the contract resulting in the full amount of the payments being taxable. A simplified method of determining the exclusion ratio is effective with respect to qualified plan annuities started after dateYear1996Day18Month11November 18, 1996.

    Withholding of federal income taxes on all distributions may be required unless the recipient elects not to have any amounts withheld and properly notifies our Annuity Operations Division of that election.

PENALTY TAX ON CERTAIN SURRENDERS AND WITHDRAWALS
    Amounts surrendered, withdrawn or distributed before the taxpayer reaches age 59 1/2 are subject to a penalty tax equal to ten percent (10%) of the portion of such amount that is includable in gross income. However, the penalty tax will not apply to withdrawals: (i) made on or after the death of the owner (or where the owner is not an individual, the death of the "primary annuitant," who is defined as the individual the events in whose life are of primary importance in affecting the timing and amount of the payout under the contract);
(ii) attributable to the taxpayer's becoming totally disabled within the meaning of Code Section 72(m)(7); (iii) which are part of a Series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the taxpayer, or the joint lives (or joint life expectancies) of the taxpayer and his or her beneficiary; (iv) from certain qualified plans (such distributions may, however, be subject to a similar penalty under Code Section 72(t) relating to distributions from qualified retirement plans and to a special penalty of 25% applicable specifically to SIMPLE IRAs or other special penalties applicable to Roth IRAs); (v) allocable to investment in the contract before August 14, 1982; (vi) under a qualified funding asset (as defined in Code Section 130(d)); (vii) under an immediate annuity contract (as defined in Code Section 72(u)(4)); or (viii) that are purchased by an employer on termination of certain types of qualified plans and which are held by the employer until the employee separates from service.

    If the penalty tax does not apply to a withdrawal as a result of the application of item (iii) above, and the Series of payments are subsequently modified (other than by reason of death or disability), the tax for the first year when the modification occurs will be increased by an amount (determined by the Treasury regulations) equal to the tax that would have been imposed but for item (iii) above, plus interest for the deferral period, but only if the modification takes place: (a) within 5 years from the date of the first payment, or (b) before the taxpayer reaches age 59 1/2.

    Separate tax withdrawal penalties apply to qualified plans. See "Penalty Tax on Surrenders and Withdrawals from Qualified Contracts."

ADDITIONAL CONSIDERATIONS

DISTRIBUTION-AT-DEATH RULES
    In order to be treated as an annuity contract for federal income tax purposes, a contract must provide the following two distribution rules: (a) if the owner dies on or after the contract maturity date, and before the entire interest in the contract has been distributed, the remainder of the owner's interest will be distributed at least as quickly as the method in effect on the owner's death; and (b) if a owner dies before the contract maturity date, the owner's entire interest generally must be distributed within five (5) years after the date of death, or if payable to a designated beneficiary, may be annuitized over the life or life expectancy of that beneficiary and payments must begin within one (1) year after the owner's date of death. If the beneficiary is the spouse of the owner, the contract (together with the deferral of tax on the accrued and future income hereunder) may be continued in the name of the spouse as owner. Similar distribution requirements apply to annuity contracts under qualified plans (other than Code Section 457 Plans). However, a number of restrictions, limitations and special rules apply to qualified plans and owners should consult with their tax advisor.

    If the primary annuitant, which is not the owner, dies before the maturity date, the owner will become the annuitant unless the owner appoints another annuitant. If the owner is not an individual, the death of the primary annuitant is treated as the death of the owner. In addition, when the owner is not an individual, however, a change in the primary annuitant is treated as the death of the owner. Finally, in the case of non-spousal joint owners, distribution will be required at the earliest death of any of the owners.

    If the owner or a joint owner dies on or after the maturity date, the remaining payments, if any, under the Annuity Payment Option selected will be made at least as rapidly as under the method of distribution in effect at the time of death.

    Any death benefits paid under the contract are taxable to the beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

TRANSFER OF ANNUITY CONTRACTS
    Transfers of nonqualified contracts prior to the maturity date for less than full and adequate consideration to the owner at the time of such transfer, will trigger tax on the gain in the contract, with the transferee getting a step-up in basis for the amount included in the owner's income. This provision does not apply to transfers between spouses and incident to a divorce.

CONTRACTS OWNED BY NON-NATURAL PERSONS
    If a non-natural person (for example, a corporation) holds the contract, the income on that contract (generally the increase in the net surrender value less the premium payments paid) is includable in income each year. The rule does not apply where the non-natural person is the nominal owner of a contract and the beneficial owner is a natural person. The rule also does not apply where the annuity contract is acquired by the estate of a decedent, where the contract is held under a qualified plan, a TSA program or an IRA, where the contract is a qualified funding asset for structured settlements, or where the contract is purchased on behalf of an employee upon termination of a qualified plan.

SECTION 1035 EXCHANGES
    Code Section 1035 provides, in general, that no gain or loss shall be recognized on the exchange of one annuity contract for another. A replacement contract obtained in a tax-free exchange of contracts generally succeeds to the status of the surrendered contract. If the surrendered contract was issued prior to dateYear1982Day14Month8August 14, 1982, the tax rules that formerly provided that the surrender was taxable only to the extent the amount received exceeds the owner's investment in the contract will continue to apply. In contrast, contracts issued on or after dateYear1985Day19Month1January 19, 1985 are, in a Code Section 1035 exchange, treated as new contracts for purposes of the distribution-at-death rules. Special rules and procedures apply to Code Section 1035 transactions. Prospective owners wishing to take advantage of Code Section 1035 should consult their tax advisors.

MULTIPLE CONTRACTS
    Code Section 72(e)(11)(A)(ii) provides that for contracts entered into after October 21, 1988, for purposes of determining the amount of any distribution under Code Section 72(e) (amounts not received as annuities) that is includable in gross income, all nonqualified annuity contracts issued by the same insurer (or affiliate) to the same owner during any calendar year are to be aggregated and treated as one contract. Thus, any amount received under any such contract prior to the contract maturity date, such as a withdrawal, dividend or loan, will be taxable (and possibly subject to the 10% penalty tax) to the extent of the combined income in all such contracts.

    The U.S. Treasury Department has specific authority to issue regulations that prevent the avoidance of Code Section 72(e) through the serial purchase of annuity contracts or otherwise. In addition, there may be situations where the

Treasury may conclude that it would be appropriate to aggregate two or more contracts purchased by the same contract owner. Accordingly, a contract owner should consult a competent tax advisor before purchasing more than one contract or other annuity contracts.

TAXATION OF ANNUITIES IN GENERAL--QUALIFIED PLANS
    The contracts may be used with several types of qualified plans. TSAs, Keoghs, IRAs, Corporate Pension and Profit-sharing Plans and State Deferred Compensation Plans will be treated, for purposes of this discussion, as qualified plans. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. No attempt is made here to provide more than general information about the use of the contracts with the various types of qualified plans. PHL Variable reserves the right at any time to discontinue the availability of this contract for use with qualified plans. Participants under such qualified plans as well as owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such qualified plans may be subject to the terms and conditions of the plans themselves or limited by applicable law, regardless of the terms and conditions of the contract issued in connection therewith. For example, PHL Variable will accept beneficiary designations and payment instructions under the terms of the contract without regard to any spousal consent that may be required under the Retirement Equity Act (REA). Consequently, a owner's beneficiary designation or elected annuity payment option may not be enforceable.

    Under certain circumstances, the proceeds of a surrender of a contract may qualify for "lump sum distribution" treatment under qualified plans. See your tax advisor if you think you may qualify for "lump sum distribution" treatment. The 5-year averaging rule for lump sum distribution has been repealed for tax years beginning after 1999.

    Effective January 1, 1993, Section 3405 of the Internal Revenue Code was amended to change the roll-over rules applicable to the taxable portions of distributions from qualified pension and profit-sharing plans and Section 403(b) TSA arrangements. Taxable distributions eligible to be rolled over generally will be subject to 20 percent income tax withholding. Mandatory withholding can be avoided only if the employee arranges for a direct rollover to another qualified pension or profit-sharing plan or to an IRA.

    The new mandatory withholding rules apply to all taxable distributions from qualified plans or TSAs (not including IRAs), except (a) distributions required under the Code, (b) substantially equal distributions made over the life (or life expectancy) of the employee, or for a term certain of 10 years or more and
(c) the portion of distributions not includable in gross income (i.e., return of after-tax contributions).

    On July 6, 1983, the Supreme Court decided in ARIZONA GOVERNING COMMITTEE VS. NORRIS that optional annuity benefits provided under an employer's deferred compensation plan could not, under Title VII of the Civil Rights Act of 1964, vary between men and women. The contracts sold by PHL Variable in connection with certain qualified plans will utilize annuity tables that do not differentiate on the basis of sex. Such annuity tables also will be available for use in connection with certain nonqualified deferred compensation plans.

    Numerous changes have been made to the income tax rules governing qualified plans as a result of legislation enacted during the past several years, including rules with respect to: coverage, participation, maximum contributions, required distributions, penalty taxes on early or insufficient distributions and income tax withholding on distributions. The following are general descriptions of the various types of qualified plans and of the use of the contracts in connection therewith.

TAX SHELTERED ANNUITIES (TSAS)
    Code Section 403(b) permits public school systems and certain types of charitable, educational and scientific organizations, generally specified in Code Section 501(c)(3), to purchase annuity contracts on behalf of their employees and, subject to certain limitations, allows employees of those organizations to exclude the amount of payments from gross income for federal income tax purposes. These annuity contracts are commonly referred to as TSAs.

    For taxable years beginning after December 31, 1988, Code Section 403(b)(11) imposes certain restrictions on a owner's ability to make withdrawals from, or surrenders of, Code Section 403(b) Contracts, if the cash withdrawn is attributable to payments made under a salary reduction agreement. Specifically, Code Section 403(b)(11) allows a owner to make a surrender or withdrawal only
(a) when the employee attains age 59 1/2, separates from service, dies or becomes disabled (as defined in the Code), or (b) in the case of hardship. In the case of hardship, the distribution amount cannot include any income earned under the contract.

    The 1988 Act amended the effective date of Code Section 403(b)(11), so that it applies only with respect to distributions from Code Section 403(b) Contracts which are attributable to assets other than assets held as of the close of the last year beginning before dateYear1989Day1Month1January 1, 1989. Thus, the distribution restrictions do not apply to assets held as of dateYear1988Day31Month12December 31, 1988.

    In addition, in order for certain types of contributions under a Code
Section 403(b) Contract to be excluded from taxable income, the employer must comply with certain nondiscrimination requirements. Owners should consult their employers to determine whether the employer has complied with these rules.

KEOGH PLANS
    The Self-Employed Individual Tax Retirement Act of 1962, as amended permits self-employed individuals to establish "Keoghs" or qualified plans for themselves and their employees. The tax consequences to participants under such a plan depend upon the terms of the plan. In addition, such plans are limited by law with respect to the maximum permissible contributions, distribution dates, nonforfeitability of interests, and tax rates applicable to distributions. In order to establish such a plan, a plan document must be adopted and implemented by the employer, as well as approved by the IRS.

INDIVIDUAL RETIREMENT ANNUITIES
    Code Sections 408 and 408A permit eligible individuals to contribute to an individual retirement program known as an "IRA." These IRAs are subject to limitations on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. In addition, distributions from certain other types of qualified plans may be placed on a tax-deferred basis into an IRA. Effective January 1, 1997, employers may establish a new type of IRA called SIMPLE (Savings Incentive Match Plan for Employees). Special rules apply to participants' contributions to and withdrawals from SIMPLE IRAs. Also effective January 1, 1997, salary reduction IRAs (SARSEP) no longer may be established. Effective January 1, 1998, individuals may establish Roth IRAs. Special rules also apply to contributions to and withdrawals from Roth IRAs.

CORPORATE PENSION AND PROFIT-SHARING PLANS
    Code Section 401(a) permits corporate employers to establish various types of retirement plans for employees. Such retirement plans may permit the purchase of contracts to provide benefits hereunder.

    These retirement plans may permit the purchase of the contracts to provide benefits under the Plan. Contributions to the Plan for the benefit of employees will not be includable in the gross income of the employee until distributed from the Plan. The tax consequences to participants may vary depending upon the particular Plan design. However, the Code places limitations and restrictions on all Plans, including on such items as: amount of allowable contributions; form, manner and timing of distributions; transferability of benefits; vesting and nonforfeitability of interests; nondiscrimination in eligibility and participation; and the tax treatment of distributions, withdrawals and surrenders. Participant loans are not allowed under the contracts purchased in connection with these Plans. Purchasers of contracts for use with Corporate Pension or Profit-sharing Plans should obtain competent tax advice as to the tax treatment and suitability of such an investment.

DEFERRED COMPENSATION PLANS WITH RESPECT TO SERVICE FOR STATE AND LOCAL GOVERNMENTS AND TAX EXEMPT ORGANIZATIONS

    Code Section 457 provides for certain deferred compensation plans with respect to service for state and local governments and certain other entities. The contracts may be used in connection with these plans; however, under these plans if issued to tax exempt organizations, the owner is the plan sponsor, and the individual participants in the plans are the annuitants. Under such contracts, the rights of individual plan participants are governed solely by their agreements with the plan sponsor and not by the terms of the contracts. Effective in 1997 for new state and local government plans, such plans must be funded through a tax-exempt annuity contract held for the exclusive benefit of plan participants.

PENALTY TAX ON CERTAIN SURRENDERS AND WITHDRAWALS FROM QUALIFIED PLANS
    In the case of a withdrawal under a qualified plan, a ratable portion of the amount received is taxable, generally based on the ratio of the individual's cost basis to the individual's total accrued benefit under the retirement plan. Special tax rules may be available for certain distributions from a qualified plan. Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distribution from qualified retirement plans, including contracts issued and qualified under Code Sections 401 (Keogh and Corporate Pension and Profit-sharing Plans), Tax-Sheltered Annuities and Individual Retirement Annuities other than Roth IRAs. The penalty is increased to 25% instead of 10% for SIMPLE IRAs if distribution occurs within the first two years of the owner's participation in the SIMPLE IRA. To the extent amounts are not includable in gross income because they have been properly rolled over to an IRA or to another eligible qualified plan, no tax penalty will be imposed. The tax penalty will not apply to the following distributions: (a) if distribution is made on or after the date on which the owner or annuitant (as applicable) reaches age 59 1/2; (b) distributions following the death or disability of the owner or annuitant (as applicable) (for this purpose disability is as defined in Section 72(m)(7) of the Code); (c) after separation from service, distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner or annuitant (as applicable) or the joint lives (or joint life expectancies) of such owner or annuitant (as applicable) and his or her designated beneficiary; (d) distributions to a owner or annuitant (as applicable) who has separated from service after he has attained age 55; (e) distributions made to the owner or annuitant (as applicable) to the extent such distributions do not exceed the amount allowable as a deduction under Code Section 213 to the owner or annuitant (as applicable) for amounts paid during the taxable year for medical care; (f) distributions made to an alternate payee pursuant to a qualified domestic relations order; (g) distributions from an IRA for the purchase of medical insurance (as described in Section 213(d)(1)(D) of the Code) for the owner and his or her spouse and dependents if the owner has received unemployment compensation for at least 12 weeks; and (h) distributions from IRAs for first-time home purchase expenses (maximum $10,000) or certain qualified educational expenses of the owner, spouse, children or grandchildren of the owner. This exception will no longer apply after the owner has been reemployed for at least 60 days. The exceptions stated in items (d) and (f) above do not apply in the case of an IRA. The exception stated in item (c) applies to an IRA without the requirement that there be a separation from service.

    Generally, distributions from a qualified plan must commence no later than April 1 of the calendar year following the later of: (a) the year in which the employee attains age 70 1/2 or (b) the calendar year in which the employee retires. The date set forth in (b) does not apply to a regular or SIMPLE IRA and the required distribution rules do not apply to Roth IRAs. Required distributions must be over a period not exceeding the life expectancy of the individual or the joint lives or life expectancies of the individual and his or her designated beneficiary. If the required minimum distributions are not made, a 50% penalty tax is imposed as to the amount not distributed.

SEEK TAX ADVICE
    The above description of federal income tax consequences of the different types of qualified plans which may be funded by the contracts offered by this Prospectus is only a brief summary meant to alert you to the issues and is not intended as tax advice. The rules governing the provisions of qualified plans are extremely complex and often difficult to comprehend. Anything less than full compliance with the applicable rules, all of which are subject to change, may have adverse tax consequences. A prospective owner considering adoption of a qualified plan and purchase of a contract in connection therewith should first consult a qualified tax advisor, with regard to the suitability of the contract as an investment vehicle for the qualified plan.

DESCRIPTION OF PHL VARIABLE
--------------------------------------------------------------------------------

OVERVIEW

    Our executive and administrative office is located at One American Row, Hartford, Connecticut, 06103-2899.

    PHL Variable is a stock life insurance company, It was incorporated in Connecticut on July 15, 1981, is a wholly owned subsidiary of Phoenix Life Insurance Company ("Phoenix") through its holding company, PM Holdings, Inc. Phoenix is a life insurance company, which is wholly owned by The Phoenix Companies, Inc. ("PNX"), which is a manufacturer of insurance, annuity and investment products and services. PNX was organized in Connecticut in 1851. In 1992, in connection with its merger with Home Life Insurance Company, Phoenix redomiciled to New York.

    On June 25, 2001, the effective date of its demutualization, Phoenix converted from a mutual life insurance company to a stock life insurance company and became a wholly owned subsidiary of PNX. In addition, on June 25, 2001, PNX completed its initial public offering (IPO).

    The following chart illustrates our corporate structure as of December 31, 2005.

                          ---------------------------
                          The Phoenix Companies, Inc.
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                                      |
                 |-------------------------------------------|
                 |                                           |
     ------------------------------      ---------------------------------------
     Phoenix Life Insurance Company      Other Domestic and Foreign Subsidiaries
                 100%                                  Various %S
     ------------------------------      ---------------------------------------
                  |
                  |
       -----------
       |
       |
----------------
PM Holdings, Inc
     100%
----------------
      |
      |     ------------------------------
      ----  PHL Variable Insurance Company
      |                  100%
      |     ------------------------------
      |     ---------------------------------------
      ----  Other Domestic and Foreign Subsidiaries
                          Various %S
            ---------------------------------------

    We are a manufacturer of life insurance, annuity and investment products. We provide products and services through a wide variety of third-party professionals and institutional consultants.

          We derive our revenues principally from:

[diamond] premiums on life insurance;

[diamond] insurance and investment product fees on variable life and annuity products and universal life products; and

[diamond] net investment income and net realized investment gains.

    Under accounting principles generally accepted in the United States, or GAAP, premium and deposit collections for variable life, universal life and annuity products are not recorded as revenues. For certain investment options of variable products, collections are reflected on our balance sheet as an increase in separate account liabilities. Collections for universal life, fixed annuities, and certain investment options of variable annuities are reflected on our balance sheet as an increase in policyholder deposit funds. Collections for other products are reflected on our balance sheet as an increase in policy liabilities and accruals.

          Our expenses consist principally of:

[diamond] insurance policy benefits provided to policyholders, including interest credited on policies;

[diamond] deferred policy acquisition costs amortization;

[diamond] other operating expenses; and

[diamond] income taxes.

          Our profitability depends principally upon:

[diamond] the adequacy of our product pricing, which is primarily a function of our:

          o   ability to select underwriting risks;
          o   mortality experience;
          o   ability to generate investment earnings;
          o ability to maintain expenses in accordance with our pricing assumptions; and
          o persistency on policies issued (the percentage of policies remaining in force from year to year as measured by premiums);

[diamond] the amount and composition of funds on deposit;

[diamond] the maintenance of our target spreads between the rate of earnings on our investments and interest rates credited to customers; and

[diamond] our ability to manage expenses.

    Our sales and financial results over the last several years have been affected by demographic, industry and market trends. The baby boom generation has begun to enter its prime savings years. Americans generally have begun to rely less on defined benefit retirement plans, social security and other government programs to meet their postretirement financial needs. Product preferences have shifted between fixed and variable options depending on market and economic conditions. Our balanced product portfolio including universal life, variable life and variable annuity products is well positioned to meet this shifting demand.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------------

SELECTED FINANCIAL DATA
    The following selected financial data should be read in conjunction with the financial statements and notes, which can be found at the end of this Prospectus.

QUARTERLY DATA
                                                                      THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                        SEPTEMBER 30,                     SEPTEMBER 30,
                                                                -------------------------------  --------------------------------
                                                                     2006            2005             2006             2005
                                                                --------------- ---------------  ---------------  ---------------
REVENUES:

Premiums........................................................ $       2,975   $       1,595    $       8,669    $       4,486
Insurance and investment product fees...........................        46,015          26,496          129,850           75,663
Investment income, net of expenses..............................        30,404          38,323           99,370          114,244
Net realized investment losses..................................          (169)         (3,062)          (4,315)          (5,332)
                                                                --------------- ---------------  ---------------  ---------------
TOTAL REVENUES..................................................        79,225          63,352          233,574          189,061
                                                                --------------- ---------------  ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits.................................................        28,548          32,439          109,036           97,882
Policy acquisition cost amortization............................        27,480          14,105           61,304           65,421
Other operating expenses........................................        14,781           6,376           50,556           23,094
                                                                --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES.....................................        70,809          52,920          220,896          186,397
                                                                --------------- ---------------  ---------------  ---------------
Income before income taxes......................................         8,416          10,432           12,678            2,664
Applicable income taxes (benefit)...............................         1,027           1,149            2,128           (1,754)
                                                                --------------- ---------------  ---------------  ---------------
NET INCOME...................................................... $       7,389   $       9,283    $      10,550    $       4,418
                                                                =============== ===============  ===============  ===============


                                                                                                          SEPTEMBER 30,
                                                                                                 --------------------------------
                                                                                                      2006             2005
                                                                                                 ---------------  ---------------
TOTAL ASSETS..................................................................................... $   5,622,239    $   5,940,954
                                                                                                 ===============  ===============


ANNUAL DATA

                                                                            YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------------------------------------
                                                    2005             2004            2003             2002             2001
                                               ---------------  --------------- ---------------  ---------------  ---------------
REVENUES:

Premiums....................................... $       9,521    $       7,367   $       5,829    $       4,372   $        5,129
Insurance and investment product fees..........       109,270           83,300          65,529           46,915           32,379
Investment income, net of expenses.............       154,374          143,862         133,531           92,472           30,976
Net realized investment gains (losses).........       (10,569)           5,121             768          (16,167)          (1,196)
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL REVENUES.................................       262,596          239,650         205,657          127,592           67,288
                                               ---------------  --------------- ---------------  ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits................................       130,279          136,760         127,311           98,915           39,717
Policy acquisition cost amortization...........        80,402           45,027          20,040           23,182            8,477
Other operating expenses.......................        50,493           35,683          35,288           27,386           15,305
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES....................       261,174          217,470         182,639          149,483           63,499
                                               ---------------  --------------- ---------------  ---------------  ---------------
Income (loss) before income taxes..............         1,422           22,180          23,018          (21,891)           3,789
Applicable income taxes (benefit)..............        (2,801)           5,465           8,369           (8,635)             539
                                               ---------------  --------------- ---------------  ---------------  ---------------
NET INCOME (LOSS).............................. $       4,223    $      16,715   $      14,649    $     (13,256)   $       3,250
                                               ===============  =============== ===============  ===============  ===============


                                                                                 DECEMBER 31,
                                               ----------------------------------------------------------------------------------
                                                    2005             2004            2003             2002             2001
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL ASSETS................................... $   5,980,140    $   6,035,711   $   5,632,854    $   4,383,520    $   2,705,224
                                               ===============  =============== ===============  ===============  ===============

RECENTLY ISSUED ACCOUNTING STANDARDS
    Fair Value Measurements: In September 2006, the Financial Accounting Standards Board, or the FASB, issued SFAS 157, Fair Value Measurements, or SFAS
157. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other existing accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. This guidance is effective for fiscal years beginning after dateYear2007Day15Month11November 15, 2007. We are currently assessing the impact of SFAS 157 on our financial position and results of operations.

    Uncertain Tax Positions: In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, or FIN 48. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on measurement and classification of taxes and introduces new disclosure requirements. This guidance is effective for fiscal years beginning after dateYear2006Day15Month12December 15, 2006. We are currently assessing the impact of FIN 48 on our financial position and results of operations.

    Deferred Acquisition Costs: In September 2005, the Accounting Standards Executive Committee, or AcSEC, of the American Institute of Certified Public Accountants, or AICPA, issued Statement of Position 05-1, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts, or SOP 05-1. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, or SFAS No. 97. The SOP defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. This SOP is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We will adopt SOP 05-1 on January 1, 2007. We are currently assessing the impact of SOP 05-1 on our financial position and results of operations.

    Servicing of Financial Assets: In March 2006, the Financial Accounting Standards Board issued SFAS 156, Accounting for Servicing of Financial Servicing of Financial Assets, an amendment of FASB Statement No. 140, or SFAS 156. SFAS 156 provides guidance on recognition and disclosure of servicing assets and liabilities and is effective beginning January 1, 2007. We do not expect our adoption of SFAS 156 to have a material impact on our financial statements.

ACCOUNTING CHANGES

    Certain Hybrid Financial Instruments: Effective January 1, 2006, we adopted SFAS 155, Accounting for Certain Hybrid Financial Instruments, or SFAS 155. SFAS 155 resolves certain issues surrounding the accounting for beneficial interests in securitized financial assets. Our adoption of SFAS 155 did not have a material effect on our financial statements.

    Other-Than-Temporary Impairments: Effective January 1, 2006, we adopted FASB Staff Position Nos. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, or FSP 115-1. FSP 115-1 provides guidance as to the determination of other-than-temporarily impaired securities and requires certain financial disclosures with respect to unrealized losses. These accounting and disclosure requirements largely codify our existing practices as to other-than-temporarily impaired securities and, accordingly, our adoption did not have a material effect on our financial statements.

CRITICAL ACCOUNTING ESTIMATES
    The discussion and analysis of our results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Critical accounting estimates are reflective of significant judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

[diamond] Deferred Policy Acquisition Costs ("DAC")

    The costs of acquiring new business, principally commissions, underwriting, distribution and policy issue expenses, all of which vary with and are primarily related to production of new business, are deferred.

    We amortize DAC based on the related policy's classification. For individual life insurance policies, DAC is amortized in proportion to estimated gross margins. For universal life, variable universal life and accumulation annuities, DAC is amortized in proportion to estimated gross profits, or EGPs. Policies may be surrendered for value or exchanged for a different one of our products (internal replacement). The DAC balance associated with the replaced or surrendered policies is amortized to reflect these surrenders.

    Each year, we develop future EGPs for the products sold during that year. The EGPs for products sold in a particular year are aggregated into cohorts. Future EGPs are projected for the estimated lives of the contracts. The amortization of DAC requires the use of various assumptions, estimates and judgments about the future. The assumptions, in the aggregate, are considered important in the projections of EGPs. The assumptions developed as part of our annual process are based on our current best estimates of future events, which are likely to be different for each year's cohort. Assumptions considered to be significant in the development of EGPs include separate account fund performance, surrender and lapse rates, interest margin, mortality, premium persistency and expenses. These assumptions are reviewed on a regular basis and are generally based on our past experience, industry studies, regulatory requirements and estimates about the future.

    To determine the reasonableness of the prior assumptions used and their impact on previously projected account values and the related EGPs, we evaluate, on a quarterly basis, our previously projected EGPs. Our process to assess the reasonableness of our EGPs involves the use of internally developed models, together with studies and actual experience. Incorporated in each scenario are our current best estimate assumptions with respect to separate account returns, surrender and lapse rates, interest margin, mortality, premium persistency and expenses.

    Underlying assumptions for future periods of EGPs are not altered unless experience deviates significantly from original assumptions. For example, when lapses of our insurance products meaningfully exceed levels assumed in determining the amortization of DAC, we adjust amortization to reflect the change in future premiums or EGPs resulting from the unexpected lapses. In the event that we were to revise assumptions used for prior year cohorts, our estimate of projected account values would change and the related EGPs in the DAC amortization model would be adjusted to reflect such change. This process is known as "unlocking". Continued favorable experience on key assumptions, which could include increasing separate account fund return performance, decreasing lapses or decreasing mortality could result in an unlocking which would result in a decrease to DAC amortization and an increase in the DAC asset.

    Finally, an analysis is performed periodically to assess whether there are sufficient gross margins or gross profits to amortize the remaining DAC balances.

    The separate account fund performance assumption is critical to the development of the EGPs related to our variable annuity and variable life insurance businesses. As equity markets do not move in a systematic manner, we use a mean reversion method (reversion to the mean assumption), a common industry practice to determine the future equity market growth rate assumption used for the amortization of DAC. This practice assumes that the expectation for long-term appreciation is not changed by minor short-term market fluctuations. The average long-term rate of assumed separate account fund performance used in estimating gross profits was 6.0% (after fund fees and mortality and expense charges) for the variable annuity business and 6.9% (after fund fees and mortality and expense charges) for the variable life business at September 30, 2006.

    We perform analysis with respect to the sensitivity of a change in the separate account performance assumption as it is critical to the development of the EGPs related to our variable annuity and variable life insurance business. Equity market movements have a significant impact on the account value of variable life and annuity products and the fees earned on these. EGPs could increase or decrease with these movements in the equity market. Sustained and significant changes in the equity markets could therefore have an impact on DAC amortization.

    To illustrate the effects of this analysis, assume we had concluded that a revision to previously projected account returns and related EGPs was required as of September 30, 2006. For example, if we had used a 100 basis points lower separate account return assumption (after fund fees and mortality and expense charges) for both the variable annuity and the variable life businesses and used our current best estimate assumptions for all other assumptions to project account values forward from the current value to reproject EGPs, the estimated increase to amortization and decrease to net income would be approximately $2,045 thousand, after-tax, for the nine months ended September 30, 2006.

    If instead we had used a 100 basis points higher separate account return assumption (after fund fees and mortality and expense charges) for both the variable annuity and variable life businesses and used our current best estimate assumptions for all other assumptions to project account values forward from the current value to reproject EGPs, the estimated decrease to amortization and increase to net income would be approximately $2,364 thousand, after-tax, for the nine months ended September 30, 2006.

    Although such hypothetical revisions are not currently required or anticipated, we believe they could reasonably occur based on past variances in experience.

    See our 2005 Annual Report on Form 10-K for a further description of our critical accounting estimates.

    Policy Liabilities and Accruals

    Revenues for annuity and universal life products consist of net investment income and mortality, administration and surrender charges assessed against the fund values during the period. Related benefit expenses include universal life benefit claims in excess of fund values and net investment income credited to fund values. We recognize premiums for long-duration life insurance products as revenue when due from policyholders. We recognize life insurance premiums for short-duration life insurance products as premium revenue pro rata over the related contract periods. We match benefits, losses and related expenses with premiums over the related contract periods.

    We recognize assets and liabilities related to reinsurance ceded contracts on a gross basis. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

    Future policy benefits are liabilities for life and annuity products. We establish liabilities in amounts adequate to meet the estimated future obligations of policies in force. Future policy benefits for variable universal life, universal life and annuities in the accumulation phase are computed using the deposit method which is the sum of the account balance, unearned revenue liability and liability for minimum policy benefits. Future policy benefits for term and annuities in the payout phase that have significant mortality risk are computed using the net level premium method on the basis of actuarial assumptions at the issue date of these contracts for rates of interest, contract administrative expenses, mortality and surrenders. We establish liabilities for outstanding claims, losses and loss adjustment expenses based on individual case estimates for reported losses and estimates of unreported losses based on past experience.

    We determine the fair value of deferred annuities with an interest guarantee of one year or less at the amount of the policy reserve. In determining the fair value of deferred annuities with interest guarantees greater than one year, we use a discount rate equal to the appropriate U.S. Treasury rate, plus 150 basis points, to determine the present value of the projected account value of the policy at the end of the current guarantee period.

[diamond] Valuation of Debt and Equity Securities

    We classify our debt and equity securities as available-for-sale and report them in our balance sheet at fair value. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value by discounting debt security cash flows to reflect interest rates currently being offered on similar terms to borrowers of similar credit quality, by quoted market prices of comparable instruments and by independent pricing sources or internally developed pricing models.


FAIR VALUE OF GENERAL ACCOUNT FIXED MATURITY       AS OF DECEMBER 31, 2005
SECURITIES BY PRICING SOURCE:                -----------------------------------
($ in thousands)                                 FIXED              % OF
                                              MATURITIES            TOTAL
                                            AT FAIR VALUE        FAIR VALUE
                                            ----------------  -----------------

Priced via independent market quotations... $    2,465,766            89%
Priced via matrices........................        176,390             6%
Priced via broker quotations...............         63,819             2%
Priced via other methods...................         36,408             1%
Short-term investments*....................         47,108             2%
                                           ---------------  -----------------
TOTAL...................................... $    2,789,491           100%
                                           ================  =================

*Short-term investments are valued at amortized cost, which approximates fair value.

    Investments whose value, in our judgment, is considered to be other-than-temporarily impaired are written down to fair value as a charge to realized losses included in our earnings. The cost basis of these written-down investments is adjusted to fair value at the date the determination of impairment is made. The new cost basis is not changed for subsequent recoveries in value. For mortgage-backed and other asset-backed debt securities, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic lives of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and any resulting adjustment is included in net investment income. For certain asset-backed securities, changes in estimated yield are recorded on a prospective basis and specific valuation methods are applied to these securities to determine if there has been an other-than-temporary decline in value.

[diamond] Deferred Income Taxes

    We account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. The deferred tax assets and/or liabilities are determined by multiplying the differences between the financial reporting and tax reporting bases for assets and liabilities by the enacted tax rates expected to be in effect when such differences are recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances on deferred tax assets are estimated based on our assessment of the realizability of such amounts.

    We have elected to file a consolidated federal income tax return for 2005 and prior years. Within the consolidated tax return, we are required by regulations of the Internal Revenue Service, or the IRS, to segregate our companies into two groups: life insurance companies and non-life insurance companies. We are limited as to the amount of any operating losses from one group that can be offset against taxable income of the other group. These limitations affect the amount of any operating loss carryforwards that we have recorded in our deferred tax assets now or in the future.

    As of December 31, 2005, we had deferred tax assets of $7.9 million related to $22.8 million of net operating losses for federal income tax purposes. The losses are scheduled to expire in 2017.

    We have determined, based on our earnings and future income, that it is more likely than not that the deferred income tax assets after valuation allowance already recorded as of September 30, 2006 and December 31, 2005 will be realized. In determining the adequacy of future income, we have considered projected future income, reversal of existing temporary differences and available tax planning strategies that could be implemented, if necessary.

    Our federal income tax returns are routinely audited by the IRS and estimated provisions are routinely provided in the financial statements in anticipation of the results of these audits. The IRS has examined our consolidated group's federal income tax returns through 2001. The IRS is currently examining our federal income tax returns for 2002 and 2003. While it is often difficult to predict the outcome of these audits, including the timing of any resolution of any particular tax matter, we believe that our reserves, as recorded in other liabilities on the balance sheet, are adequate for all open tax years. Unfavorable resolution of any particular issue could result in additional use of cash to pay liabilities that would be deemed owed to the IRS. Additionally, any unfavorable or favorable resolution of any particular issue could result in an increase or decrease, respectively, to our effective income tax rate to the extent that our estimates differ from the ultimate resolution.

STATUTORY CAPITAL AND SURPLUS AND RISK-BASED CAPITAL
    Connecticut Insurance Law requires that Connecticut life insurers report their risk-based capital. Risk-based capital is based on a formula calculated by applying factors to various asset, premium and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk and business risk. The Connecticut Insurance Department has regulatory authority to require various actions by, or take various actions against, insurers whose Total Adjusted Capital (capital and surplus plus AVR) does not exceed certain risk-based capital levels.

    The levels of regulatory action, the trigger point and the corrective actions required are summarized below:

    COMPANY ACTION LEVEL - results when Total Adjusted Capital falls below 200% of Authorized Control Level at which point the company must file a comprehensive plan to the state insurance regulators;

    REGULATORY ACTION LEVEL - results when Total Adjusted Capital falls below 150% of Authorized Control Level where, in addition to the above, insurance regulators are required to perform an examination or analysis deemed necessary and issue a corrective order specifying corrective actions;

    AUTHORIZED CONTROL LEVEL - results when Total Adjusted Capital falls below 100% of Authorized Control Level risk-based capital as defined by the NAIC where, in addition to the above, the insurance regulators are permitted but not required to place the company under regulatory control; and

    MANDATORY CONTROL LEVEL - results when Total Adjusted Capital falls below 80% of Authorized Control Level where insurance regulators are required to place the company under regulatory control.

    At December 31, 2005, our Total Adjusted Capital level was in excess of 300% of Company Action Level.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

SUMMARY FINANCIAL DATA:              THREE MONTHS ENDED                              NINE MONTHS ENDED
($ in thousands)                        SEPTEMBER 30,                                   SEPTEMBER 30,
                              --------------------------------                  --------------------------------
                                   2006             2005            CHANGE           2006             2005            CHANGE
                              ---------------  ---------------  --------------- ---------------  ---------------  ---------------
REVENUES:
Premiums...................... $       2,975    $       1,595    $       1,380   $       8,669    $       4,486    $       4,183
Insurance and investment
  product fees................        46,015           26,496           19,519         129,850           75,663           54,187
Investment income, net of
  expenses....................        30,404           38,323           (7,919)         99,370          114,244          (14,874)
Net realized investment losses          (169)          (3,062)           2,893          (4,315)          (5,332)           1,017
                              ---------------  ---------------  --------------- ---------------  ---------------  ---------------
TOTAL REVENUES................        79,225           63,352           15,873         233,574          189,061           44,513
                              ---------------  ---------------  --------------- ---------------  ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits...............        28,548           32,439           (3,891)        109,036           97,882           11,154
Policy acquisition cost
  amortization................        27,480           14,105           13,375          61,304           65,421           (4,117)
Other operating expenses......        14,781            6,376            8,405          50,556           23,094           27,462
                              ---------------  ---------------  --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES...        70,809           52,920           17,889         220,896          186,397           34,499
                              ---------------  ---------------  --------------- ---------------  ---------------  ---------------
Income before income taxes....         8,416           10,432           (2,016)         12,678            2,664           10,014
Applicable income taxes
  (benefit)...................         1,027            1,149             (122)          2,128           (1,754)           3,882
                              ---------------  ---------------  --------------- ---------------  ---------------  ---------------
NET INCOME.................... $       7,389    $       9,283    $      (1,894)  $      10,550    $       4,418    $       6,132
                              ===============  ===============  =============== ===============  ===============  ===============

Three and nine months ended September 30, 2006 vs. September 30, 2005
---------------------------------------------------------------------
    Premium revenues for the three and nine months ended September 30, 2006 increased $1,380 thousand, or 87%, and $4,183 thousand, or 93%, over the comparable periods in 2005 due to higher sales of our term life insurance products.

    Insurance and investment product fees for the three and nine months ended September 30, 2006 increased $19,519 thousand, or 74%, and $54,187 thousand, or 72%, respectively, over the comparable periods in 2005 due principally to higher universal life fees resulting from higher sales and growth of policies in force.

    Net investment income from the three and nine months ended September 30, 2006 decreased 21% and 13%, respectively, from the comparable periods in 2005. These decreases were primarily due to lower incidence of make-whole premiums on called bonds and lower invested asset amounts related to a decrease in annuity funds on deposit, primarily related to discontinued products.

    Net realized investment losses for the three and nine-month periods ended September 30, 2006 decreased 97% and 43%, respectively, from the comparable periods in 2005 due to an improving credit cycle that resulted in fewer impairment losses in 2006 over the comparable 2005 period.

    Policy benefits for the three and nine months ended September 30, 2006 decreased 12% from the comparable period in 2005 as a result of lower interest credited for annuities which resulted from the decline in general account funds on deposit, primarily related to discontinued products. These decreases were partially offset by higher benefit costs for universal life, which resulted from growth of policies in force. Policy benefits for the nine months ended September 30, 2006 increased 12% over the comparable period in 2005 primarily due to higher universal life benefit costs resulting from higher claims and growth of policies in force, partially offset by lower interest credited on annuities.

    Policy acquisition cost amortization for the three months ended September 30, 2006 increased $13,375 thousand, or 95%, over the comparable period in 2005 due primarily to higher insurance and other margins for universal life. Policy amortization for the nine months ended September 30, 2006 decreased $4,117 thousand, or 6%, from the comparable period in 2005 due primarily to the effects of unlocking which increased annuity amortization in 2005 partially offset by unlocking effects in 2005 which reduced universal life amortization.

    Other operating expenses for the three and nine months ended September 30, 2006 increased 132% and 119%, respectively, over the comparable periods in 2005 as a result of higher non-deferred expenses, such as maintenance and indirect costs associated with business growth and premium taxes driven primarily by the increase in universal life new business.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005

SUMMARY FINANCIAL DATA:                               YEAR ENDED
($ in thousands)                                      DECEMBER 31,
                                            -------------------------------
                                                 2005            2004            CHANGE
                                            --------------- ---------------  ---------------
REVENUES:
Premiums................................... $       9,521   $       7,367    $       2,154
Insurance and investment product fees......       109,270          83,300           25,970
Investment income, net of expenses.........       154,374         143,862           10,512
Net realized investment gains (losses).....       (10,569)          5,121          (15,690)
                                            --------------- ---------------  ---------------
TOTAL REVENUES.............................       262,596         239,650           22,946
                                            --------------- ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits............................       130,279         136,760           (6,481)
Policy acquisition cost amortization.......        80,402          45,027           35,375
Other operating expenses...................        50,493          35,683           14,810
                                            --------------- ---------------  ---------------
TOTAL BENEFITS AND EXPENSES................       261,174         217,470           43,704
                                            --------------- ---------------  ---------------
Income before income taxes.................         1,422          22,180          (20,758)
Applicable income taxes (benefit)..........        (2,801)          5,465           (8,266)
                                            --------------- ---------------  ---------------
NET INCOME................................. $       4,223   $      16,715    $     (12,492)
                                            =============== ===============  ===============

    Year Ended December 31, 2005 vs. December 31, 2004
    --------------------------------------------------
    Premiums increased 29% in 2005 over 2004 due to higher sales of our term life insurance products.

    Insurance and investment product fees increased 31% in 2005 over 2004 due to higher sales of universal life products in 2005. We experienced a significant increase in large estate and business planning cases, some of which involved the use of non-recourse premium financing. In the first quarter of 2006 we affirmed our position that we will not accept sales of policies that employ this type of premium financing and do not contain strong evidence of insurance need and an insurable interest. We believe our vigilance in monitoring this activity, along with regulatory developments in this area, may impact sales but expect the overall trend in life sales to remain positive in 2006.

    Net realized investment gains (losses) worsened to a loss of $10,569 thousand in 2005 compared to a gain of $5,121 thousand in 2004 due to debt impairments and higher realized losses on sales of debt securities, in addition to lower gains on sales of debt and equity securities.

    Amortization of deferred policy acquisition costs increased 79% in 2005 over 2004 due primarily to higher DAC balances, improved investment margins for annuities and the effects of an adjustment or "unlocking" of assumptions. The unlocking was driven by revised assumptions regarding mortality experience offset by interest rate and spread adjustments for annuities.

    Other operating expenses increased 42% in 2005 over 2004 as a result of higher commissions, expenses and premium taxes driven by the increase in universal life new business.

GENERAL ACCOUNT
    The invested assets in our general account are generally of high quality and broadly diversified across asset classes, sectors and individual credits and issuers. Our investment professionals manage these general account assets in investment segments that support specific product liabilities. These investment segments have distinct investment policies that are structured to support the financial characteristics of the related liabilities within them. Segmentation of assets allows us to manage the risks and measure returns on capital for our various products.

SEPARATE ACCOUNTS
    Separate account assets are managed in accordance with the specific investment contracts and guidelines relating to our variable products. We generally do not bear any investment risk on assets held in separate accounts. Rather, we receive investment management fees based on assets under management. Assets held in separate accounts are not available to satisfy general account obligations.

DEBT AND EQUITY SECURITIES HELD IN GENERAL ACCOUNT
    Our general account debt securities portfolio consists primarily of investment-grade publicly traded and privately placed corporate bonds, residential mortgage-backed securities, commercial mortgage-backed securities and asset-backed securities. As of September 30, 2006, our general account held debt securities with a carrying value of $2,092.5 million, representing 99.2% of total general account investments. Public debt securities represented 80.3% of total debt securities, with the remaining 19.7% represented by private debt securities. As of December 31, 2005, our general account debt securities, with a carrying value of $2,789.5 million, represented 99.7% of total general account investments. Public debt securities represented 85.5% of total debt securities, with the remaining 14.5% represented by private debt securities.

    Each year, the majority of our general account's net cash flows are invested in investment grade debt securities. In addition, we maintain a portfolio allocation of between 6% and 10% of debt securities in below investment grade rated bonds. Allocations are based on our assessment of relative value and the likelihood of enhancing risk-adjusted portfolio returns. The size of our allocation to below investment grade bonds is also constrained by the size of our net worth. We are subject to the risk that the issuers of the debt securities we own may default on principal and interest payments, particularly in the event of a major economic downturn. Our investment strategy has been to invest the majority of our below investment grade rated bond exposure in the BB rating category, which is equivalent to a Securities Valuation Office, or SVO, securities rating of 3. The BB rating category is the highest quality tier within the below investment grade universe, and BB rated securities historically experienced lower defaults compared to B or CCC rated bonds. As of December 31, 2005, our total below investment grade securities totaled $221.4 million, or 7.9%, of our total debt security portfolio. Of that amount, $181.9 million, or 6.5%, of our debt security portfolio was invested in the BB category. Our debt securities having an increased risk of default (those securities with an SVO rating of four or greater which is equivalent to B or below) totaled $39.5 million, or 1.4%, of our total debt security portfolio.

    Our general account debt and equity securities are classified as available-for-sale and are reported at fair value with unrealized gains or losses included in equity. Accordingly, the carrying value of such securities reflects their fair value at the balance sheet date. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value for debt securities by discounting projected cash flows based on market interest rates currently being offered on similar terms to borrowers of similar credit quality, by quoted market prices of comparable instruments and by independent pricing sources or internally developed pricing models. Investments whose value, in our judgment, is considered to be other-than-temporarily impaired are written down to fair value as a charge to realized losses included in our earnings. The cost basis of these written-down investments is adjusted to fair value at the date the determination of impairment is made. The new cost basis is not changed for subsequent recoveries in value.

DEBT SECURITIES BY TYPE AND CREDIT QUALITY:                                            AS OF SEPTEMBER 30, 2006
                                                                -----------------------------------------------------------------
($ in thousands)                                                       INVESTMENT GRADE              BELOW INVESTMENT GRADE
                                                                -------------------------------  --------------------------------
                                                                  FAIR VALUE         COST          FAIR VALUE          COST
                                                                --------------- ---------------  ---------------  ---------------

United States government and agency............................. $     112,487   $     113,869    $          --    $          --
State and political subdivision.................................        17,967          18,219               --               --
Foreign government..............................................        23,288          23,029           28,729           25,779
Corporate.......................................................     1,058,567       1,073,699          130,579          133,672
Mortgage-backed.................................................       452,232         455,092               --               --
Other asset-backed..............................................       257,849         256,957           10,828           10,777
                                                                --------------- ---------------  ---------------  ---------------
TOTAL DEBT SECURITIES........................................... $   1,922,390   $   1,940,865    $     170,136    $     170,228
                                                                =============== ===============  ===============  ===============

PERCENTAGE OF TOTAL DEBT SECURITIES.............................      91.9%           91.9%             8.1%             8.1%
                                                                =============== ===============  ===============  ===============


DEBT SECURITIES BY TYPE AND CREDIT QUALITY:                                             AS OF DECEMBER 31, 2005
                                                                -----------------------------------------------------------------
($ in thousands)                                                       INVESTMENT GRADE              BELOW INVESTMENT GRADE
                                                                -------------------------------  --------------------------------
                                                                  FAIR VALUE         COST          FAIR VALUE          COST
                                                                --------------- ---------------  ---------------  ---------------

United States government and agency............................. $     124,552   $     125,673    $          --    $          --
State and political subdivision.................................        28,585          28,934               --               --
Foreign government..............................................        32,795          32,236           40,617           37,039
Corporate.......................................................     1,329,770       1,345,901          160,926          164,780
Mortgage-backed.................................................       640,224         641,351            7,900            7,995
Other asset-backed..............................................       412,161         413,660           11,961           11,974
                                                                --------------- ---------------  ---------------  ---------------
TOTAL DEBT SECURITIES........................................... $   2,568,087   $   2,587,755    $     221,404    $     221,788
                                                                =============== ===============  ===============  ===============

PERCENTAGE OF TOTAL DEBT SECURITIES.............................      92.1%           92.1%             7.9%             7.9%
                                                                =============== ===============  ===============  ===============



    We manage credit risk through industry and issuer diversification. Maximum exposure to an issuer is defined by quality ratings, with higher quality issuers having larger exposure limits. Our investment approach has been to create a high level of industry diversification. The top five industry holdings as of September 30, 2006 in our debt securities portfolio were diversified financial services (6.2%), banking (5.6%), insurance (3.5%), telecommunications equipment (2.6%) and real estate investment trusts (2.5%). The top five industry holdings as of December 31, 2005 in our debt securities portfolio were diversified financial services (5.7%), banking (4.7%), insurance (3.7%), REITs (2.8%),and broker-dealers (2.6%).

    At September 30, 2006, total net unrealized losses on debt securities were $18.6 million (unrealized losses of $34.1 million less unrealized gains of $15.5 million). At December 31, 2005, total net unrealized losses on debt securities were $20.1 million (unrealized losses of $44.2 million less unrealized gains of $24.1 million).

    At the end of each reporting period, we review our security holdings for potential recognition of an other-than-temporary impairment. We maintain a watch list of securities in default, near default or otherwise considered by our investment professionals as being distressed, potentially distressed or requiring a heightened level of scrutiny. We also identify securities whose carrying value has been below amortized cost on a continuous basis for zero to six months, greater than six months to 12 months, greater than 12 months to 24 months and greater than 24 months. This analysis is provided for investment grade and non-investment grade securities and closed block and outside of closed block securities. Using this analysis, coupled with our watch list, we review all securities whose fair value is less than 80% of amortized cost (significant unrealized loss) with emphasis on below investment grade securities with a continuous significant unrealized loss in excess of six months. In addition, we review securities that had experienced lesser percentage declines in value on a more selective basis to determine if a security is other-than-temporarily impaired.

    Our assessment of whether an investment by us in a debt or equity security is other-than-temporarily impaired includes whether the issuer has:

[diamond] defaulted on payment obligations;

[diamond] declared that it will default at a future point outside the current reporting period;

[diamond] announced that a restructuring will occur outside the current reporting period;

[diamond] severe liquidity problems that cannot be resolved;

[diamond] filed for bankruptcy;
                                       26

[diamond] a financial condition which suggests that future payments are highly unlikely;

[diamond] deteriorating financial condition and quality of assets;

[diamond] sustained significant losses during the current year;

[diamond] announced adverse changes or events such as changes or planned changes in senior management, restructurings, or a sale of assets; and/or

[diamond] been affected by any other factors that indicate that the fair value of the investment may have been negatively impacted.

    The following tables present certain information with respect to our gross unrealized losses related to our investments in general account debt securities. Applicable DAC and deferred income taxes reduce the effect of these losses on our comprehensive income.


DURATION OF GROSS UNREALIZED LOSSES                                                  AS OF SEPTEMBER 30, 2006
ON GENERAL ACCOUNT SECURITIES:                                  -----------------------------------------------------------------
($ in thousands)                                                                      0-6             6-12            OVER 12
                                                                      TOTAL          MONTHS          MONTHS           MONTHS
                                                                --------------- ---------------  ---------------  ---------------

DEBT SECURITIES
Total fair value................................................ $   1,516,406   $      86,049    $     300,353    $   1,130,004
Total amortized cost............................................     1,550,439          86,723          303,886        1,159,830
                                                                --------------- ---------------  ---------------  ---------------
Unrealized losses............................................... $     (34,033)  $        (674)   $      (3,533)   $     (29,826)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (4,426)  $         (78)   $        (424)   $      (3,924)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============

Investment grade:
Unrealized losses............................................... $     (30,021)  $        (315)   $      (3,379)   $     (26,327)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (3,849)  $         (38)   $        (403)   $      (3,408)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============

Below investment grade:
Unrealized losses............................................... $      (4,012)  $        (359)   $        (154)   $      (3,499)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $        (577)  $         (40)   $         (21)   $        (516)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $          --   $          --    $          --    $          --
                                                                =============== ===============  ===============  ===============


    For debt securities with gross unrealized losses, 87.0% of the unrealized losses after offsets pertain to investment grade securities and 13.0% of the unrealized losses after offsets pertain to below investment grade securities at September 30, 2006.

DURATION OF GROSS UNREALIZED LOSSES ON                                                   AS OF DECEMBER 31, 2005
GENERAL ACCOUNT SECURITIES:                                     -----------------------------------------------------------------
                                                                                     0 - 6           6 - 12          OVER 12
($ in thousands)                                                      TOTAL          MONTHS          MONTHS           MONTHS
                                                                --------------- ---------------  ---------------  ---------------

DEBT SECURITIES
Total fair value................................................ $   1,783,478   $     835,418    $     287,261    $     660,799
Total amortized cost............................................     1,827,666         852,651          295,094          679,921
                                                                --------------- ---------------  ---------------  ---------------
Unrealized losses............................................... $     (44,188)  $     (17,233)   $      (7,833)   $     (19,122)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (4,289)  $      (1,105)   $      (1,050)   $      (2,134)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $      (1,222)  $        (545)   $          --    $        (677)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $        (169)  $        (121)   $          --    $         (48)
                                                                =============== ===============  ===============  ===============

Investment grade:
Unrealized losses............................................... $     (38,633)  $     (16,880)   $      (5,298)   $     (16,455)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $      (3,515)  $      (1,059)   $        (627)   $      (1,829)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $        (545)  $        (545)   $          --    $          --
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $        (121)  $        (121)   $          --    $          --
                                                                =============== ===============  ===============  ===============

Below investment grade:
Unrealized losses............................................... $      (5,555)  $        (353)   $      (2,535)   $      (2,667)
                                                                =============== ===============  ===============  ===============
Unrealized losses after offsets................................. $        (774)  $         (46)   $        (423)   $        (305)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost.............................. $        (677)  $          --    $          --    $        (677)
                                                                =============== ===============  ===============  ===============
Unrealized losses over 20% of cost after offsets................ $         (48)  $          --    $          --    $         (48)
                                                                =============== ===============  ===============  ===============


    For debt securities with gross unrealized losses, 87.0% of the unrealized losses after offsets pertain to investment grade securities and 13.0% of the unrealized losses after offsets pertain to below investment grade securities at December 31, 2005.

    In determining that the securities giving rise to the previously mentioned unrealized losses were not other-than-temporarily impaired, we evaluated the factors cited above, which we consider when assessing whether a security is other-than-temporarily impaired. In making these evaluations, we must exercise considerable judgment. Accordingly, there can be no assurance that actual results will not differ from our judgments and that such differences may require the future recognition of other-than-temporary impairment charges that could have a material affect on our financial position and results of operations. In addition, the value of, and the realization of any loss on, a debt security or equity security is subject to numerous risks, including interest rate risk, market risk, credit risk and liquidity risk. The magnitude of any loss incurred by us may be affected by the relative concentration of our investments in any one issuer or industry. We have established specific policies limiting the concentration of our investments in any single issuer and industry and believe our investment portfolio is prudently diversified.

LIQUIDITY AND CAPITAL RESOURCES
    In the normal course of business, we enter into transactions involving various types of financial instruments such as debt and equity securities. These instruments have credit risk and also may be subject to risk of loss due to interest rate and market fluctuations.

    Our liquidity requirements principally relate to the liabilities associated with various life insurance and annuity products and operating expenses. Liabilities arising from life insurance and annuity products include the payment of benefits, as well as cash payments in connection with policy surrenders, withdrawals and loans.

    Historically, we have used cash flow from operations and investment activities to fund liquidity requirements. Our principal cash inflows from life insurance and annuities activities come from premiums, annuity deposits and charges on insurance policies and annuity contracts. Principal cash inflows from investment activities result from repayments of principal, proceeds from maturities, sales of invested assets and investment income.

    Additional liquidity to meet cash outflows is available from our portfolio of liquid assets. These liquid assets include substantial holdings of United States government and agency bonds, short-term investments and marketable debt and equity securities.

    A primary liquidity concern with respect to life insurance and annuity products is the risk of early policyholder and contract holder withdrawal. We closely monitor our liquidity requirements in order to match cash inflows with expected cash outflows, and employ an asset/liability management approach tailored to the specific requirements of each product line, based upon the return objectives, risk tolerance, liquidity, tax and regulatory requirements of the underlying products. In particular, we maintain investment programs generally intended to provide adequate funds to pay benefits without forced sales of investments. Products having liabilities with relatively long lives, such as life insurance, are matched with assets having similar estimated lives, such as long-term bonds and private placement bonds. Shorter-term liabilities are matched with investments with short-term and medium-term fixed maturities.


ANNUITY ACTUARIAL RESERVES AND DEPOSIT FUND                                                AS OF DECEMBER 31,
LIABILITY WITHDRAWAL CHARACTERISTICS:                              --------------------------------------------------------------
($ in thousands)                                                                 2005                            2004
                                                                   ------------------------------  ------------------------------
                                                                      AMOUNT(1)        PERCENT        AMOUNT(1)        PERCENT
                                                                   ---------------  -------------  ---------------  -------------

Not subject to discretionary withdrawal provision.................. $      25,639          1%       $      44,353          1%
Subject to discretionary withdrawal without adjustment.............       891,259         18%           1,159,526         23%
Subject to discretionary withdrawal with
  market value adjustment..........................................       654,576         14%             677,221         14%
Subject to discretionary withdrawal at contract value
  less surrender charge............................................       702,492         15%             780,396         16%
Subject to discretionary withdrawal at market value................     2,470,791         52%           2,314,277         46%
                                                                   ---------------  -------------  ---------------  -------------
TOTAL ANNUITY CONTRACT RESERVES AND
  DEPOSIT FUND LIABILITY........................................... $   4,744,757        100%       $   4,975,773        100%
                                                                   ===============  =============  ===============  =============

-------
(1) Annuity contract reserves and deposit fund liability amounts are reported on a statutory basis, which more accurately reflects the potential cash outflows and includes variable product liabilities. Annuity contract reserves and deposit fund liabilities are monetary amounts that an insurer must have available to provide for future obligations with respect to its annuities and deposit funds. These are liabilities in our financial statements prepared in conformity with statutory accounting practices. These amounts are at least equal to the values available to be withdrawn by policyholders.

    Individual life insurance policies are less susceptible to withdrawals than annuity contracts because policyholders may incur surrender charges and be required to undergo a new underwriting process in order to obtain a new insurance policy. As indicated in the table above, most of our annuity contract reserves and deposit fund liabilities are subject to withdrawals.

    Individual life insurance policies, other than term life insurance policies, increase in cash values over their lives. Policyholders have the right to borrow an amount generally up to the cash value of their policies at any time. As of December 31, 2005, we had approximately $249.4 million in cash values with respect to which policyholders had rights to take policy loans. The majority of cash values eligible for policy loans are at variable interest rates that are reset annually on the policy anniversary. Policy loans at December 31, 2005 were $8.2 million.

    The primary liquidity risks regarding cash inflows from our investment activities are the risks of default by debtors, interest rate and other market volatility and potential illiquidity of investments. We closely monitor and manage these risks.

    We believe that our current and anticipated sources of liquidity are adequate to meet our present and anticipated needs.

    The Connecticut Insurance Holding Company Act limits the maximum amount of annual dividends and other distributions in any 12-month period to stockholders of Connecticut domiciled insurance companies without prior approval of the Insurance Commissioner. Under current law, we cannot make any dividend distribution during 2006 without prior approval.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS
    As of September 30, 2006, there were no significant changes to our outstanding contractual obligations and commercial commitments as disclosed in the following table.

CONTRACTUAL OBLIGATIONS AND
COMMERCIAL COMMITMENTS:                                                        AS OF DECEMBER 31, 2005
($ in thousands)                               ----------------------------------------------------------------------------------
                                                     TOTAL            2006        2007 - 2008       2009 - 2010     THEREAFTER
                                               ---------------  --------------- ---------------  ---------------- ---------------
CONTRACTUAL OBLIGATIONS
Fixed contractual obligations(1)............... $          --    $          --   $          --    $          --    $          --
Other long-term liabilities(2).................     6,768,014          919,069       1,164,790          850,885        3,833,270
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL CONTRACTUAL OBLIGATIONS.................. $   6,768,014    $     919,069   $   1,164,790    $     850,885    $   3,833,270
                                               ===============  =============== ===============  ===============  ===============

COMMERCIAL COMMITMENTS.........................
Commitments related to
  private placements........................... $      14,591    $      14,591   $          --    $          --    $          --
                                               ---------------  --------------- ---------------  ---------------  ---------------
TOTAL COMMERCIAL COMMITMENTS................... $      14,591    $      14,591   $          --    $          --    $          --
                                               ===============  =============== ===============  ===============  ===============

-------
(1) We have no fixed contractual obligations as all purchases are made by our parent company and the resulting expenses are allocated to us when incurred.

(2) Policyholder contractual obligations represent estimated benefit payments, net of reinsurance and offset by expected future deposits and premiums on in-force contracts, from life insurance and annuity contracts issued by us. Future obligations are based on our estimate of future investment earnings, mortality and surrenders. Actual obligations in any single year, or ultimate total obligations, may vary materially from these estimates as actual experience emerges. Because future obligations anticipate future investment earnings, total policyholder contractual obligations exceed policyholder liabilities on our balance sheet at December 31, 2005.

    Policyholder contractual obligations also include separate account liabilities, which are contractual obligations of the separate account assets established under applicable state insurance laws and are legally insulated from our general account assets.

OFF-BALANCE SHEET ARRANGEMENTS
    As of September 30, 2006 and December 31, 2005, we did not have any significant off-balance sheet arrangements as defined by Item 303(a)(4)(ii) of SEC Regulation S-K.

REINSURANCE
    We maintain life reinsurance programs designed to protect against large or unusual losses in our life insurance business. Based on our review of their financial statements and reputations in the reinsurance marketplace, we believe that these third-party reinsurers are financially sound and, therefore, that we have no material exposure to uncollectible life reinsurance.

EMPLOYEES
    Phoenix employees perform all management and administrative functions. PHL Variable is charged for such services on a time allocation basis.


SUPPLEMENTARY FINANCIAL INFORMATION


SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:                                                     QUARTER ENDED
($ in thousands)                                                                -------------------------------------------------
INCOME STATEMENT DATA                                                              MAR 31,          JUNE 30,         SEPT 30,
                                                                                ---------------  ---------------  ---------------
                                                                                                      2006
                                                                                -------------------------------------------------
REVENUES
Premiums........................................................................ $       2,475    $       3,219    $       2,975
Insurance and investment product fees...........................................        41,995           41,841           46,015
Investment income, net of expenses..............................................        35,060           33,906           30,404
Net realized investment losses..................................................        (4,083)             (64)            (169)
                                                                                ---------------  ---------------  ---------------
TOTAL REVENUES..................................................................        75,447           78,902           79,225
                                                                                ---------------  ---------------  ---------------

BENEFITS AND EXPENSES
Policy benefits.................................................................        43,848           36,640           28,548
Policy acquisition cost amortization............................................        13,057           20,767           27,480
Other operating expenses........................................................        19,512           16,263           14,781
                                                                                ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES.....................................................        76,417           73,670           70,809
                                                                                ---------------  ---------------  ---------------
Income before income taxes......................................................          (970)           5,232            8,416
Applicable income taxes (benefits)..............................................          (228)           1,329            1,027
                                                                                --------------- ---------------  ---------------
NET INCOME (LOSS)............................................................... $        (742)   $       3,903    $       7,389
                                                                                ===============  ===============  ===============
COMPREHENSIVE INCOME
NET INCOME (LOSS)............................................................... $        (742)   $       3,903    $       7,389
Net unrealized gains (losses)...................................................        (4,399)          (4,877)           6,666
                                                                                ---------------  ---------------  ---------------
COMPREHENSIVE INCOME (LOSS)..................................................... $      (5,141)   $        (974)   $      14,055
                                                                                ===============  ===============  ===============


ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent................................................ $          --    $          --    $          --

RETAINED EARNINGS
Net income (loss)...............................................................          (742)           3,903            7,389

OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)...............................................        (4,399)          (4,877)           6,666
                                                                                ---------------  ---------------  ---------------

CHANGE IN STOCKHOLDER'S EQUITY..................................................        (5,141)            (974)          14,055
Stockholder's equity, beginning of period.......................................       542,263          537,122          536,148
                                                                                ---------------  ---------------  ---------------
STOCKHOLDER'S EQUITY, END OF PERIOD............................................. $     537,122    $     536,148    $     550,203
                                                                                ===============  ===============  ===============


SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:                                             QUARTER ENDED
($ in thousands)                                                -----------------------------------------------------------------
                                                                    MAR 31,         JUNE 30,         SEPT 30,         DEC 31,
                                                                --------------- ---------------  ---------------  ---------------
INCOME STATEMENT DATA                                                                         2005
                                                                -----------------------------------------------------------------
REVENUES
Premiums........................................................  $      1,352    $       1,539    $       1,595   $       5,035
Insurance and investment product fees...........................        23,625           25,542           26,496          33,607
Investment income, net of expenses..............................        37,788           38,133           38,323          40,130
Net realized investment losses..................................          (590)          (1,680)          (3,062)         (5,237)
                                                                 --------------  ---------------  --------------- ---------------
TOTAL REVENUES..................................................        62,175           63,534           63,352          73,535
                                                                 --------------  ---------------  --------------- ---------------

BENEFITS AND EXPENSES
Policy benefits.................................................        32,957           32,486           32,439          32,397
Policy acquisition cost amortization............................        14,822           36,494           15,807          13,279
Other operating expenses........................................         7,344            9,374            4,674          29,101
                                                                 --------------  ---------------  --------------- ---------------
TOTAL BENEFITS AND EXPENSES.....................................        55,123           78,354           52,920          74,777
                                                                 --------------  ---------------  --------------- ---------------
Income before income taxes......................................         7,052          (14,820)          10,432          (1,242)
Applicable income taxes (benefits)..............................         2,376           (5,279)           1,149          (1,047)
                                                                 -------------- ---------------  --------------- ---------------

NET INCOME (LOSS)...............................................  $      4,676    $      (9,541)   $       9,283   $        (195)
                                                                 ==============  ===============  =============== ===============

COMPREHENSIVE INCOME

NET INCOME (LOSS)...............................................  $      4,676    $      (9,541)   $       9,283   $        (195)
Net unrealized gains (losses)...................................        (7,227)           3,719           (4,268)         (2,545)
                                                                 --------------  ---------------  --------------- ---------------

COMPREHENSIVE INCOME (LOSS).....................................  $     (2,551)   $      (5,822)   $       5,015   $      (2,740)
                                                                 ==============  ===============  =============== ===============

ADDITIONAL PAID-IN CAPITAL

Capital contribution from parent................................  $         --    $          --    $          --   $          --

RETAINED EARNINGS

Net income (loss)...............................................         4,676           (9,541)           9,283            (195)

OTHER COMPREHENSIVE INCOME

Other comprehensive income (loss)...............................        (7,227)           3,719           (4,268)         (2,545)
                                                                 --------------  ---------------  --------------- ---------------

CHANGE IN STOCKHOLDER'S EQUITY..................................        (2,551)          (5,822)           5,015          (2,740)
Stockholder's equity, beginning of period.......................       548,361          545,810          539,988         545,003
                                                                 --------------  ---------------  --------------- ---------------

STOCKHOLDER'S EQUITY, END OF PERIOD.............................  $    545,810    $     539,988    $     545,003   $     542,263
                                                                 ==============  ===============  =============== ===============


SELECTED UNAUDITED QUARTERLY FINANCIAL DATA:                                             QUARTER ENDED
($ in thousands)                                                -----------------------------------------------------------------
INCOME STATEMENT DATA                                                MAR 31,         JUNE 30,        SEPT 30,         DEC 31,
                                                                --------------- ---------------  ---------------  ---------------
                                                                                              2004
                                                                -----------------------------------------------------------------
REVENUES
Premiums........................................................  $      1,018    $       1,063    $       1,116   $       4,170
Insurance and investment product fees...........................        18,904           20,224           21,837          22,335
Investment income, net of expenses..............................        34,107           35,433           36,308          38,014
Net realized investment gains (losses)..........................         1,711            3,113            1,021            (724)
                                                                --------------- ---------------  ---------------  ---------------
TOTAL REVENUES..................................................        55,740           59,833           60,282          63,795
                                                                --------------- ---------------  ---------------  ---------------

BENEFITS AND EXPENSES
Policy benefits.................................................        33,761           33,995           35,849          33,155
Policy acquisition cost amortization............................         6,696           13,363           10,649          14,319
Other operating expenses........................................        10,763           10,244            6,904           7,772
                                                                --------------- ---------------  ---------------  ---------------
TOTAL BENEFITS AND EXPENSES.....................................        51,220           57,602           53,402          55,246
                                                                --------------- ---------------  ---------------  ---------------
Income before income taxes......................................         4,520            2,231            6,880           8,549
Applicable income taxes.........................................         1,547              746              280           2,892
                                                                --------------- ---------------  ---------------  ---------------
NET INCOME......................................................  $      2,973    $       1,485    $       6,600   $       5,657
                                                                =============== ===============  ===============  ===============

COMPREHENSIVE INCOME
NET INCOME......................................................  $      2,973    $       1,485    $       6,600   $       5,657
Net unrealized gains (losses)...................................        14,066          (36,061)          14,265          (7,408)
                                                                --------------- ---------------  ---------------  ---------------
COMPREHENSIVE INCOME (LOSS).....................................  $     17,039    $     (34,576)   $      20,865   $      (1,751)
                                                                =============== ===============  ===============  ===============

ADDITIONAL PAID-IN CAPITAL
Capital contribution from parent................................  $      9,000    $          --    $      10,000   $          --

RETAINED EARNINGS
Net income......................................................         2,973            1,485            6,600           5,657

OTHER COMPREHENSIVE INCOME
Other comprehensive income (loss)...............................        14,066          (36,061)          14,265          (7,408)
                                                                --------------- ---------------  ---------------  ---------------

CHANGE IN STOCKHOLDER'S EQUITY..................................        26,039          (34,576)          30,865          (1,751)
Stockholder's equity, beginning of period.......................       527,784          553,823          519,247         550,112
                                                                --------------- ---------------  ---------------  ---------------
STOCKHOLDER'S EQUITY, END OF PERIOD.............................  $    553,823    $     519,247    $     550,112   $     548,361
                                                                =============== ===============  ===============  ===============

EXECUTIVE COMPENSATION

    All of the executive officers of PHL Variable also serve as officers of Phoenix and receive no direct compensation from PHL Variable. Allocations have been made as to the officers' time devoted to duties as executive officers of PHL Variable.

---------------------------------------------------------------------------------------------------------------------------------
                       Annual Compensation                                             Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------------
Name and                                                            Restricted        Securities        LTIP         All Other
Principal                      Salary     Bonus     Other Annual       Stock          Underlying       Payouts     Compensation
Position           Year         ($)        ($)      Compensation     Awards($)     Options/(SARs)(#)     ($)            ($)
---------------------------------------------------------------------------------------------------------------------------------
Philip Polkinghorn, Director and President
---------------------------------------------------------------------------------------------------------------------------------
                   2005       $63,540    $58,951          -           $35,889              -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2004      $147,271   $100,500          -           $82,018              -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2003*         -          -             -              -                 -               -            -
---------------------------------------------------------------------------------------------------------------------------------
Tracy Rich, Executive Vice President and Assistant Secretary
---------------------------------------------------------------------------------------------------------------------------------
                   2005       $59,304    $35,148          -            $5,262              -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2004**        -          -             -              -                 -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2003**        -          -             -              -                 -               -            -
---------------------------------------------------------------------------------------------------------------------------------
Gina O'Connell, Senior Vice President
---------------------------------------------------------------------------------------------------------------------------------
                   2005**        -          -             -              -                 -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2004      $101,706    $32,882          -              -                 -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2003*         -          -             -              -                 -               -            -
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                       Annual Compensation                                             Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------------
Name and                                                            Restricted        Securities        LTIP         All Other
Principal                      Salary     Bonus     Other Annual       Stock          Underlying       Payouts     Compensation
Position           Year         ($)        ($)      Compensation     Awards($)     Options/(SARs)(#)     ($)            ($)
---------------------------------------------------------------------------------------------------------------------------------
Michael E. Haylon, Director, Executive Vice President and Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------------
                   2005       $53,912   $155,058          -           $26,956              -               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2004**        -          -             -              -                --               -            -
---------------------------------------------------------------------------------------------------------------------------------
                   2003*         -          -             -              -                                 -            -
---------------------------------------------------------------------------------------------------------------------------------

*    Did not serve as an executive officer that year
**   Either no allocation was made that year, or the allocation was under
     $100,000


DIRECTORS AND OFFICERS OF PHL VARIABLE
---------------------------------------------------------------------------------------------------------------------------------
                                         LENGTH OF
NAME                           AGE***    TIME SERVED                    POSITION
----                           ------    -----------                    --------
Michael E. Haylon*               48      Director since 01/01/2004      Director, Executive Vice President and Chief Financial
                                         Officer since 08/20/2002
Philip K. Polkinghorn*           48      Director since 08/16/2004      Director and President
                                         Officer since 08/16/2004
James D. Wehr**                  48      Director since 08/16/20O4      Director, Executive Vice President and Chief Investment
                                         Officer since 01/01/2004
Gina C. O'Connell*               43      Officer since 05/02/2003       Senior Vice President
Tracy L. Rich*                   54      Officer since 03/17/2003       Executive Vice President and Assistant Secretary
John H. Beers*                   54      Officer since 09/02/1997       Vice President and Secretary
John R. Flores*                  49      Officer since 11/09/2005       Vice President and Chief Compliance Officer
Daniel J. Moskey*                42      Officer since 09/20/2005       Vice President and Treasurer
---------------------------------------------------------------------------------------------------------------------------------

* The business address of this individual is One American Row, Hartford, CT 06103-2899
** The business address of this individual is 56 Prospect Street, Hartford, CT 06103-2836
*** Ages are as of March 23, 2006


MANAGEMENT OWNERSHIP OF THE PHOENIX COMPANIES, INC. STOCK

    No Executive Officers nor any director of the PHL Variable owns any stock of the company or of any affiliated corporation except for the shares of PNX common stock, which are shown as owned as of February 28, 2006.

-----------------------------------------------------------
                          AMOUNT AND NATURE OF BENEFICIAL
                                   OWNERSHIP(1)
-----------------------------------------------------------
NAME AND BENEFICIAL        SOLE      SHARED    PERCENT OF
OWNER                    POWER(2)   POWER(3)    CLASS(1)
-----------------------------------------------------------
Philip Polkinghorn        16,162          -        *
-----------------------------------------------------------
Tracy Rich                13,497         37        *
-----------------------------------------------------------
Gina O'Connell             1,730      5,718        *
-----------------------------------------------------------
Michael Haylon            26,394          -        *
-----------------------------------------------------------
All current directors
and executive officers    71,560      5,737        *
as a group
(6 persons)
-----------------------------------------------------------

*   less than one percent
(1) The number of shares reflected are shares which under application regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. The percentage calculation is based on the aggregate number of shares beneficially owned.
(2) The amounts reported include shares allocated to accounts under PNX's 401(k) and Employee Stock Purchase Plan as follows: Philip Polkinghorn, 1,162 shares; Tracy Rich, 13,460 shares; Gina O'Connell, 1,712 shares; Michael Haylon, 1,343 shares; and all current directors and executive officers as a group 31,420.
(3) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children. Unless otherwise noted below, the directors and officers disclaim beneficial ownership of these shares.

THE SEPARATE ACCOUNT
    PHL Variable Separate Account MVA1 ("Separate Account") is a non-unitized separate account established under Connecticut law. Contract values attributable to the premium allocation and terms of the contract do not depend of the performance of the assets in the Separate Account.

    Under Connecticut law, all income, gains or losses of the Separate Account, whether realized or not, must be credited to or charged against the amount placed in the Separate Account without regard to our other income, gains and losses. The assets of the Separate Account may not be charged with liabilities arising out of any other business that we may conduct. Obligations under the contracts are obligations of PHL Variable.

    There are no discrete units in the Separate Account. No party with rights under any contract participates in the investment gain or loss from assets belonging to the Separate Account. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in the Separate Account may drop below the reserves and other liabilities it must maintain. If the Separate Account asset value drops below the reserve and other liabilities we must maintain in relation to the contracts supported by such assets, we will transfer assets from our General Account to the Separate Account. Conversely, if the amount we maintain is too much, we may transfer the excess to our General Account.

    In establishing guaranteed rates for the Fixed Account, we intend to take into account the yields available on the instruments in which we intend to invest the proceeds from the contracts. The company's investment strategy with respect to the proceeds attributable to the contracts generally will be to invest in investment-grade debt instruments having durations tending to match the applicable guarantee periods.

    Investment-grade debt instruments in which the company intends to invest the proceeds from the contracts include:

[diamond] Securities issued by the United States government or its agencies or instrumentalities.

[diamond] Debt securities which have a rating, at the time of purchase, within the four highest grades assigned by Moody's Investors Services, Inc. (Aaa, Aa, A or Bb), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.

[diamond] Other debt instruments, although not rated by Moody's or Standard &
          Poor's, are deemed by the company's management to have an investment quality comparable to securities described above.

    While the above generally describes our investment strategy with respect to the proceeds attributable to the contracts, we are not obligated to invest the proceeds according to any particular strategy, except as may be required by Connecticut and other state insurance law.

LEGAL MATTERS
--------------------------------------------------------------------------------

    We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as an insurer, investor or taxpayer. Several current proceedings are discussed below. In addition, state regulatory bodies, the Securities and Exchange Commission, or SEC, the National Association of Securities Dealers, Inc., or NASD, and other regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws and securities laws.

    For example, during 2003 and 2004, the SEC conducted examinations of certain Company variable products and certain affiliated investment advisors and mutual funds. In 2004, the NASD also commenced examinations of two affiliated broker-dealers; the examinations were closed in April 2005 and November 2004, respectively. In February 2005, the NASD notified an affiliate of the Company that it was asserting violations of trade reporting rules by the affiliate of the Company. The affiliated company responded to the NASD allegations in May 2005 but has not received any further inquiries to date.

    Federal and state regulatory authorities from time to time make inquiries and conduct examinations regarding compliance by the Company with securities and other laws and regulations affecting its registered products. The Company endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Recently, there has been a significant increase in federal and state regulatory activity relating to financial services companies, with a number of recent regulatory inquiries focusing on late-trading, market timing and valuation issues. Our products entitle us to impose restrictions on transfers between separate account sub-accounts associated with our variable products.

    In 2004 and 2005, the Boston District Office of the SEC conducted a compliance examination of certain of the Company's affiliates that are registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940. Following the examination, the staff of the Boston District Office issued a deficiency letter primarily focused on perceived weaknesses in procedures for monitoring trading to prevent market timing activity. The staff requested the Company to conduct an analysis as to whether shareholders, policyholders and contract holders who invested in the funds that may have been affected by undetected market timing activity had suffered harm and to advise the staff whether the Company believes reimbursement is necessary or appropriate under the circumstances. A third party was retained to assist the Company in preparing the analysis. Based on this analysis, the Company advised the SEC that it does not believe that reimbursement is appropriate.

    Over the past two years, a number of companies have announced settlements of enforcement actions with various regulatory agencies, primarily the SEC and the New York Attorney General's Office. While no such action has been initiated against us, it is possible that one or more regulatory agencies may pursue this type of action against us in the future.

    Financial services companies have also been the subject of broad industry inquiries by state regulators and attorneys general which do not appear to be company-specific. In this regard, in 2004, we received a subpoena from the Connecticut Attorney General's office requesting information regarding certain distribution practices since 1998. Over 40 companies received such a subpoena. We cooperated fully and have had no further inquiry since filing our response.

    These types of regulatory actions may be difficult to assess or quantify, may seek recovery of indeterminate amounts, including punitive and treble damages, and the nature and magnitude of their outcomes may remain unknown for substantial periods of time. While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or to provide reasonable ranges of potential losses, we believe that their outcomes are not likely, either individually or in the aggregate, to have a material adverse effect on our financial condition, or consideration of available insurance and reinsurance and the provision made in our financial statements. However, given the large or indeterminate amounts sought in certain of these matters and litigation's inherent unpredictability, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operation or cash flows.

DISTRIBUTOR
--------------------------------------------------------------------------------

    Phoenix Equity Planning Corporation ("PEPCO") is the principal underwriter and national distributor of the contracts pursuant to an underwriting agreement dated November 1, 2000. Its principal business address is One American Row, Hartford, Connecticut 06115 and PEPCO is registered with the National Association of Securities Dealers. PEPCO is a directly wholly owned subsidiary of Phoenix Investment Partners, Inc. ("PXP"). PXP is an indirectly owned subsidiary of The Phoenix

Companies, Inc. PEPCO is an affiliated subsidiary of the Separate Account and PHL Variable.

    Contracts may be purchased from broker-dealers registered under the Securities Exchange Act of 1934 whose representatives are authorized by applicable law to sell contracts under terms of agreements provided by PEPCO. Sales commissions will be paid to registered representatives on purchase payments we receive under these contracts. PHL Variable will pay a maximum total sales commission of 15% of premiums. To the extent that the surrender charge under the contracts is less than the sales commissions paid with respect to the policies, we will pay the shortfall from our General Account assets, which will include any profits we may derive under the contracts.

    To the extent permitted by NASD rules, overrides and promotional incentives or payments also may be provided to broker-dealers based on sales volumes, the assumption of wholesaling functions, or other sales-related criteria. Additional payments may be made for other services not directly related to the sale of the contracts, including the recruitment and training of personnel, production of promotional literature and similar services.

EXPERTS
--------------------------------------------------------------------------------

    Kathleen A. McGah, Vice President and Counsel, Phoenix Life Insurance Company, Hartford, Connecticut has provided opinions on certain matters relating to the federal securities laws in connection with the contracts described in this Prospectus.

    The financial statements of PHL Variable Insurance Company as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of PHL Variable Insurance Company included herein should be considered only as bearing upon the ability of PHL Variable Insurance Company to meet its obligations under the contracts.

ANNUAL STATEMENTS
--------------------------------------------------------------------------------

    At least once a year prior to the maturity date, we will send you a statement containing information about your contract value. For more information, please contact your registered representative or call us at 1-800-541-0171.

APPENDIX A - DEDUCTIONS FOR STATE AND LOCAL TAXES -
QUALIFIED AND NONQUALIFIED ANNUITY CONTRACTS
--------------------------------------------------------------------------------

                                                    UPON              UPON
STATE                                         PREMIUM PAYMENT    ANNUITIZATION        NONQUALIFIED       QUALIFIED
-----                                         ---------------    -------------        ------------       ---------
California ................................                             X                 2.35%             0.50%

Maine......................................           X                                   2.00*

Nevada.....................................                             X                 3.50

South Dakota...............................           X                                   1.25**

West Virginia..............................                             X                 1.00              1.00

Wyoming....................................                             X                 1.00

Commonwealth of Puerto Rico................                             X                 1.00              1.00

NOTE: The above tax deduction rates are as of January 1, 2006. No tax deductions are made for states not listed above. However, tax statutes are subject to amendment by legislative act and to judicial and administrative interpretation, which may affect both the above lists of states and the applicable tax rates. Consequently, we reserve the right to deduct tax when necessary to reflect changes in state tax laws or interpretation.

For a more detailed explanation of the assessment of taxes, see "Deductions and Charges--State and Local Tax."


-------------------

* Maine changed its tax laws affecting annuities in 2003 retroactive to January 1, 1999. Under the revised statute, annuity premium payments are taxed upon premium payment for payments received on or after January 1, 1999.

** South Dakota law exempts premiums received on qualified contracts from premium tax. Additionally, South Dakota law provides a lower rate of 0.8% that applies to premium payments received in excess of $500,000 in a single calendar year.

         PHL VARIABLE
         INSURANCE COMPANY
         (A WHOLLY-OWNED SUBSIDIARY OF PM HOLDINGS, INC.)
         UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
         SEPTEMBER 30, 2006

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                              -----------------

Unaudited Interim Condensed Financial Statements:

Unaudited Interim Condensed Balance Sheet as of September 30, 2006 (unaudited) and
  December 31, 2005.......................................................................................          Q-3

Unaudited Interim Condensed Statement of Income, Comprehensive Income and Changes in
  Stockholder's Equity for the three and nine months ended September 30, 2006 and 2005....................          Q-4

Unaudited Interim Condensed Statement of Cash Flows for the nine months ended
  September 30, 2006 and 2005.............................................................................          Q-5

Notes to Unaudited Interim Condensed Financial Statements for the three and nine months ended
  September 30, 2006 and 2005.............................................................................       Q-6 - Q-11

                                                  PHL VARIABLE INSURANCE COMPANY
                                             UNAUDITED INTERIM CONDENSED BALANCE SHEET
                                                         ($ in thousands)
                                       SEPTEMBER 30, 2006 (UNAUDITED) AND DECEMBER 31, 2005

                                                                                                SEPT 30,        DEC 31,
                                                                                                  2006            2005
                                                                                             --------------- ---------------

ASSETS:
Available-for-sale debt securities, at fair value.........................................   $   2,092,526   $   2,789,491
Policy loans, at unpaid principal balances................................................          14,570           8,171
Other invested assets.....................................................................           1,268           1,129
                                                                                             --------------- --------------
Total investments.........................................................................       2,108,364       2,798,791
Cash and cash equivalents.................................................................          36,969          25,818
Accrued investment income.................................................................          23,410          30,837
Receivables...............................................................................          49,183          25,107
Deferred policy acquisition costs.........................................................         652,386         529,315
Receivable from related parties...........................................................           3,240          32,340
Other general account assets..............................................................           1,110             247
Separate account assets...................................................................       2,747,577       2,537,685
                                                                                             --------------- ---------------
TOTAL ASSETS..............................................................................   $   5,622,239   $   5,980,140
                                                                                             =============== ===============

LIABILITIES:
Policyholder deposit funds................................................................   $   1,563,698   $   2,256,129
Policy liabilities and accruals...........................................................         625,711         487,573
Deferred income taxes.....................................................................          91,819          73,356
Payable to related parties................................................................          22,954          72,446
Other general account liabilities.........................................................          20,277          10,688
Separate account liabilities..............................................................       2,747,577       2,537,685
                                                                                             --------------- ---------------
TOTAL LIABILITIES.........................................................................       5,072,036       5,437,877
                                                                                             --------------- ---------------

CONTINGENT LIABILITIES (NOTE 5)

STOCKHOLDER'S EQUITY:
Common stock, $5,000 par value: 1,000 shares authorized; 500 shares issued................           2,500           2,500
Additional paid-in capital................................................................         503,234         503,234
Retained earnings.........................................................................          47,684          37,134
Accumulated other comprehensive loss......................................................          (3,215)           (605)
                                                                                             --------------- ---------------
TOTAL STOCKHOLDER'S EQUITY................................................................         550,203         542,263
                                                                                             --------------- ---------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY................................................   $   5,622,239   $   5,980,140
                                                                                             =============== ===============

The accompanying notes are an integral part of these financial statements.

                                                  PHL VARIABLE INSURANCE COMPANY
                             UNAUDITED INTERIM CONDENSED STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                                                AND CHANGES IN STOCKHOLDER'S EQUITY
                                                         ($ in thousands)
                                      THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005


                                                                     THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                                -----------------------------  -----------------------------
                                                                    2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------
REVENUES:
Premiums.....................................................   $      2,975   $      1,595    $      8,669   $      4,486
Insurance and investment product fees........................         46,015         26,496         129,850         75,663
Investment income, net of expenses...........................         30,404         38,323          99,370        114,244
Net realized investment losses...............................           (169)        (3,062)         (4,315)        (5,332)
                                                                -------------- --------------  -------------- --------------
TOTAL REVENUES...............................................         79,225         63,352         233,574        189,061
                                                                -------------- --------------  -------------- --------------

BENEFITS AND EXPENSES:
Policy benefits..............................................         28,548         32,439         109,036         97,882
Policy acquisition cost amortization.........................         27,480         14,105          61,304         65,421
Other operating expenses.....................................         14,781          6,376          50,556         23,094
                                                                -------------- --------------  -------------- --------------
TOTAL BENEFITS AND EXPENSES..................................         70,809         52,920         220,896        186,397
                                                                -------------- --------------  -------------- --------------
Income before income taxes...................................          8,416         10,432          12,678          2,664
Applicable income taxes (benefits)...........................          1,027          1,149           2,128         (1,754)
                                                                -------------- --------------  -------------- --------------
NET INCOME...................................................   $      7,389   $      9,283    $     10,550   $      4,418
                                                                ============== ==============  ============== ==============

COMPREHENSIVE INCOME:
NET INCOME...................................................   $      7,389   $      9,283    $     10,550   $      4,418
Net unrealized gains (losses)................................          6,666         (4,268)         (2,610)        (7,776)
                                                                -------------- --------------  -------------- --------------
COMPREHENSIVE INCOME (LOSS)..................................   $     14,055   $      5,015    $      7,940   $     (3,358)
                                                                ============== ==============  ============== ==============

RETAINED EARNINGS:
Net income...................................................   $      7,389   $      9,283    $     10,550   $      4,418

OTHER COMPREHENSIVE INCOME:
Other comprehensive income (loss)............................          6,666         (4,268)         (2,610)        (7,776)
                                                                -------------- --------------  -------------- --------------
CHANGE IN STOCKHOLDER'S EQUITY...............................         14,055          5,015           7,940         (3,358)
Stockholder's equity, beginning of period....................        536,148        539,988         542,263        548,361
                                                                -------------- --------------  -------------- --------------
STOCKHOLDER'S EQUITY, END OF PERIOD..........................   $    550,203   $    545,003    $    550,203   $    545,003
                                                                ============== ==============  ============== ==============

The accompanying notes are an integral part of these financial statements.

                                                  PHL VARIABLE INSURANCE COMPANY
                                        UNAUDITED INTERIM CONDENSED STATEMENT OF CASH FLOWS
                                                         ($ in thousands)
                                           NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005


                                                                                                   NINE MONTHS ENDED
                                                                                                     SEPTEMBER 30,

                                                                                             -------------------------------
                                                                                                  2006            2005
                                                                                             --------------- ---------------
OPERATING ACTIVITIES:
Net income................................................................................   $      10,550   $       4,418
Net realized investment losses............................................................           4,315           5,332
Investment income (loss)..................................................................           2,623          (4,222)
Deferred income taxes.....................................................................          19,867           6,439
(Increase) decrease in receivables........................................................          (3,190)          7,211
Increase in deferred policy acquisition costs.............................................        (124,129)        (12,726)
Increase in policy liabilities and accruals...............................................         146,520          96,980
Other assets and other liabilities net change.............................................         (15,088)          1,926
                                                                                             --------------- ---------------
CASH FROM OPERATING ACTIVITIES............................................................          41,468         105,358
                                                                                             --------------- ---------------

INVESTING ACTIVITIES:
Investment purchases......................................................................        (656,568)       (868,028)
Investment sales..........................................................................         428,489         290,851
Investment maturities and repayments......................................................         889,851         687,070
                                                                                             --------------- ---------------
CASH FROM INVESTING ACTIVITIES............................................................         661,772         109,893
                                                                                             --------------- ---------------

FINANCING ACTIVITIES:
Policyholder deposit fund deposits........................................................         156,231         180,052
Policyholder deposit fund withdrawals.....................................................        (848,320)       (413,068)
                                                                                             --------------- ---------------
CASH FOR FINANCING ACTIVITIES.............................................................        (692,089)       (233,016)
                                                                                             --------------- ---------------
CHANGE IN CASH AND CASH EQUIVALENTS.......................................................          11,151         (17,765)
Cash and cash equivalents, beginning of period............................................          25,818          39,598
                                                                                             --------------- ---------------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................................................   $      36,969   $      21,833
                                                                                             =============== ===============

The accompanying notes are an integral part of these financial statements.

                         PHL VARIABLE INSURANCE COMPANY
            NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005

1.  ORGANIZATION AND OPERATIONS

PHL Variable Insurance Company is a life insurance company offering variable and fixed annuity and non-participating life insurance products. It is a wholly-owned subsidiary of PM Holdings, Inc. PM Holdings, Inc. is a wholly-owned subsidiary of Phoenix Life Insurance Company (Phoenix Life), which is a wholly-owned subsidiary of The Phoenix Companies, Inc., a New York Stock Exchange listed company. Certain prior year amounts have been reclassified to conform with the 2006 presentation.

We have prepared these financial statements in accordance with accounting principles generally accepted in the United States of America, or GAAP. In preparing these financial statements in conformity with GAAP, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities at reporting dates and the reported amounts of revenues and expenses during the reporting periods. Actual results will differ from these estimates and assumptions. We employ significant estimates and assumptions in the determination of: deferred policy acquisition costs; policyholder liabilities and the determination of accruals; the valuation of investments in debt and equity securities; the valuation of deferred tax liabilities and accruals for contingent liabilities. Our significant accounting policies are presented in the notes to our financial statements in our 2005 Annual Report on Form 10-K.

Our interim financial statements do not include all of the disclosures required by GAAP for annual financial statements. In our opinion, we have included all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the results for the interim periods. Financial results for the three and nine-month periods in 2006 are not necessarily indicative of the results that may be expected for the year 2006. These unaudited financial statements should be read in conjunction with our financial statements in our 2005 Annual Report on Form 10-K.

RECENTLY ISSUED ACCOUNTING STANDARDS

Fair Value Measurements: In September 2006, the Financial Accounting Standards Board, or FASB issued SFAS 157, "Fair Value Measurements," or SFAS 157. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 applies under other existing accounting pronouncements that require or permit fair value measurements, and does not require any new fair value measurements. This guidance is effective for fiscal years beginning after November 15, 2007. We are currently assessing the impact of SFAS 157 on our financial position and results of operations.

Uncertain Tax Positions: In June 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes," or FIN 48. FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on measurement and classification of taxes and introduces new disclosure requirements. This guidance is effective for fiscal years beginning after December 15, 2006. We are currently assessing the impact of FIN 48 on our financial position and results of operations.

Deferred Acquisition Costs: In September 2005, the Accounting Standards Executive Committee, or AcSEC, of the American Institute of Certified Public Accountants, or AICPA, issued Statement of Position 05-1, "Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts," or SOP 05-1. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, or SFAS No. 97. The SOP defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. This SOP is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We will adopt SOP 05-1 on January 1, 2007. We are currently assessing the impact of SOP 05-1 on our financial position and results of operations.

Servicing of Financial Assets: In March 2006, the FASB issued SFAS 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140," or SFAS 156. SFAS 156 provides guidance on recognition and disclosure of servicing assets and liabilities and is effective beginning January 1, 2007. We do not expect our adoption of SFAS 156 to have a material impact on our financial statements.

ACCOUNTING CHANGES

Certain Hybrid Financial Instruments: Effective January 1, 2006, we adopted SFAS 155, "Accounting for Certain Hybrid Financial Instruments," or SFAS 155. SFAS 155 resolves certain issues surrounding the accounting for beneficial interests in securitized financial assets. Our adoption of SFAS 155 did not have a material effect on our financial statements.

Other-Than-Temporary Impairments: Effective January 1, 2006, we adopted FASB Staff Position Nos. FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," or FSP 115-1. FSP 115-1 provides guidance as to the determination of other-than-temporarily impaired securities and requires certain financial disclosures with respect to unrealized losses. These accounting and disclosure requirements largely codify our existing practices as to other-than-temporarily impaired securities and, accordingly, our adoption did not have a material effect on our financial statements.


2.  OPERATING ACTIVITIES

ACTIVITY IN DEFERRED POLICY ACQUISITION COSTS:                       THREE MONTHS ENDED             NINE MONTHS ENDED
($ in thousands)                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                                -----------------------------  -----------------------------
                                                                     2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------

Policy acquisition costs deferred............................   $     53,785   $     33,975    $    185,432   $     78,147
Recurring costs amortized to expense.........................        (27,615)       (15,807)        (63,550)       (67,123)
Decrease (increase) related to realized investment gains
  or losses..................................................            135          1,702           2,246          1,702
(Cost) credit offsets to net unrealized investment gains
  or losses included in other comprehensive income...........        (22,184)        25,868          (1,057)        34,916
                                                                -------------- --------------  -------------- --------------
Change in deferred policy acquisition costs..................          4,121         45,738         123,071         47,642
Deferred policy acquisition costs, beginning of period.......        648,265        435,362         529,315        433,458
                                                                -------------- --------------  -------------- --------------
DEFERRED POLICY ACQUISITION COSTS, END OF PERIOD.............   $    652,386   $    481,100    $    652,386   $    481,100
                                                                ============== ==============  ============== ==============


3.  INVESTING ACTIVITIES

DEBT SECURITIES

FAIR VALUE AND COST OF DEBT SECURITIES:                              SEPTEMBER 30, 2006             DECEMBER 31, 2005
($ in thousands)                                                -----------------------------  -----------------------------
                                                                  FAIR VALUE        COST         FAIR VALUE        COST
                                                                -------------- --------------  -------------- --------------

U.S. government and agency...................................   $    112,487   $    113,869    $    124,552   $    125,673
State and political subdivision..............................         17,967         18,219          28,585         28,934
Foreign government...........................................         52,017         48,808          73,412         69,275
Corporate....................................................      1,189,146      1,207,371       1,490,696      1,510,681
Mortgage-backed..............................................        452,232        455,092         648,124        649,346
Other asset-backed...........................................        268,677        267,734         424,122        425,634
                                                                -------------- --------------  -------------- --------------
DEBT SECURITIES..............................................   $  2,092,526   $  2,111,093    $  2,789,491   $  2,809,543
                                                                ============== ==============  ============== ==============

We owned no non-income producing debt securities as of September 30, 2006 or 2005.

GROSS AND NET UNREALIZED GAINS AND LOSSES FROM                       SEPTEMBER 30, 2006             DECEMBER 31, 2005
DEBT AND EQUITY SECURITIES:                                     -----------------------------  -----------------------------
($ in thousands)                                                     GAINS         LOSSES           GAINS         LOSSES
                                                                -------------- --------------  -------------- --------------

U.S. government and agency...................................   $        252   $     (1,634)   $        369   $     (1,490)
State and political subdivision..............................            180           (432)            239           (588)
Foreign government...........................................          3,435           (226)          4,539           (402)
Corporate....................................................          5,557        (23,782)         10,796        (30,781)
Mortgage-backed..............................................          3,065         (5,925)          6,141         (7,363)
Other asset-backed...........................................          2,977         (2,034)          2,052         (3,564)
                                                                -------------- --------------  -------------- --------------
DEBT SECURITIES GAINS (LOSSES)...............................   $     15,466   $    (34,033)   $     24,136   $    (44,188)
                                                                ============== ==============  ============== ==============
DEBT SECURITIES NET LOSSES...................................   $    (18,567)                  $    (20,052)
                                                                ==============                 ==============
EQUITY SECURITIES GAINS......................................   $         14                   $          --
                                                                ==============                 ==============
EQUITY SECURITIES NET GAINS..................................   $         14                   $          --
                                                                ==============                 ==============


AGING OF TEMPORARILY IMPAIRED                                           AS OF SEPTEMBER 30, 2006
DEBT SECURITIES:                             -------------------------------------------------------------------------------
($ in thousands)                                 LESS THAN 12 MONTHS      GREATER THAN 12 MONTHS             TOTAL
                                             --------------------------- ------------------------- -------------------------
                                                 FAIR      UNREALIZED      FAIR       UNREALIZED     FAIR       UNREALIZED
                                                 VALUE       LOSSES        VALUE        LOSSES       VALUE        LOSSES
                                             ------------- ------------- ------------ ------------ ------------ ------------

DEBT SECURITIES
U.S. government and agency.................   $    13,838  $       (60)  $   69,256   $   (1,574)  $   83,094   $   (1,634)
State and political subdivision............         1,019           (3)      14,386         (429)      15,405         (432)
Foreign government.........................         4,038          (18)       9,320         (208)      13,358         (226)
Corporate..................................       256,298       (3,203)     677,368      (20,579)     933,666      (23,782)
Mortgage-backed............................        75,630         (721)     243,810       (5,204)     319,440       (5,925)
Other asset-backed.........................        35,579         (202)     115,864       (1,832)     151,443       (2,034)
                                              ------------ ------------- ------------ ------------ ------------ ------------
TOTAL TEMPORARILY IMPAIRED SECURITIES......   $   386,402  $    (4,207)  $1,130,004   $  (29,826)  $1,516,406   $  (34,033)
                                              ============ ============= ============ ============ ============ ============

BELOW INVESTMENT GRADE.....................   $    34,903  $      (513)  $   72,614   $   (3,499)  $  107,517   $   (4,012)
                                              ============ ============= ============ ============ ============ ============
BELOW INVESTMENT GRADE AFTER OFFSETS
  FOR DEFERRED POLICY ACQUISITION COST                     $       (61)               $     (516)               $     (577)
  ADJUSTMENT AND TAXES.....................                =============              ============              ============

These securities are considered to be temporarily impaired at September 30, 2006 as each of these securities has performed, and is expected to continue to perform, in accordance with their original contractual terms, and we have the ability and intent to hold these securities until they recover their value.

There are no unrealized losses of below investment grade debt securities with a fair value less than 80% of the securities amortized cost at September 30, 2006.

AGING OF TEMPORARILY IMPAIRED                                           AS OF DECEMBER 31, 2005
DEBT SECURITIES:                             --------------------------------------------------------------------------------
($ in thousands)                               LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS              TOTAL
                                             -------------------------- -------------------------- --------------------------
                                                 FAIR        UNREALIZED     FAIR       UNREALIZED      FAIR       UNREALIZED
                                                 VALUE         LOSSES       VALUE        LOSSES        VALUE        LOSSES
                                             ------------- ------------- ------------ ------------ ------------ -------------

DEBT SECURITIES
U.S. government and agency................   $    62,372   $     (714)   $   33,369   $     (776)   $   95,741   $   (1,490)
State and political subdivision...........         7,854          (15)       16,067         (573)       23,921         (588)
Foreign government........................        14,877         (269)        4,834         (133)       19,711         (402)
Corporate.................................       651,536      (18,520)      340,112      (12,261)      991,648      (30,781)
Mortgage-backed...........................       245,240       (3,751)      165,412       (3,612)      410,652       (7,363)
Other asset-backed........................       140,801       (1,797)      101,004       (1,767)      241,805       (3,564)
                                             ------------- ------------- ------------ ------------- ------------ -------------
TOTAL TEMPORARILY IMPAIRED SECURITIES.....   $ 1,122,680   $  (25,066)   $  660,798   $  (19,122)   $1,783,478   $  (44,188)
                                             ============= ============= ============ ============= ============ =============

BELOW INVESTMENT GRADE....................   $    72,000   $   (2,888)   $   40,186   $   (2,667)   $  112,186   $   (5,555)
                                             ============= ============= ============ ============= ============ =============
BELOW INVESTMENT GRADE AFTER OFFSETS
  FOR DEFERRED ACQUISITION COST
  ADJUSTMENT AND TAXES....................                 $     (469)                $     (305)                $     (774)
                                                           =============              =============              =============

These securities were considered to be temporarily impaired at December 31, 2005 as each of these securities had performed, and was expected to continue to perform, in accordance with their original contractual terms, and we have the ability and intent to hold these securities until they recover their value.

NET INVESTMENT INCOME

SOURCES OF NET INVESTMENT INCOME:                                    THREE MONTHS ENDED             NINE MONTHS ENDED
($ in thousands)                                                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                                -----------------------------  -----------------------------
                                                                    2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------

Debt securities..............................................   $     29,410   $     37,721    $     98,114   $    114,301
Equity securities............................................             --              1              --              2
Other investments............................................             62             12             101             48
Policy loans.................................................            508            325             642            557
Cash and cash equivalents....................................            917            176           2,010            604
                                                                -------------- --------------  -------------- --------------
Total investment income......................................         30,897         38,235         100,867        115,512
  Less: investment expenses..................................            493            (88)          1,497          1,268
                                                                -------------- --------------  -------------- --------------
NET INVESTMENT INCOME........................................   $     30,404   $     38,323    $     99,370   $    114,244
                                                                ============== ==============  ============== ==============

NET REALIZED INVESTMENT GAINS (LOSSES)

SOURCES AND TYPES OF NET REALIZED INVESTMENT                         THREE MONTHS ENDED             NINE MONTHS ENDED
GAINS (LOSSES):                                                        SEPTEMBER 30,                  SEPTEMBER 30,
($ in thousands)                                                -----------------------------  -----------------------------
                                                                      2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------

Debt security impairments....................................   $         --   $     (1,638)   $       (411)  $     (1,638)
                                                                -------------- --------------  -------------- --------------
Debt security transaction gains..............................            240            685           2,503          1,539
Debt security transaction losses.............................           (447)        (1,717)         (7,008)        (4,970)
Equity security transaction gains............................             --             --              --             26
Other invested asset transaction gains (losses)..............             38           (392)            601           (289)
                                                                -------------- --------------  -------------- --------------
NET TRANSACTION GAINS (LOSSES)...............................           (169)        (1,424)         (3,904)        (3,694)
                                                                -------------- ---------------  -------------- -------------
NET REALIZED INVESTMENT GAINS (LOSSES).......................   $       (169)  $     (3,062)   $     (4,315)  $     (5,332)
                                                                -------------- --------------  -------------- --------------

Net realized investment gains (losses).......................   $       (169)  $     (3,062)   $     (4,315)  $     (5,332)
                                                                -------------- --------------  -------------- --------------
Applicable deferred policy acquisition costs.................           (135)        (1,702)         (2,246)        (1,702)
Applicable deferred income tax benefit.......................            (11)          (476)           (724)        (1,271)
                                                                -------------- --------------  -------------- --------------
Offsets to realized investment gains.........................           (146)        (2,178)         (2,970)        (2,973)
                                                                -------------- --------------  -------------- --------------
NET REALIZED INVESTMENT GAINS (LOSSES)
  INCLUDED IN NET INCOME.....................................   $        (23)  $       (884)   $     (1,345)  $     (2,359)
                                                                ============== ==============  ============== ==============

UNREALIZED INVESTMENT GAINS (LOSSES)

SOURCES OF CHANGES IN NET UNREALIZED INVESTMENT                      THREE MONTHS ENDED             NINE MONTHS ENDED
GAINS (LOSSES):                                                        SEPTEMBER 30,                  SEPTEMBER 30,
($ in thousands)                                                -----------------------------  -----------------------------
                                                                     2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------

Debt securities..............................................   $     31,562   $    (32,470)   $     (3,608)  $    (46,623)
Equity securities............................................             14             28              14             (5)
                                                                -------------- --------------  -------------- --------------
NET UNREALIZED INVESTMENT GAINS (LOSSES).....................   $     31,576   $    (32,442)   $     (3,594)  $    (46,628)
                                                                ============== ==============  ============== ==============

Net unrealized investment gains (losses).....................   $     31,576   $    (32,442)   $     (3,594)  $    (46,628)
                                                                -------------- --------------  -------------- --------------
Applicable deferred policy acquisition costs (benefit).......         22,184        (25,868)          1,057        (34,916)
Applicable deferred income tax benefit.......................          3,511         (2,390)         (1,404)        (4,187)
                                                                -------------- --------------  -------------- --------------
Offsets to net unrealized investment losses..................         25,695        (28,258)           (347)       (39,103)
                                                                -------------- --------------  -------------- --------------
NET UNREALIZED INVESTMENT GAINS (LOSSES)
  INCLUDED IN OTHER COMPREHENSIVE INCOME.....................   $      5,881   $     (4,184)   $     (3,247)  $     (7,525)
                                                                ============== ==============  ============== ==============

4.  INCOME TAXES

For the nine months ended September 30, 2006 and 2005, the effective income tax rates applicable to operating income differ from the 35.0% U.S. federal statutory tax rate. Items giving rise to the differences and the effects are as follows:

ANALYSIS OF EFFECTIVE INCOME TAX RATES:                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                         SEPTEMBER 30,                 SEPTEMBER 30,
                                                                -----------------------------  -----------------------------
                                                                      2006           2005            2006           2005
                                                                -------------- --------------  -------------- --------------

Income taxes at statutory rate...............................          35.0%          35.0%           35.0%         (35.0%)
Investment income not subject to tax.........................         (22.8%)        (24.0%)         (18.2%)        (30.8%)
                                                                -------------- --------------  -------------- --------------
EFFECTIVE INCOME TAX BENEFIT RATES APPLICABLE TO
  OPERATING INCOME...........................................          12.2%          11.0%           16.8%         (65.8%)
                                                                ============== ==============  ============== ==============

Our federal income tax returns are routinely audited by the IRS and estimated provisions are routinely provided in the financial statements in anticipation of the results of these audits. The current periods being audited by the IRS are the 2002 and 2003 tax years. While it is often difficult to predict the outcome of these audits, including the timing of any resolution of any particular tax matter, we believe that our reserves, as recorded on the balance sheet, are adequate for all open years. Unfavorable resolution of any particular issue could result in additional use of cash to pay liabilities that would be deemed owed to the IRS. Additionally, any unfavorable or favorable resolution of any particular issue could result in an increase or decrease, respectively, to our effective income tax rate to the extent that our estimates differ from the ultimate resolution.


5.  CONTINGENT LIABILITIES

We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as an insurer, investor or taxpayer. Several current proceedings are discussed below. In addition, state regulatory bodies, the Securities and Exchange Commission, or SEC, the National Association of Securities Dealers, Inc., or NASD, and other regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws and securities laws.

For example, during 2003 and 2004, the SEC conducted examinations of certain Company variable products and certain affiliated investment advisors and mutual funds. In 2004, the NASD also commenced examinations of two affiliated broker-dealers; the examinations were closed in April 2005 and November 2004, respectively. In February 2005, the NASD notified an affiliate of the Company that it was asserting violations of trade reporting rules by the affiliate of the Company. The affiliated company responded to the NASD allegations in May 2005 but has not received any further inquiries to date.

Federal and state regulatory authorities from time to time make inquiries and conduct examinations regarding compliance by the Company with securities and other laws and regulations affecting its registered products. The Company endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Recently, there has been a significant increase in federal and state regulatory activity relating to financial services companies, with a number of recent regulatory inquiries focusing on late-trading, market timing and valuation issues. Our products entitle us to impose restrictions on transfers between separate account sub-accounts associated with our variable products.

In 2004 and 2005, the Boston District Office of the SEC conducted a compliance examination of certain of the Company's affiliates that are registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940. Following the examination, the staff of the Boston District Office issued a deficiency letter primarily focused on perceived weaknesses in procedures for monitoring trading to prevent market timing activity. The staff requested the Company to conduct an analysis as to whether shareholders, policyholders and contract holders who invested in the funds that may have been affected by undetected market timing activity had suffered harm and to advise the staff whether the Company believes reimbursement is necessary or appropriate under the circumstances. A third party was retained to assist the Company in preparing the analysis. Based on this analysis, the Company advised the SEC that it does not believe that reimbursement is appropriate.

Over the past two years, a number of companies have announced settlements of enforcement actions with various regulatory agencies, primarily the SEC and the New York Attorney General's Office. While no such action has been initiated against us, it is possible that one or more regulatory agencies may pursue this type of action against us in the future.

Financial services companies have also been the subject of broad industry inquiries by state regulators and attorneys general which do not appear to be company-specific. In this regard, in 2004, we received a subpoena from the Connecticut Attorney General's office requesting information regarding certain distribution practices since 1998. Over 40 companies received such a subpoena. We cooperated fully and have had no further inquiry since filing our response.

These types of regulatory actions may be difficult to assess or quantify, may seek recovery of indeterminate amounts, including punitive and treble damages, and the nature and magnitude of their outcomes may remain unknown for substantial periods of time. While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or to provide reasonable ranges of potential losses, we believe that their outcomes are not likely, either individually or in the aggregate, to have a material adverse effect on our financial condition, or consideration of available insurance and reinsurance and the provision made in our financial statements. However, given the large or indeterminate amounts sought in certain of these matters and litigation's inherent unpredictability, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operation or cash flows.

         PHL VARIABLE
         INSURANCE COMPANY
         (A WHOLLY-OWNED SUBSIDIARY OF PM HOLDINGS, INC.)
         FINANCIAL STATEMENTS
         DECEMBER 31, 2005 AND 2004

                                               TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                              -----------------

Report of Independent Registered Public Accounting Firm...................................................          F-3

Balance Sheet as of December 31, 2005 and 2004............................................................          F-4

Statement of Income, Comprehensive Income and Changes in Stockholder's Equity
  for the years ended December 31, 2005, 2004 and 2003....................................................          F-5

Statement of Cash Flows for the years ended December 31, 2005, 2004 and 2003..............................          F-6

Notes to Financial Statements.............................................................................       F-7 - F-20

[LOGO] PricewaterhouseCoopers
--------------------------------------------------------------------------------




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






To the Board of Directors and Stockholder of PHL Variable Insurance Company:

In our opinion, the accompanying balance sheet and the related statements of income, comprehensive income and changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of PHL Variable Insurance Company (the Company) at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.




/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
February 22, 2006

                                         PHL VARIABLE INSURANCE COMPANY
                                                 BALANCE SHEET
                                      ($ in thousands, except share data)
                                           DECEMBER 31, 2005 AND 2004

                                                                                                  2005            2004
                                                                                             --------------- ---------------

ASSETS:
Available-for-sale debt securities, at fair value.........................................   $   2,789,491   $   3,075,379
Available-for-sale equity securities, at fair value.......................................              --             261
Policy loans, at unpaid principal balances................................................           8,171           2,486
Other invested assets.....................................................................           1,129           4,393
                                                                                              -------------- ---------------
Total investments.........................................................................       2,798,791       3,082,519
Cash and cash equivalents.................................................................          25,818          39,598
Accrued investment income.................................................................          30,837          27,353
Deferred policy acquisition costs.........................................................         529,315         433,458
Receivable from related parties...........................................................          31,119           1,559
Other general account assets..............................................................          25,354          37,653
Separate account assets...................................................................       2,537,685       2,413,571
                                                                                             --------------- ---------------
TOTAL ASSETS..............................................................................   $   5,978,919   $   6,035,711
                                                                                             =============== ===============

LIABILITIES:
Policyholder deposit funds................................................................   $   2,256,129   $   2,627,920
Policy liabilities and accruals...........................................................         487,573         350,851
Deferred income taxes.....................................................................          73,356          63,402
Payable to related parties................................................................          71,629          11,722
Other general account liabilities.........................................................          10,284          19,884
Separate account liabilities..............................................................       2,537,685       2,413,571
                                                                                             --------------- ---------------
TOTAL LIABILITIES.........................................................................       5,436,656       5,487,350
                                                                                             --------------- ---------------

CONTINGENT LIABILITIES (NOTE 11)..........................................................

STOCKHOLDER'S EQUITY:
Common stock, $5,000 par value: 1,000 shares authorized; 500 shares issued................           2,500           2,500
Additional paid-in capital................................................................         503,234         503,234
Retained earnings.........................................................................          37,134          32,911
Accumulated other comprehensive income (loss).............................................            (605)          9,716
                                                                                             --------------- ---------------
TOTAL STOCKHOLDER'S EQUITY................................................................         542,263         548,361
                                                                                             --------------- ---------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY................................................   $   5,978,919   $   6,035,711
                                                                                             =============== ===============

The accompanying notes are an integral part of these financial statements.

                                         PHL VARIABLE INSURANCE COMPANY
                  STATEMENT OF INCOME, COMPREHENSIVE INCOME AND CHANGES IN STOCKHOLDER'S EQUITY
                                                ($ in thousands)
                                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                 2005             2004             2003
                                                                            ---------------  ---------------  ---------------

 REVENUES:
 Premiums.................................................................  $       9,521    $       7,367    $       5,829
 Insurance and investment product fees....................................        109,270           83,300           65,529
 Investment income, net of expenses.......................................        154,374          143,862          133,531
 Net realized investment gains (losses)...................................        (10,569)           5,121              768
                                                                            ---------------  ---------------  ---------------
 TOTAL REVENUES...........................................................        262,596          239,650          205,657
                                                                            ---------------  ---------------  ---------------

 BENEFITS AND EXPENSES:
 Policy benefits..........................................................        130,279          136,760          127,311
 Policy acquisition cost amortization.....................................         80,402           45,027           20,040
 Other operating expenses.................................................         50,493           35,683           35,288
                                                                            ---------------  ---------------  ---------------
 TOTAL BENEFITS AND EXPENSES..............................................        261,174          217,470          182,639
                                                                            ---------------  ---------------  ---------------
 Income before income taxes...............................................          1,422           22,180           23,018
 Applicable income taxes (benefit)........................................         (2,801)           5,465            8,369
                                                                            ---------------   --------------   --------------
 NET INCOME...............................................................  $       4,223    $      16,715    $      14,649
                                                                            ===============  ===============  ===============

 FEES PAID TO RELATED PARTIES (NOTE 6)

 COMPREHENSIVE INCOME:
 NET INCOME...............................................................  $       4,223    $      16,715    $      14,649
                                                                            ---------------  ---------------  ---------------
 Net unrealized investment gains (losses).................................         (9,986)         (14,802)           2,561
 Net unrealized derivative instruments losses.............................           (335)            (336)            (335)
                                                                            ---------------  ---------------  ---------------
 OTHER COMPREHENSIVE INCOME (LOSS)........................................        (10,321)         (15,138)           2,226
                                                                            ---------------  ---------------  ---------------
 COMPREHENSIVE INCOME (LOSS)..............................................  $      (6,098)   $       1,577    $      16,875
                                                                            ===============  ===============  ===============

 ADDITIONAL PAID-IN  CAPITAL:
 Capital contributions from parent........................................  $          --    $      19,000    $      40,000

 RETAINED EARNINGS:
 Net income...............................................................          4,223           16,715           14,649

 ACCUMULATED OTHER COMPREHENSIVE INCOME:
 Other comprehensive income (loss)........................................        (10,321)         (15,138)           2,226
                                                                            ---------------  ---------------  ---------------

 CHANGE IN STOCKHOLDER'S EQUITY...........................................         (6,098)          20,577           56,875
 Stockholder's equity, beginning of year..................................        548,361          527,784          470,909
                                                                            ---------------  ---------------  ---------------
 STOCKHOLDER'S EQUITY, END OF YEAR........................................  $     542,263    $     548,361    $     527,784
                                                                            ===============  ===============  ===============

The accompanying notes are an integral part of these financial statements.

                                         PHL VARIABLE INSURANCE COMPANY
                                            STATEMENT OF CASH FLOWS
                                                ($ in thousands)
                                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003

                                                                                2005              2004              2003
                                                                          ----------------  ----------------  ----------------

 OPERATING ACTIVITIES:
 Net income.............................................................  $        4,223    $       16,715    $       14,649
 Net realized investment (gains) losses.................................          10,569            (5,121)             (768)
 Investment (gains) losses..............................................         (15,293)           (5,634)            6,876
 Deferred income taxes..................................................          15,512            15,627            15,734
 Increase in deferred policy acquisition costs..........................         (56,634)          (61,761)         (100,542)
 Increase in policy liabilities and accruals............................         155,315           135,384           126,059
 Other assets and other liabilities change..............................          34,725           (19,262)           32,352
                                                                          ----------------  ----------------  ----------------
 CASH FROM OPERATING ACTIVITIES.........................................         148,417            75,948            94,360
                                                                          ----------------  ----------------  ----------------

 INVESTING ACTIVITIES:
 Investment purchases...................................................      (1,148,093)       (1,506,835)       (2,068,268)
 Investment sales, repayments and maturities............................       1,357,687         1,503,161         1,338,495
                                                                          ----------------  ----------------  ----------------
 CASH FROM (FOR) INVESTING ACTIVITIES...................................         209,594            (3,674)         (729,773)
                                                                          ----------------  ----------------  ----------------

 FINANCING ACTIVITIES:
 Policyholder deposit fund deposits.....................................         236,099           365,166           928,973
 Policyholder deposit fund withdrawals..................................        (607,890)         (497,814)         (725,834)
 Capital contributions from parent......................................              --            19,000            40,000
                                                                          ----------------  ----------------  ----------------
 CASH FROM (FOR) FINANCING ACTIVITIES...................................        (371,791)         (113,648)          243,139
                                                                          ----------------  ----------------  ----------------
 CHANGE IN CASH AND CASH EQUIVALENTS....................................         (13,780)          (41,374)         (392,274)
 Cash and cash equivalents, beginning of year...........................          39,598            80,972           473,246
                                                                          ----------------  ----------------  ----------------
 CASH AND CASH EQUIVALENTS, END OF YEAR.................................  $       25,818    $        39,598    $       80,972
                                                                          ================  ================  ================

The accompanying notes are an integral part of these financial statements.

                         PHL VARIABLE INSURANCE COMPANY
                          NOTES TO FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 2005, 2004 AND 2003


1.   ORGANIZATION AND OPERATIONS

PHL Variable Insurance Company is a life insurance company offering variable and fixed annuity and non-participating life insurance products. It is a wholly-owned subsidiary of PM Holdings, Inc. PM Holdings, Inc. is a wholly-owned subsidiary of Phoenix Life Insurance Company (Phoenix Life), which is a wholly-owned subsidiary of The Phoenix Companies, Inc., a New York Stock Exchange listed company. Phoenix Home Life Mutual Insurance Company demutualized on June 25, 2001 by converting from a mutual life insurance company to a stock life insurance company, became a wholly-owned subsidiary of The Phoenix Companies and changed its name to Phoenix Life Insurance Company. We have reclassified certain amounts for 2004 and 2003 to conform with 2005 presentation.

We have prepared these financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP). In preparing these financial statements in conformity with GAAP, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities at reporting dates and the reported amounts of revenues and expenses during the reporting periods. Actual results will differ from these estimates and assumptions. We employ significant estimates and assumptions in the determination of deferred policy acquisition costs; policyholder liabilities and accruals; the valuation of investments in debt and equity securities, and accruals for deferred taxes. Significant accounting policies are presented throughout these notes.

NEW ACCOUNTING PRONOUNCEMENTS

In September 2005, the Accounting Standards Executive Committee, or AcSEC, of the American Institute of Certified Public Accountants, or AICPA, issued Statement of Position 05-1, "Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts," or SOP 05-1. SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, or SFAS No. 97. The SOP defines an internal replacement as a modification in product benefits, features, rights, or coverages that occurs by the exchange of a contract for a new contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. This SOP is effective for internal replacements occurring in fiscal years beginning after December 15, 2006. We will adopt SOP 05-1 on January 1, 2007. We are currently assessing the impact of SOP 05-1 on our financial position and results of operations.

Other-Than-Temporary Impairments: FASB Staff Position Nos. FAS 115-1 and FAS 124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," or FSP 115-1, is effective for reporting periods beginning after December 15, 2005. Earlier application is permitted. FSP 115-1 provides guidance as to the determination of other-than-temporarily impaired securities and requires certain financial disclosures with respect to unrealized losses. These accounting and disclosure requirements largely codify our existing practices as to other-than-temporarily impaired securities and thus, does not have a material effect on our financial statements.

Nontraditional Long-Duration Contracts and Separate Accounts: Effective January 1, 2004, we adopted the AICPA's Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," or SOP 03-1. SOP 03-1 provides guidance related to the accounting, reporting and disclosure of certain insurance contracts and separate accounts, including guidance for computing reserves for products with guaranteed benefits such as guaranteed minimum death benefits and for products with annuitization benefits such as guaranteed minimum income benefits. In addition, SOP 03-1 addresses the presentation and reporting of separate accounts, as well as rules concerning the capitalization and amortization of sales inducements. Since this new accounting standard largely codifies certain accounting and reserving practices related to applicable nontraditional long-duration contracts and separate accounts that we already followed, our adoption did not have a material effect on our financial statements.


2.   OPERATING ACTIVITIES

PREMIUM AND FEE REVENUE AND RELATED EXPENSES

Revenues for annuity and universal life products consist of net investment income and mortality, administration and surrender charges assessed against the fund values during the period. Related benefit expenses include universal life benefit claims in excess of fund values and net investment income credited to fund values. We recognize premiums for long-duration life insurance products as revenue when due from policyholders. We recognize life insurance premiums for short-duration life insurance products as premium revenue pro rata over the related contract periods. We match benefits, losses and related expenses with premiums over the related contract periods.

REINSURANCE

We use reinsurance agreements to provide for greater diversification of business, control exposure to potential losses arising from large risks and provide additional capacity for growth.

We recognize assets and liabilities related to reinsurance ceded contracts on a gross basis. The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies.

We remain liable to the extent that reinsuring companies may not be able to meet their obligations under reinsurance agreements in effect. Failure of the reinsurers to honor their obligations could result in losses to us; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize our exposure to significant losses from reinsurance insolvencies, we regularly evaluate the financial condition of our reinsurers.

Our reinsurance program varies based on the type of risk, for example:

     o On direct policies, the maximum of individual life insurance retained by us on any one life is $10 million for single life and joint first-to-die policies and $12 million for joint last-to-die policies, with excess amounts ceded to reinsurers.
     o We reinsure 50% to 90% of the mortality risk for certain issues of term and universal life policies.
     o We reinsure 100% of the excess death benefits for most variable annuity policies issued through December 31, 1999, including subsequent deposits.

DIRECT BUSINESS AND REINSURANCE:                                                        YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Direct premiums..........................................................   $      55,277    $      43,348    $      30,404
Premiums ceded to reinsurers.............................................         (45,756)         (35,981)         (24,575)
                                                                            ---------------  ---------------  ---------------
PREMIUMS.................................................................   $       9,521    $       7,367    $       5,829
                                                                            ===============  ===============  ===============

Direct policy benefits incurred..........................................   $      15,538    $      37,846    $      19,031
Policy benefits assumed from reinsureds..................................             381              286              160
Policy benefits ceded to reinsurers......................................          (9,572)         (26,767)         (12,829)
                                                                            ---------------  ---------------  ---------------
POLICY BENEFITS..........................................................   $       6,347    $      11,365    $       6,362
                                                                            ===============  ===============  ===============

Direct life insurance in-force...........................................   $  41,566,483    $  30,623,344    $  20,518,533
Life insurance in-force assumed from reinsureds..........................         135,447          155,964          168,788
Life insurance in-force ceded to reinsurers..............................     (30,459,568)     (23,057,775)     (15,544,504)
                                                                            ---------------  ---------------  ---------------
LIFE INSURANCE IN-FORCE..................................................   $  11,242,362    $   7,721,533    $   5,142,817
                                                                            ===============  ===============  ===============
Percentage of amount assumed to net insurance in-force...................           1.20%            2.02%            3.28%
                                                                            ===============  ===============  ===============

The policy benefit amounts above exclude changes in reserves, interest credited to policyholders and withdrawals, which total $123.9 million, $125.4 million and $121.0 million, net of reinsurance, for the years ended December 31, 2005, 2004 and 2003, respectively.

DEFERRED POLICY ACQUISITION COSTS

The costs of acquiring new business, principally commissions, underwriting, distribution and policy issue expenses, all of which vary with and are primarily related to production of new business, are deferred. In connection with our 2002 acquisition of the variable life and annuity business of Valley Forge Life Insurance Company, we recognized an asset for the present value of future profits (PVFP) representing the present value of estimated net cash flows embedded in the existing contracts acquired. This asset is included in deferred acquisition costs (DAC).

We amortize DAC and PVFP based on the related policy's classification. For term life insurance policies, DAC is amortized in proportion to projected net premiums. For universal life, variable universal life and accumulation annuities, DAC and PVFP are amortized in proportion to estimated gross profits. Policies may be surrendered for value or exchanged for a different one of our products (internal replacement); the DAC balance associated with the replaced or surrendered policies is amortized to reflect these surrenders.

The amortization process requires the use of various assumptions, estimates and judgments about the future. The primary assumptions are expenses, investment performance, mortality and contract cancellations (i.e., lapses, withdrawals and surrenders). These assumptions are reviewed on a regular basis and are generally based on our past experience, industry studies, regulatory requirements and judgments about the future. Changes in estimated gross profits based on actual experiences are reflected as an adjustment to total amortization to date resulting in a charge or credit to earnings. Finally, analyses are performed periodically to assess whether there are sufficient gross margins or gross profits to amortize the remaining DAC balances.

During 2005, amortization of DAC was increased by an adjustment, or "unlocking" of assumptions. The unlocking was driven by revised assumptions regarding mortality experience offset by interest rate and spread adjustments for annuities.

ACTIVITY IN DEFERRED POLICY ACQUISITION COSTS:                                          YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Direct acquisition costs deferred, excluding acquisitions................   $     137,036    $     106,788    $     120,582
Recurring costs amortized to expense.....................................         (86,608)         (45,027)         (20,040)
Credit related to investment gains or losses.............................           6,206               --               --
Offsets to net unrealized investment gains or losses
  included in other comprehensive income (Note 3)........................          39,223             (912)          16,390
                                                                            ---------------  ---------------  ---------------
Change in deferred policy acquisition costs..............................          95,857           60,849          116,932
Deferred policy acquisition costs, beginning of year.....................         433,458          372,609          255,677
                                                                            ---------------  ---------------  ---------------
DEFERRED POLICY ACQUISITION COSTS, END OF YEAR...........................   $     529,315    $     433,458    $     372,609
                                                                            ===============  ===============  ===============

POLICY LIABILITIES AND ACCRUALS

Future policy benefits are liabilities for life and annuity products. We establish liabilities in amounts adequate to meet the estimated future obligations of policies in force. Future policy benefits for variable universal life, universal life and annuities in the accumulation phase are computed using the deposit method which is the sum of the account balance, unearned revenue liability and liability for minimum policy benefits. Future policy benefits for term and annuities in the payout phase that have significant mortality risk are computed using the net level premium method on the basis of actuarial assumptions at the issue date of these contracts for rates of interest, contract administrative expenses, mortality and surrenders. We establish liabilities for outstanding claims, losses and loss adjustment expenses based on individual case estimates for reported losses and estimates of unreported losses based on past experience.

Policyholder liabilities are primarily for universal life products and include deposits received from customers and investment earnings on their fund balances which range from 3.00% to 5.25% as of December 31, 2005, less administrative and mortality charges.

Certain of our annuity products contain guaranteed minimum death benefits. The guaranteed minimum death benefit feature provides annuity contract holders with a guarantee that the benefit received at death will be no less than a prescribed amount. This minimum amount is based on the net deposits paid into the contract, the net deposits accumulated at a specified rate, the highest historical account value on a contract anniversary, or more typically, the greatest of these values. As of December 31, 2005 and 2004, the difference between the guaranteed minimum death benefit and the current account value (net amount at risk) for all existing contracts was $74.9 million and $114.9 million, respectively, for which we had established reserves, net of reinsurance recoverables, of $9.8 million and $7.8 million, respectively.

POLICYHOLDER DEPOSIT FUNDS

Policyholder deposit funds consist of annuity deposits received from customers and investment earnings on their fund balances, which range from 3.0% to 10.0%, less administrative charges.

FAIR VALUE OF INVESTMENT CONTRACTS

We determine the fair value of deferred annuities with an interest guarantee of one year or less at the amount of the policy reserve. In determining the fair value of deferred annuities with interest guarantees greater than one year, we use a discount rate equal to the appropriate U.S. Treasury rate plus 150 basis points to determine the present value of the projected account value of the policy at the end of the current guarantee period.


3.   INVESTING ACTIVITIES

DEBT AND EQUITY SECURITIES

We classify our debt and equity securities as available-for-sale and report them in our balance sheet at fair value. Fair value is based on quoted market price, where available. When quoted market prices are not available, we estimate fair value by discounting debt security cash flows to reflect interest rates currently being offered on similar terms to borrowers of similar credit quality (private placement debt securities), by quoted market prices of comparable instruments (untraded public debt securities) and by independent pricing sources or internally developed pricing models (equity securities).

FAIR VALUE AND COST OF DEBT SECURITIES:                                           AS OF DECEMBER 31,
($ in thousands)                                           ------------------------------------------------------------------
                                                                         2005                              2004
                                                           --------------------------------  --------------------------------
                                                             FAIR VALUE          COST          FAIR VALUE          COST
                                                           ---------------  ---------------  ---------------  ---------------

U.S. government and agency...............................  $    124,552     $    125,673     $     65,485     $     64,850
State and political subdivision..........................        28,585           28,934           45,028           44,717
Foreign government.......................................        73,412           69,275           73,572           69,137
Corporate................................................     1,490,696        1,510,681        1,674,157        1,657,987
Mortgage-backed..........................................       648,124          649,346          665,778          652,781
Other asset-backed.......................................       424,122          425,634          551,359          551,368
                                                           ---------------  ---------------  ---------------  ---------------
DEBT SECURITIES..........................................  $  2,789,491     $  2,809,543     $  3,075,379     $  3,040,840
                                                           ===============  ===============  ===============  ===============

For mortgage-backed and other asset-backed debt securities, we recognize income using a constant effective yield based on anticipated prepayments and the estimated economic lives of the securities. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and any resulting adjustment is included in net investment income. For certain asset-backed securities, changes in estimated yield are recorded on a prospective basis and specific valuation methods are applied to these securities to determine if there has been an other-than-temporary decline in value.

We owned no non-income producing debt securities as of December 31, 2005 or 2004.

FAIR VALUE AND COST OF EQUITY SECURITIES:                                         AS OF DECEMBER 31,
($ in thousands)                                           ------------------------------------------------------------------
                                                                         2005                              2004
                                                           --------------------------------  --------------------------------
                                                             FAIR VALUE          COST          FAIR VALUE          COST
                                                           ---------------  ---------------  ---------------  ---------------

Mutual fund seed investments.............................  $         --     $         --     $         63     $         39
Other equity securities..................................            --               --              198              227
                                                           ---------------  ---------------  ---------------  ---------------
EQUITY SECURITIES........................................  $         --     $         --     $        261     $        266
                                                           ===============  ===============  ===============  ===============


GROSS AND NET UNREALIZED GAINS (LOSSES) FROM                                      AS OF DECEMBER 31,
DEBT AND EQUITY SECURITIES:                                ------------------------------------------------------------------
($ in thousands)                                                         2005                              2004
                                                           --------------------------------  --------------------------------
                                                                GAINS            LOSSES           GAINS           LOSSES
                                                           ---------------  ---------------  ---------------  ---------------

U.S. government and agency...............................  $         369    $      (1,490)   $         878    $        (243)
State and political subdivision..........................            239             (588)             721             (410)
Foreign government.......................................          4,539             (402)           4,565             (130)
Corporate................................................         10,796          (30,781)          30,610          (14,440)
Mortgage-backed..........................................          6,141           (7,363)          14,805           (1,808)
Other asset-backed.......................................          2,052           (3,564)           4,660           (4,669)
                                                           ---------------  ---------------   --------------  ---------------
Debt securities gains and losses.........................  $      24,136    $     (44,188)   $      56,239    $     (21,700)
                                                           ===============  ===============  ===============  ===============
Equity securities gains and losses.......................  $          --    $          --    $          24    $         (29)
                                                           ===============  ===============  ===============  ===============
DEBT AND EQUITY SECURITIES NET GAINS (LOSSES)............  $     (20,052)                    $      34,534
                                                           ===============                   ===============


AGING OF TEMPORARILY IMPAIRED GENERAL                                   AS OF DECEMBER 31, 2005
ACCOUNT DEBT AND EQUITY SECURITIES:         ---------------------------------------------------------------------------------
($ in thousands)                                 LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS              TOTAL
                                            --------------------------- -------------------------- --------------------------
                                                FAIR        UNREALIZED     FAIR        UNREALIZED     FAIR        UNREALIZED
                                                VALUE        LOSSES        VALUE        LOSSES        VALUE        LOSSES
                                            ------------- ------------- ------------ ------------- ------------ -------------
DEBT SECURITIES
U.S. government and agency................  $     62,372  $      (714)  $    33,369  $      (776)  $    95,741  $    (1,490)
State and political subdivision...........         7,854          (15)       16,067         (573)       23,921         (588)
Foreign government........................        14,877         (269)        4,834         (133)       19,711         (402)
Corporate.................................       651,536      (18,520)      340,112      (12,261)      991,648      (30,781)
Mortgage-backed...........................       245,240       (3,751)      165,412       (3,612)      410,652       (7,363)
Other asset-backed........................       140,801       (1,797)      101,004       (1,767)      241,805       (3,564)
                                            ------------- ------------- ------------ ------------- ------------ -------------
DEBT SECURITIES...........................  $  1,122,680  $   (25,066)  $   660,798  $   (19,122)  $ 1,783,478  $   (44,188)
COMMON STOCK..............................            --           --            --           --            --           --
                                            ------------- ------------- ------------ ------------- ------------ -------------
TOTAL TEMPORARILY IMPAIRED SECURITIES.....  $  1,122,680  $   (25,066)  $   660,798  $   (19,122)  $ 1,783,478  $   (44,188)
                                            ============= ============= ============ ============= ============ =============

BELOW INVESTMENT GRADE....................  $     72,000  $    (2,888)  $    40,186  $    (2,667)  $   112,186  $    (5,555)
                                            ============= ============= ============ ============= ============ =============
BELOW INVESTMENT GRADE AFTER OFFSETS
  FOR DEFERRED ACQUISITION COST
  ADJUSTMENT AND TAXES....................                $      (469)               $      (305)               $      (774)
                                                          =============              =============              =============

All of these securities are considered to be temporarily impaired at December 31, 2005 as each of these securities has performed, and is expected to continue to perform, in accordance with their original contractual terms.


AGING OF TEMPORARILY IMPAIRED GENERAL                                   AS OF DECEMBER 31, 2004
ACCOUNT DEBT AND EQUITY SECURITIES:         ---------------------------------------------------------------------------------
($ amounts in thousands)                         LESS THAN 12 MONTHS       GREATER THAN 12 MONTHS              TOTAL
                                            --------------------------- -------------------------- --------------------------
                                                FAIR       UNREALIZED      FAIR        UNREALIZED     FAIR        UNREALIZED
                                                VALUE        LOSSES        VALUE        LOSSES        VALUE        LOSSES
                                            ------------- ------------- ------------ ------------- ------------ -------------
DEBT SECURITIES
U.S. government and agency................  $     29,470  $      (243)  $        --  $        --   $    29,470  $      (243)
State and political subdivision...........        12,280         (227)        4,151         (183)       16,431         (410)
Foreign government........................            --           --         4,833         (130)        4,833         (130)
Corporate.................................       484,913      (11,468)       76,796       (2,972)      561,709      (14,440)
Mortgage-backed...........................       242,502       (1,689)       18,780         (119)      261,282       (1,808)
Other asset-backed........................       259,871       (2,355)        9,853       (2,314)      269,724       (4,669)
                                            ------------- ------------- ------------ ------------- ------------ -------------
DEBT SECURITIES...........................  $  1,029,036  $   (15,982)  $   114,413  $    (5,718)  $ 1,143,449  $   (21,700)
COMMON STOCK..............................            --           --            --          (29)           --          (29)
                                            ------------- ------------- ------------ ------------- ------------ -------------
TOTAL TEMPORARILY IMPAIRED SECURITIES.....  $  1,029,036  $   (15,982)  $   114,413  $    (5,747)  $ 1,143,449  $   (21,729)
                                            ============= ============= ============ ============= ============ =============

BELOW INVESTMENT GRADE....................  $     36,729  $      (953)  $    10,934  $    (2,325)  $    47,663  $    (3,278)
                                            ============= ============= ============ ============= ============ =============
BELOW INVESTMENT GRADE AFTER OFFSETS
  FOR DEFERRED ACQUISITION COST
  ADJUSTMENT AND TAXES....................                $      (355)               $      (455)               $      (810)
                                                          =============              =============              =============

All of these securities are considered to be temporarily impaired at December 31, 2004 as each of these securities has performed, and is expected to continue to perform, in accordance with their original contractual terms.

POLICY LOANS AND OTHER INVESTED ASSETS

Policy loans are carried at their unpaid principal balances and are collateralized by the cash values of the related policies. For purposes of fair value disclosures, for variable rate policy loans, we consider the unpaid loan balance as fair value, as interest rates on these loans are reset annually based on market rates.

Other investments primarily include a partnership interest which we do not control and seed money in separate accounts. The partnership interest is an investment in a hedge fund of funds in which we do not have control or a majority ownership interest. The interest is recorded using the equity method of accounting.

STATUTORY DEPOSITS

Pursuant to certain statutory requirements, as of December 31, 2005 and 2004, we had on deposit securities with a fair value of $8.4 million and $7.3 million, respectively, in insurance department special deposit accounts. We are not permitted to remove the securities from these accounts without approval of the regulatory authority.

NET INVESTMENT INCOME AND NET REALIZED INVESTMENT GAINS (LOSSES)

We recognize realized investment gains and losses on asset dispositions on a first-in first-out basis and when declines in the fair value of debt and equity securities are considered to be other-than-temporary. The cost basis of these written down investments is adjusted to fair value at the date the determination of impairment is made and the new cost basis is not changed for subsequent recoveries in value. Applicable income taxes, which offset realized investment gains and losses, are reported separately as components of net income.

SOURCES OF NET INVESTMENT INCOME:                                                         YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Debt securities..........................................................   $     154,607    $     145,354    $     132,101
Equity securities........................................................               2               44              478
Other investments........................................................             183              178              931
Policy loans.............................................................             479              122              140
Cash and cash equivalents................................................           1,061            1,000            2,679
                                                                            ---------------  ---------------  ---------------
Total investment income..................................................         156,332          146,698          136,329
  Less:  Investment expenses.............................................           1,958            2,836            2,798
                                                                            ---------------  ---------------  ---------------
NET INVESTMENT INCOME....................................................   $     154,374    $     143,862    $     133,531
                                                                            ===============  ===============  ===============


SOURCES OF REALIZED INVESTMENT GAINS (LOSSES):                                            YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004            2003
                                                                            ---------------  ---------------  ---------------
DEBT SECURITY IMPAIRMENTS................................................   $      (2,651)   $          --    $      (8,113)
                                                                            ---------------  ---------------  ---------------
Debt security transaction gains..........................................           1,764            6,015            9,615
Debt security transaction losses.........................................          (9,254)          (3,581)          (2,411)
Equity security transaction gains........................................              26            2,286            3,993
Equity security transaction losses.......................................             (13)              --           (1,354)
Other investment transaction gains (losses)..............................            (441)             402             (960)
Cash equivalent transaction losses.......................................              --               (1)              (2)
                                                                            ---------------  ---------------  ---------------
NET TRANSACTION GAINS (LOSSES)...........................................          (7,918)           5,121            8,881
                                                                            ---------------  ---------------  ---------------
NET REALIZED INVESTMENT GAINS (LOSSES)...................................   $     (10,569)   $       5,121    $         768
                                                                            ===============  ===============  ===============

UNREALIZED INVESTMENT GAINS (LOSSES)

We recognize unrealized investment gains and losses on investments in debt and equity securities that we classify as available-for-sale. These gains and losses are reported as a component of other comprehensive income net of applicable deferred income taxes.

SOURCES OF NET CHANGES IN UNREALIZED INVESTMENT GAINS (LOSSES):                           YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Debt securities..........................................................   $     (54,591)   $     (19,782)   $     (11,311)
Equity securities........................................................               5           (1,953)             695
Other investments........................................................              --             (125)          (1,833)
                                                                            ---------------  ---------------  ---------------
NET CHANGES IN UNREALIZED INVESTMENT GAINS (LOSSES)......................   $     (54,586)   $     (21,860)   $     (12,449)
                                                                            ===============  ===============  ===============

Net unrealized investment losses.........................................   $     (54,586)   $     (21,860)   $     (12,449)
                                                                            ---------------  ---------------  ---------------
Applicable deferred policy acquisition costs (Note 2)....................         (39,223)             912          (16,390)
Applicable deferred income taxes (benefit)...............................          (5,377)          (7,970)           1,380
                                                                            ---------------  ---------------  ---------------
Offsets to net unrealized investment losses..............................         (44,600)          (7,058)         (15,010)
                                                                            ---------------  ---------------  ---------------
NET CHANGES IN UNREALIZED INVESTMENT GAINS (LOSSES) INCLUDED IN
  OTHER COMPREHENSIVE INCOME.............................................   $      (9,986)   $     (14,802)   $       2,561
                                                                            ===============  ===============  ===============

INVESTING CASH FLOWS

Cash and cash equivalents consist of cash and short-term investments with original maturities of 90 days or less.

INVESTMENT PURCHASES, SALES, REPAYMENTS AND MATURITIES:                                 YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Debt security purchases..................................................   $  (1,139,974)   $  (1,505,651)   $  (2,050,231)
Equity security purchases................................................              --              (40)          (8,619)
Other invested asset purchases...........................................          (2,434)            (411)          (9,000)
Policy loan advances, net................................................          (5,685)            (733)            (418)
                                                                            ---------------  ---------------  ---------------
INVESTMENT PURCHASES.....................................................   $  (1,148,093)   $  (1,506,835)   $  (2,068,268)
                                                                            ===============  ===============  ===============

Debt securities sales....................................................   $     873,995    $     886,091    $     484,329
Debt securities maturities and repayments................................         477,568          591,962          817,792
Equity security sales....................................................             279            8,798           36,374
Other invested asset sales...............................................           5,845           16,310               --
                                                                            ---------------  ---------------  ---------------
INVESTMENT SALES, REPAYMENTS AND MATURITIES..............................   $   1,357,687    $   1,503,161    $   1,338,495
                                                                            ===============  ===============  ===============

The maturities of debt securities, by contractual sinking fund payment and maturity are summarized in the following table. Actual maturities may differ from contractual maturities as certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties, and we may have the right to put or sell the obligations back to the issuers.

COST AND FAIR VALUE OF DEBT SECURITIES BY MATURITY:                                                COST         FAIR VALUE
($ in thousands)                                                                                  AS OF           AS OF
                                                                                               DEC 31, 2005    DEC 31, 2005
                                                                                             --------------- ---------------

Due in one year or less...................................................................   $     174,223   $     173,578
Due after one year through five years.....................................................         988,445         975,839
Due after five years through ten years....................................................         541,851         538,591
Due after ten years.......................................................................       1,105,024       1,101,483
                                                                                             --------------- ---------------
TOTAL.....................................................................................   $   2,809,543   $   2,789,491
                                                                                             =============== ===============


4.   SEPARATE ACCOUNT ASSETS AND LIABILITIES

Separate account products are those for which a separate investment and liability account is maintained on behalf of the policyholder. Investment objectives for these separate accounts vary by fund account type, as outlined in the applicable fund prospectus or separate account plan of operations. Our separate account products include variable annuities and variable life insurance contracts.

Separate account assets and liabilities are carried at market value. Deposits, net investment income and realized investment gains and losses for these accounts are excluded from revenues, and the related liability increases are excluded from benefits and expenses. Fees assessed to the contractholders for management services are included in revenues when services are rendered.


5.   INCOME TAXES

We recognize income tax expense or benefit based upon amounts reported in the financial statements and the provisions of currently enacted tax laws. We allocate income taxes to income, other comprehensive income and additional paid-in capital, as applicable.

We recognize current income tax assets and liabilities for estimated income taxes refundable or payable based on the current year's income tax returns. We recognize deferred income tax assets and liabilities for the estimated future income tax effects of temporary differences and carryforwards. Temporary differences are the differences between the financial statement carrying amounts of assets and liabilities and their tax bases. If necessary, we establish valuation allowances to reduce the carrying amount of deferred income tax assets to amounts that are more likely than not to be realized.

In accordance with an income tax sharing agreement with The Phoenix Companies, we compute the provision for federal income taxes as if we were filing a separate federal income tax return, except that benefits arising from income tax credits and net operating losses are allocated to those subsidiaries producing such attributes to the extent they are utilized in The Phoenix Companies' consolidated federal income tax return.

ALLOCATION OF INCOME TAXES:                                                               YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Income tax expense (benefit) attributable to:
  Current................................................................   $     (18,313)   $     (10,162)   $      (7,366)
  Deferred...............................................................          15,512           15,627           15,735
                                                                            ---------------  ---------------  ---------------
NET INCOME (LOSS)........................................................          (2,801)           5,465            8,369
Other comprehensive income (loss)........................................          (5,558)          (8,151)           1,199
                                                                            ---------------  ---------------  ---------------
COMPREHENSIVE INCOME (LOSS)..............................................   $      (8,359)   $      (2,686)   $       9,568
                                                                            ===============  ===============  ===============

INCOME TAXES RECOVERED...................................................   $     (14,288)   $      (3,450)   $     (51,107)
                                                                            ===============  ===============  ===============


RECONCILIATION OF STATUTORY TAX RATE TO EFFECTIVE TAX RATE:                              YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------
Income before income taxes...............................................   $       1,422    $      22,180    $      23,018
                                                                            ---------------  ---------------  ---------------
Income taxes at statutory rate of 35.0%..................................             498            7,763            8,056
Tax (benefit) attributable to tax-advantaged investment income...........          (2,924)          (2,264)             360
Tax interest.............................................................            (378)              --               --
Other, net...............................................................               3              (34)             (47)
                                                                            ---------------  ---------------  ---------------
APPLICABLE INCOME TAXES (BENEFIT)........................................   $      (2,801)   $       5,465    $       8,369
                                                                            ===============  ===============  ===============
Effective income tax (benefit) rates.....................................        (197.0)%            24.6%            36.4%
                                                                            ===============  ===============  ===============


DEFERRED INCOME TAX ASSETS (LIABILITIES) ATTRIBUTABLE TO TEMPORARY DIFFERENCES:                     AS OF DECEMBER 31,
($ in thousands)                                                                             --------------------------------
                                                                                                   2005             2004
                                                                                             ---------------  ---------------
Deferred income tax assets:
Future policyholder benefits..............................................................   $      63,793    $      48,756
Unearned premiums/deferred revenues.......................................................           7,482            5,983
Net operating loss carryover benefits.....................................................           7,970           23,618
Other.....................................................................................           1,137            1,041
                                                                                             ---------------  ---------------
GROSS DEFERRED INCOME TAX ASSETS..........................................................          80,382           79,398
                                                                                             ---------------  ---------------
Deferred tax liabilities:

Deferred policy acquisition costs.........................................................         150,281          133,372
Employee benefits.........................................................................           1,907               --
Investments...............................................................................           1,550            9,428
                                                                                             ---------------  ---------------
GROSS DEFERRED INCOME TAX LIABILITIES.....................................................         153,738          142,800
                                                                                             ---------------  ---------------
DEFERRED INCOME TAX LIABILITY.............................................................   $      73,356    $      63,402
                                                                                             ===============  ===============

We are included in the life/non-life consolidated federal income tax return filed by The Phoenix Companies. Within the consolidated tax return, The Phoenix Companies is required by Internal Revenue Service regulations to segregate the entities into two groups: life insurance companies and non-life insurance companies. There are limitations as to the amount of any operating losses from the non-life group that can be offset against taxable income of the life group. These limitations may affect the amount of any operating loss carryforwards that we have now or in the future.

At December 31, 2005, we had net operating loss carryforwards of $22.8 million for federal income tax purposes, which expire in 2017. We believe that the tax benefits of these losses will be fully realized before their expiration. As a result, no valuation allowance has been recorded against the deferred income tax asset resulting from the net operating losses.

We have determined, based on our earnings and projected future taxable income, that it is more likely than not that deferred income tax assets at December 31, 2005 and 2004 will be realized.

As of December 31, 2005, we had current taxes payable of $819 thousand.


6.   RELATED PARTY TRANSACTIONS

The amounts included in the following discussion are gross expenses, before deferrals for policy acquisition costs.

Phoenix Life provides services and facilities to us and is reimbursed through a cost allocation process. The expenses allocated to us were $108,701 thousand, $82,050 thousand and $86,499 thousand for the years ended December 31, 2005, 2004 and 2003, respectively. Amounts payable to Phoenix Life were $40,838 thousand and $5,432 thousand as of December 31, 2005 and 2004, respectively.

We provide premium processing services for Phoenix Life, wherein we receive premium payments on Phoenix Life annuity contracts, and forward those payments to Phoenix Life. In connection with this service, at December 31, 2005 and 2004, we had premiums due to Phoenix Life of $16,468 thousand and $62 thousand, respectively. We do not charge any fees for this service.

We also provide premium processing services for Phoenix Life and Annuity, a wholly-owned indirect subsidiary of Phoenix Life, wherein we receive premium payments on certain Phoenix Life and Annuity contracts, and forward those payments to Phoenix Life and Annuity. In connection with this service, at December 31, 2005 and 2004, we had amounts due to Phoenix Life and Annuity of $1,235 thousand and $374 thousand, respectively. We do not charge any fees for this service.

Phoenix Life provides payment processing services to us for life insurance policies. In connection with this service, at December 31, 2005 and 2004, we had policy-related receivables of $31,119 thousand and $1,559 thousand, respectively. Phoenix Life does not charge us for these services.

Phoenix Investment Partners Ltd., an indirect wholly-owned subsidiary of The Phoenix Companies, through its affiliated registered investment advisors, provides investment advisory services to us for a fee. Investment advisory fees incurred by us for management of general account assets under this arrangement were $2,993 thousand, $2,810 thousand and $2,798 thousand for the years ended December 31, 2005, 2004 and 2003, respectively. Amounts payable to the affiliated investment advisors were $0 thousand and $67 thousand, as of December 31, 2005 and 2004, respectively. Variable product separate account fees were $697 thousand, $1,120 thousand and $1,661 thousand for 2005, 2004 and 2003, respectively.

Phoenix Equity Planning Corporation (PEPCO), a wholly-owned subsidiary of Phoenix Investment Partners Ltd., is the principal underwriter of our annuity contracts. Until May 31, 2004, contracts could be purchased through registered representatives of our former affiliate, W.S. Griffith Securities, Inc. (Griffith). Other outside broker-dealers are licensed to sell our annuity contracts as well. We incurred commissions for contracts underwritten by PEPCO of $35,422 thousand, $39,491 thousand and $36,247 thousand for the years ended December 31, 2005, 2004 and 2003, respectively. Amounts payable to PEPCO were $1,981 thousand and $2,735 thousand as of December 31, 2005 and 2004, respectively.

Phoenix Life pays commissions to producers who sell our non-registered life and annuity products. Commissions paid by Phoenix Life on our behalf were $54,927 thousand, $28,962 thousand and $33,795 thousand for the years ended December 31, 2005, 2004 and 2003, respectively. Amounts receivable from Phoenix Life were $11,108 thousand and $3,119 thousand as of December 31, 2005 and 2004, respectively.

Until May 31, 2004, Griffith, formerly an indirect wholly-owned subsidiary of The Phoenix Companies, sold certain of our non-participating life insurance products through its insurance agents. Concessions paid by us for products sold through Griffith were $96 thousand for the five months ended May 31, 2004 and $429 thousand for the year ended December 31, 2003.

Effective May 31, 2004, The Phoenix Companies sold Griffith to an unrelated third party.

7.   EMPLOYEE BENEFIT PLANS AND EMPLOYMENT AGREEMENTS

The Phoenix Companies has a non-contributory, defined benefit pension plan covering substantially all of its employees and those of its subsidiaries. Retirement benefits are a function of both years of service and level of compensation. The Phoenix Companies also sponsors a non-qualified supplemental defined benefit plan to provide benefits in excess of amounts allowed pursuant to the Internal Revenue Code. The Phoenix Companies' funding policy is to contribute annually an amount equal to at least the minimum required contribution in accordance with minimum funding standards established by the Employee Retirement Income Security Act of 1974 (ERISA). Contributions are intended to provide for benefits attributable not only to service to date, but to service expected to be conferred in the future.

The Phoenix Companies sponsors pension and savings plans for its employees, and employees and agents of its subsidiaries. The qualified plans comply with requirements established by ERISA and excess benefit plans provide for that portion of pension obligations, which is in excess of amounts permitted by ERISA. The Phoenix Companies also provides certain health care and life insurance benefits for active and retired employees. We incur applicable employee benefit expenses through the process of cost allocation by The Phoenix Companies.

In addition to its pension plans, The Phoenix Companies currently provides certain health care and life insurance benefits to retired employees, spouses and other eligible dependents through various plans which it sponsors. A substantial portion of The Phoenix Companies' affiliate employees may become eligible for these benefits upon retirement. The health care plans have varying co-payments and deductibles, depending on the plan. These plans are unfunded.

Applicable information regarding the actuarial present value of vested and non-vested accumulated plan benefits, and the net assets of the plans available for benefits is omitted, as the information is not separately calculated for our participation in the plans. The Phoenix Companies, the plan sponsor, established an accrued liability and amounts attributable to us have been allocated. The amount of such allocated benefits is not significant to the financial statements.


8.   OTHER COMPREHENSIVE INCOME

We record unrealized gains and losses on available-for-sale securities and effective portions of the gains or losses on derivative instruments designated as cash flow hedges in accumulated other comprehensive income. Unrealized gains and losses on available-for-sale securities are recorded in other comprehensive income until the related securities are sold, reclassified or deemed to be impaired. The effective portions of the gains or losses on derivative instruments designated as cash flow hedges are reclassified into earnings in the same period in which the hedged transaction affects earnings. If it is probable that a hedged forecasted transaction will no longer occur, the effective portions of the gains or losses on derivative instruments designated as cash flow hedges are reclassified into earnings immediately.

SOURCES OF OTHER COMPREHENSIVE INCOME:                                  YEAR ENDED DECEMBER 31,
($ in thousands)                             -------------------------------------------------------------------------------
                                                         2005                      2004                      2003
                                             --------------------------- ------------------------- -------------------------
                                                 GROSS         NET         GROSS         NET         GROSS         NET
                                             ------------- ------------- ------------ ------------ ------------ ------------

Unrealized gains (losses) on
  investments..............................  $    (64,713) $    (16,569) $   (17,140) $   (11,734) $    (2,606) $     8,959
Net realized investment losses on
  available-for-sale securities included
  in net income............................        10,127         6,583       (4,720)      (3,068)      (9,843)      (6,398)
                                             ------------- ------------- ------------ ------------ ------------ ------------
Net unrealized investment gains (losses)...       (54,586)       (9,986)     (21,860)     (14,802)     (12,449)       2,561
Net unrealized derivative instruments
  losses...................................          (516)         (335)        (517)        (336)        (516)        (335)
                                             ------------- ------------- ------------ ------------ ------------ ------------
Other comprehensive income (loss)..........       (55,102) $    (10,321)     (22,377) $   (15,138)     (12,965) $     2,226
                                             ------------- ============= ------------ ============ ------------ ============
Applicable deferred policy acquisition
  cost amortization........................       (39,223)                       912                   (16,390)
Applicable deferred income taxes
  (benefit)................................        (5,558)                    (8,151)                    1,199
                                             -------------               ------------              ------------
Offsets to other comprehensive income......       (44,781)                    (7,239)                  (15,191)
                                             -------------               ------------              ------------
OTHER COMPREHENSIVE INCOME (LOSS)..........  $    (10,321)               $   (15,138)              $     2,226
                                             ==============              ============              =============


COMPONENTS OF ACCUMULATED                                                           AS OF DECEMBER 31,
OTHER COMPREHENSIVE INCOME:                                ------------------------------------------------------------------
($ in thousands)                                                         2005                              2004
                                                           --------------------------------  --------------------------------
                                                                GROSS             NET             GROSS             NET
                                                           ---------------  ---------------  ---------------  ---------------

Unrealized gains (losses) on investments.................  $     (17,550)   $      (1,412)   $      37,036    $       8,573
Unrealized gains on derivative instruments...............          1,241              807            1,757            1,143
                                                           ---------------  ---------------  ---------------  ---------------
Accumulated other comprehensive income...................        (16,309)   $        (605)          38,793    $       9,716
                                                           ---------------  ===============  ---------------  ===============
Applicable deferred policy acquisition costs.............        (15,378)                           23,845
Applicable deferred income taxes.........................           (326)                            5,232
                                                           ---------------                   ---------------
Offsets to other comprehensive income....................        (15,704)                           29,077
                                                           ---------------                   ---------------
ACCUMULATED OTHER COMPREHENSIVE INCOME...................  $        (605)                    $       9,716
                                                           ===============                   ===============


9.   FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE INSTRUMENTS

FAIR VALUE OF FINANCIAL INSTRUMENTS

CARRYING AMOUNTS AND ESTIMATED FAIR VALUES                                        AS OF DECEMBER 31,
OF FINANCIAL INSTRUMENTS:                                  ------------------------------------------------------------------
($ in thousands)                                                         2005                               2004
                                                           --------------------------------  --------------------------------
                                                             CARRYING           FAIR           CARRYING           FAIR
                                                               VALUE            VALUE            VALUE            VALUE
                                                           ---------------  ---------------  ---------------  ---------------

Cash and cash equivalents................................  $      25,818    $      25,818    $      39,598    $      39,598
Debt securities..........................................      2,789,491        2,789,491        3,075,379        3,075,379
Equity securities........................................             --               --              261              261
Policy loans.............................................          8,171            8,171            2,486            2,486
                                                           ---------------  ---------------  ---------------  ---------------
FINANCIAL ASSETS.........................................  $   2,823,480    $   2,823,480    $   3,117,724    $   3,117,724
                                                           ===============  ===============  ===============  ===============

Investment contracts.....................................  $   2,256,129    $   2,250,695    $   2,627,920    $   2,644,127
                                                           ---------------  ---------------  ---------------  ---------------
FINANCIAL LIABILITIES....................................  $   2,256,129    $   2,250,695    $   2,627,501    $   2,643,708
                                                           ===============  ===============  ===============  ===============

DERIVATIVE INSTRUMENTS

We maintain an overall interest rate risk-management strategy that primarily incorporates the use of interest rate swaps as hedges of our exposure to changes in interest rates. Our exposure to changes in interest rates primarily results from our commitments to fund interest-sensitive insurance liabilities, as well as from our significant holdings of fixed rate financial instruments.

All derivative instruments are recognized on the balance sheet at fair value. Generally, each derivative is designated according to the associated exposure as either a fair value or cash flow hedge at its inception as we do not enter into derivative contracts for trading or speculative purposes.

Cash flow hedges are generally accounted for under the shortcut method with changes in the fair value of related interest rate swaps recorded on the balance sheet with an offsetting amount recorded in accumulated other comprehensive income. The effective portion of changes in fair values of derivatives hedging the variability of cash flows related to forecasted transactions are reported in accumulated other comprehensive income and reclassified into earnings in the periods during which earnings are affected by the variability of the cash flows of the hedged item.

We recognized an after-tax loss of $0.3 million, $0.3 million and $0.3 million for the years ended December 31, 2005, 2004 and 2003 (reported as other comprehensive income in Statement of Income, Comprehensive Income and Changes in Stockholder's Equity), which represented the change in fair value of interest rate forward swaps which have been designated as cash flow hedges of the forecasted purchase of assets. For changes in the fair value of derivatives that are designated as cash flow hedges of a forecasted transaction, we recognize the change in fair value of the derivative in other comprehensive income. Amounts related to cash flow hedges that are accumulated in other comprehensive income are reclassified into earnings in the same period or periods during which the hedged forecasted transaction (the acquired asset) affects earnings. For the years 2005, 2004 and 2003, we reclassified after-tax gains of $0.3 million, $0.3 million and $0.3 million, respectively, into earnings related to these same derivatives.

We held no positions in derivative instruments at December 31, 2005 and 2004.


10.  STATUTORY FINANCIAL INFORMATION AND REGULATORY MATTERS

We are required to file annual statements with state regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities. There were no material practices not prescribed by the State of Connecticut Insurance Department as of December 31, 2005, 2004 and 2003. Statutory surplus differs from equity reported in accordance with GAAP primarily because policy acquisition costs are expensed when incurred, investment reserves are based on different assumptions, life insurance reserves are based on different assumptions and income taxes are recorded in accordance with the Statement of Statutory Accounting Principles No. 10, "Income Taxes", which limits deferred tax assets based on admissibility tests.

STATUTORY FINANCIAL DATA:                                                        AS OF OR FOR THE YEAR ENDED DECEMBER 31,
($ in thousands)                                                            -------------------------------------------------
                                                                                  2005             2004             2003
                                                                            ---------------  ---------------  ---------------

Statutory capital and surplus............................................   $     264,825    $     245,831    $     240,750
Asset valuation reserve..................................................           5,575            7,370            1,249
                                                                            ---------------  ---------------  ---------------
STATUTORY CAPITAL, SURPLUS AND ASSET VALUATION RESERVE...................   $     270,400    $     253,201    $     241,999
                                                                            ===============  ===============  ===============
STATUTORY GAIN (LOSS) FROM OPERATIONS....................................   $      12,251    $      (2,574)   $     (37,237)
                                                                            ===============  ===============  ===============
STATUTORY NET INCOME (LOSS)..............................................   $      12,749    $      (3,254)   $     (37,387)
                                                                            ===============  ===============  ===============

The Connecticut Insurance Holding Company Act limits the maximum amount of annual dividends and other distributions in any 12-month period to stockholders of Connecticut domiciled insurance companies without prior approval of the Insurance Commissioner. Under current law, we cannot make any dividend distribution during 2006 without prior approval.


11.  CONTINGENT LIABILITIES

We are regularly involved in litigation, both as a defendant and as a plaintiff. The litigation naming us as a defendant ordinarily involves our activities as an insurer, investor or taxpayer. Several current proceedings are discussed below. In addition, state regulatory bodies, the Securities and Exchange Commission, or SEC, the National Association of Securities Dealers, Inc., or NASD, and other regulatory bodies regularly make inquiries of us and, from time to time, conduct examinations or investigations concerning our compliance with, among other things, insurance laws and securities laws.

For example, during 2003 and 2004, the SEC conducted examinations of certain Company variable products and certain affiliated investment advisors and mutual funds. In 2004, the NASD also commenced examinations of two affiliated broker-dealers; the examinations were closed in April 2005 and November 2004, respectively. In February 2005, the NASD notified an affiliate of the Company that it was asserting violations of trade reporting rules by the affiliate of the Company. The affiliated company responded to the NASD allegations in May 2005 but has not received any further inquiries to date.

Federal and state regulatory authorities from time to time make inquiries and conduct examinations regarding compliance by the Company with securities and other laws and regulations affecting its registered products. The Company endeavors to respond to such inquiries in an appropriate way and to take corrective action if warranted. Recently, there has been a significant increase in federal and state regulatory activity relating to financial services companies, with a number of recent regulatory inquiries focusing on late-trading, market timing and valuation issues. Our products entitle us to impose restrictions on transfers between separate account sub-accounts associated with our variable products.

In 2004 and 2005, the Boston District Office of the SEC conducted a compliance examination of certain of the Company's affiliates that are registered under the Investment Company Act of 1940 or the Investment Advisers Act of 1940. Following the examination, the staff of the Boston District Office issued a deficiency letter primarily focused on perceived weaknesses in procedures for monitoring trading to prevent market timing activity. The staff requested the Company to conduct an analysis as to whether shareholders, policyholders and contract holders who invested in the funds that may have been affected by undetected market timing activity had suffered harm and to advise the staff whether the Company believes reimbursement is necessary or appropriate under the circumstances. A third party was retained to assist the Company in preparing the analysis. Based on the analysis, the Company advised the SEC that it does not believe that reimbursement is appropriate.

Over the past two years, a number of companies have announced settlements of enforcement actions with various regulatory agencies, primarily the SEC and the New York Attorney General's Office. While no such action has been initiated against us, it is possible that one or more regulatory agencies may pursue this type of action against us in the future.

Financial services companies have also been the subject of broad industry inquiries by state regulators and attorneys general which do not appear to be company-specific. In this regard, in 2004, we received a subpoena from the Connecticut Attorney General's office requesting information regarding certain distribution practices since 1998. Over 40 companies received such a subpoena. We are cooperating fully and have had no further inquiry since filing our response.

These types of regulatory actions may be difficult to assess or quantify, may seek recovery of indeterminate amounts, including punitive and treble damages, and the nature and magnitude of their outcomes may remain unknown for substantial periods of time. While it is not feasible to predict or determine the ultimate outcome of all pending investigations and legal proceedings or to provide reasonable ranges of potential losses, we believe that their outcomes are not likely, either individually or in the aggregate, to have a material adverse effect on our financial condition, or consideration of available insurance and reinsurance and the provision made in our financial statements. However, given the large or indeterminate amounts sought in certain of these matters and litigation's inherent unpredictability, it is possible that an adverse outcome in certain matters could, from time to time, have a material adverse effect on our results of operation or cash flows.


12.  OTHER COMMITMENTS

During the normal course of business, we enter into agreements to purchase private placement investments. As of December 31, 2005, we had committed $14,591 thousand under such investments, all of which is expected to be disbursed by December 31, 2006.

                                     PART II
                    INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
          Securities and Exchange Commission Registration Fee            $21,400
          Estimated Printing and Filing Costs                            $12,000
          Estimated Accounting Fees                                       $4,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
              Section 33-779 of the Connecticut General Statutes states that: "a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive."

              Article VI. Section 6.01. of the Bylaws of the Registrant (as amended and restated effective May 16, 2002) provide that: "Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise."

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES
          Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a) 1. Underwriting Agreement - Incorporated by reference to Registrant's Filing on Form S-1, File No. 333-55240 filed via Edgar on February 8, 2001.

                2.  Not applicable.

                3.  (i)  Articles of Incorporation - Incorporated by reference to Registrant's Filing on Form S-1, File No. 333-55240 filed via Edgar on February 8, 2001.

                    (ii) Bylaws of PHL Variable Insurance Company, effective
                         May 16, 2002 is incorporated by reference to Registrants Filing S-1 File No. 333-87218 filed via Edgar on May 1, 2004.

                4.  (i)  Single Premium Deferred Equity Indexed Modified
                         Annuity contract (generic version) is incorporated by reference to Registrant's Filing on Form S-1, File No. 333-132399 filed via Edgar on March 14, 2006.

                    (ii) Group Single Premium Deferred Equity Indexed Modified
                         Annuity Certificate is incorporated by reference to Registrants Pre-effective Amendment No. 1, File No. 333-132399 filed via Edgar on April 7, 2006.

                5.  Opinion regarding legality - Refer to exhibit 23(b).

                6.  Not applicable.

                7.  Not applicable.

                8.  Opinion regarding tax matters - Refer to exhibit 23(c).

                9.  Not applicable.

                10. Not applicable.

                11. Not applicable.

                12. Not applicable.

                13. Not applicable.

                14. Not applicable.

                15. Not applicable.

                16. Not applicable.

                17. Not applicable.

                18. Not applicable.

                19. No applicable.

                20. Not applicable.

                21. The Registrant has no subsidiaries.

                22. Not Applicable
                23. (a)  Consent of PricewaterhouseCoopers LLP, is filed herein.
                    (b) Opinion and Consent of Kathleen A. McGah, Esq., is filed herein.
                    (c) Consent of Brian Giantonio, Esq. is incorporated by reference to Registrants Pre-effective Amendment No. 1, File No. 333-132399 filed via Edgar on April 7, 2006.

                24. Powers of attorney- Incorporated herein by reference to
                    Registrant's Filing on Form S-1, File No. 333-132399 filed via Edgar on March 14, 2006.

                25. Not applicable.

                26. Not applicable.

          (b) Certain schedules are inapplicable and therefore have been omitted. Applicable schedules are shown in the related financial statement filed herein.

ITEM 17.  UNDERTAKINGS

          The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

          1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.  Not applicable.

          5.  Not applicable.

          6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

              iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

              iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          The undersigned registrant hereby undertakes pursuant to Item 512(h) of Regulation S-K:


          Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


          The undersigned registrant hereby undertakes the following:

          In the event that the registrant eliminates any two of the three Indexed Accounts described in the prospectus (the "Prospectus") included in this Pre-Effective Amendment No. 4 to the registration statement, upon the elimination of the second such Indexed Account (or, if both Indexed Accounts are eliminated simultaneously, upon the elimination of both such Indexed Accounts) the registrant will send a notice to all contractowners by first class U.S. mail (or other legally permissible means for delivering a required notice) alerting such contractowners to the fact that two of the three Indexed Accounts described in the Prospectus have been eliminated and reminding the contractowners that if they surrender their contract within the 45-day period following the date the notice was mailed (or otherwise sent) to contractowners, any surrender charge or negative market value adjustment that would otherwise be applicable will not be imposed. The notice will explain how contractowners may go about surrendering their contract and will provide a toll-free number contractowners may call to obtain additional information.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 7th day of February, 2007.


                                  PHL VARIABLE INSURANCE COMPANY

                                  By:  _____________________________________
                                       *Philip K. Polkinghorn
                                       President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                                 TITLE
       ---------                                 -----


------------------------------      Director, Executive Vice President and Chief
*Michael E. Haylon                  Financial Officer

------------------------------      Director and President
*Philip K. Polkinghorn

------------------------------      Director, Executive Vice President and Chief
*James D. Wehr                      Investment Officer

By:/s/ Kathleen A. McGah
   ---------------------
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.






                                      S-1